Filed pursuant to Rule 424(b)(5)

Registration No. 333-292111

PROSPECTUS SUPPLEMENT

(To prospectus dated January 26, 2026)

6,999,996 Ordinary Shares and

Up to 83,999,952 Ordinary Shares Underlying the Warrants

(which contains a zero exercise price option)

Meiwu Technology Company Limited

Meiwu Technology Company Limited (“we,” “our,” “us,” “Meiwu,” or “Company”) is offering on a best-efforts basis up to 6,999,996 ordinary shares, no par value each (the “Ordinary Shares”) and 6,999,996 accompanying warrants to purchase Ordinary Shares (each a “Warrant”, and, collectively, the “Warrants”; the Ordinary Shares underlying the Warrants, the “Warrant Shares”), at the public offering price of $2.00 per share (the “Offering”).

The Warrants will be immediately exercisable and will expire on the one-year anniversary of the original issuance date. Each Warrant will have an initial exercise price per share of $2.00. Warrant holders may, at any time and in its sole discretion, exercise its Warrants in whole or in part by means of a “zero exercise price” option in which the holder is entitled to receive a number of Ordinary Shares equal to the product of (a) the aggregate number of Warrant Shares that would be issuable upon exercise of the Warrant in accordance with the terms of the Warrant if such exercise were by means of a cash exercise rather than a cashless exercise; and (b) the quotient obtained by dividing (i) the exercise price of the Warrants minus the lowest VWAP (as defined below) of the Ordinary Shares over the 10 trading days immediately prior to the exercise date (such VWAP, the “Low Price”) by (ii) 33.3% of the Low Price. This “zero price exercise” shall only be available at a time when the Low Price is lower than the then applicable exercise price. At no time shall the Low Price be lower than $0.40 (the “Floor Price”), subject to adjustment for reverse and forward share splits, recapitalizations and similar transactions. As a result of this feature, we do not expect to receive any cash proceeds from the exercise of the Warrants because it is highly unlikely that a Warrant holder will elect to pay an exercise price in cash to receive Ordinary Shares when they could elect the “zero exercise price” option in these circumstances to receive more Ordinary Shares than they would receive if they did pay an exercise price. As an example, if the holder elects the zero exercise price option, the Warrant Shares could increase to up to 83,999,952 Ordinary Shares, if the Low Price for the Ordinary Shares decreases to and equals the Floor Price at the time of such election. As such, Warrants holders may elect to exercise the “zero exercise price” option to receive 83,999,952 Ordinary Shares  upon the exercise of the Warrants, assuming the Low Price equals the Floor Price of $0.40.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Ordinary Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on the Trading Market on which the Ordinary Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Ordinary Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Ordinary Shares are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Ordinary Share so reported, or (d) in all other cases, the fair market value of one Ordinary Share as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

We are also registering all of the Ordinary Shares issuable from time to time upon full exercise of the Warrants offered hereby.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “WNW.” On March 16, 2026, the last reported sale price of our Ordinary Shares on the Nasdaq Capital Market was $1.92 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.

The aggregate market value of our issued and outstanding Ordinary Shares, no par value, held by non-affiliates, or public float, as of January 23, 2026, was approximately $77,061,248.64, which was calculated based on 40,136,067 Ordinary Shares held by non-affiliates and the closing price of $1.92 of our Ordinary Shares as of March 16, 2026. Therefore, as of the date of this prospectus supplement, we are not subject to the limitations as set forth in General Instruction I.B.5 of Form F-3.

We have retained Univest Securities, LLC to act as our exclusive placement agent in connection with this offering to use its “reasonable best efforts” to solicit offers to purchase our securities. The placement agent is not purchasing or selling any of our securities offered pursuant to this prospectus supplement or the accompanying prospectus. See “Plan of Distribution” beginning on page S-42 of this prospectus supplement for more information regarding these arrangements.

Given the relative lack of liquidity in our stock, sales of the Ordinary Shares and Warrants under the registration statement of which this prospectus supplement and the accompanying prospectus are a part could result in a significant decline in the market price of our securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page S-21 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and base prospectus, any related free writing prospectus and other future filings we make with the U.S. Securities and Exchange Commission that are incorporated by reference into this prospectus supplement, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

We are an offshore holding company incorporated in the British Virgin Islands and not a Chinese operating company. As a holding company with no material operations, we currently conduct our business through our subsidiaries in China. Investors of our Ordinary Shares are not acquiring equity interest in any operating company but instead are acquiring interest in a British Virgin Islands holding company. This holding company structure involves unique risks to investors. As a holding company, we may rely on dividends from its subsidiaries for cash requirements, including any payment of dividends to its shareholders. The ability of our subsidiaries to pay dividends or make distributions to us may be restricted by laws and regulations applicable to them or the debt they incur on their own behalf or the instruments governing their debt. In addition, PRC regulatory authorities could disallow this holding company structure and limit or hinder our ability to conduct our business through, receive dividends or distributions from, or transfer funds to, the operating companies or list on a U.S. or other foreign exchange, which could cause the value of our securities to significantly decline or become worthless. Disallowance of this holding company structure would likely result in a material change to our operations.

As of the date of this prospectus supplement, we do not have any variable interest entity (“VIE”) in our corporate structure. Prior to December 24, 2024, we conducted our business in China by (i) the former VIE, Meiwu Shenzhen, and (ii) the former VIE’s subsidiaries, Jiayuan Liquor, Wunong Shaanxi, Heme Shenzhen, Wude Shanghai and Meiwu Catering. Neither we nor our subsidiaries owned any equity interests in the VIE. You are holding equity interests in the BVI company, not our subsidiaries in China. WFOE, the VIE and the shareholders of the VIE entered into a series of contractual arrangements, also known as the “VIE Agreements”, pursuant to which we are able to consolidate the financial results of the VIE in our consolidated financial statements because we are deemed as the primary beneficial of the VIE under generally accepted accounting principles in the U.S. (“U.S. GAAP”).

On December 10, 2024, we effected a restructuring and terminated the VIE corporate structure. The termination was due to the continued loss incurred by the business and operations of the VIE and its subsidiaries, and in connection with our business transition to focus on the functional skincare business. Following the restructuring in December 2024, the contractual arrangement of the VIE structure was terminated and currently we do not have any VIE in China.

Risks Related to Doing Business in China

We face various legal and operational risks and uncertainties relating to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, the PRC government has issued statements and regulatory actions relating to areas such as regulatory approvals on overseas offerings and listings by, and foreign investment in, China-based issuers, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy. It remains uncertain how PRC government authorities will regulate overseas listings and offerings in general and whether we can fully comply with applicable regulatory requirements, including completing filings with the China Securities Regulatory Commission, or the CSRC, and whether we are required to complete other filings or obtain any specific regulatory approvals from the CSRC, the Cyberspace Administration of China, or the CAC, or any other PRC government authorities for our overseas offerings and listings, as applicable. In addition, if future regulatory developments mandate clearance of cybersecurity review or other specific actions to be completed by China-based companies listed on foreign stock exchanges, such as us, we face uncertainties as to whether such clearance can be timely obtained, or at all. These risks may impact our ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a stock exchange in the United States or any other foreign country. These risks could result in a material adverse change in our operations and the value of our Ordinary Shares, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. For a detailed description of risks relating to doing business in China, see “Risk Factors - Risks Related to Doing Business in China” in our annual report filed on Form 20-F on May 14, 2025 (“2025 Annual Report”).

The PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature, such as data security or anti-monopoly related regulations, may cause the value of such securities to significantly decline. For more details, see “Risk Factors-Risks Related to Doing Business in China - Any actions by Chinese government, including any decision to intervene or influence our operations or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to our operation, may limit or completely hinder our ability to continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless” in our 2025 Annual Report.

Risks and uncertainties regarding the interpretation and enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of our Ordinary Shares. For more details, see “Risk Factors-Risks Related to Doing Business in China - Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us” in our 2025 Annual Report.

The Holding Foreign Companies Accountable Act

Our Ordinary Shares may be delisted and prohibited from being traded under the Holding Foreign Companies Accountable Act if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditor. On May 20, 2020, the Senate passed the Holding Foreign Companies Accountable Act prohibiting an issuer’s securities from being traded on a national exchange if the PCAOB is unable to inspect the issuer’s auditors for three consecutive years. Pursuant to the Holding Foreign Companies Accountable Act, (the “HFCAA”), if the Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect an issuer’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. The PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On June 22, 2021, United States Senate has passed the Accelerating Holding Foreign Companies Accountable Act (the “Accelerating HFCAA”), which, if enacted, would decrease the number of “non-inspection years” from three years to two years, and thus, would reduce the time before our securities may be prohibited from trading or delisted if the PCAOB determines that it cannot inspect or investigate completely our auditor. Our current auditor, Enrome LLP (the “Enrome”), is headquartered in Singapore, and is currently subject to the PCAOB inspections under a regular basis. As of the date of the prospectus, Enrome, our current auditor, are not subject to the determinations as to inability to inspect or investigate completely as announced by the PCAOB on December 16, 2021. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “Statement of Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The terms of the Statement of Protocol would grant the PCAOB complete access to audit work papers and other information so that it may inspect and investigate PCAOB-registered accounting firms headquartered in China and Hong Kong. According to the PCAOB, its December 2021 determinations under the HFCAA remain in effect. The PCAOB is required to reassess these determinations by the end of 2022. Under the PCAOB’s rules, a reassessment of a determination under the HFCA Act may result in the PCAOB reaffirming, modifying or vacating the determination. However, recent developments with respect to audits of China-based companies create uncertainty about the ability of Enrome to fully cooperate with the PCAOB’s request for audit work papers without the approval of the Chinese authorities. In the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA ultimately result in a determination by a securities exchange to delist the Company’s securities. See “Risks Related to Doing Business in China - Our securities may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely our auditor located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment.” in our 2025 Annual Report.

On December 15, 2022, the PCAOB issued a HFCAA determination report that vacated its December 16, 2021 determinations and removed mainland China and Hong Kong from the list of jurisdictions where it had been unable to completely inspect or investigate the registered public accounting firms. We do not expect to be identified as a Commission-Identified Issuer under the HFCA Act as of the date of this prospectus supplement.

We are a “foreign private issuer”, as defined under federal securities laws, as amended, and, as such, are subject to reduced public company reporting requirements.

Permission or Approval Required from the PRC Authorities for Our Operations and Offerings

As of the date of this prospectus supplement, we and our PRC operating subsidiaries, (i) are not covered by additional permissions or approval requirements from any governmental agency that is required to approve the PRC operating entities’ operations, (ii) have received from PRC authorities all requisite licenses, permissions, and approvals needed to engage in the businesses currently conducted in the PRC, and (iii) no such permission or approval has been denied. These licenses, permissions, and approvals, which have been successfully obtained, are business licenses. The Company is in the process of applying for value-added telecommunications business license.

We are aware, however, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters. The Opinions and any related implementing rules to be enacted may subject us to compliance requirement in the future. Given the current regulatory environment in the PRC, we are still subject to the uncertainty of different interpretation and enforcement of the rules and regulations in the PRC adverse to us, which may take place quickly with little advance notice.

On December 28, 2021, the CAC published the CAC Revised Measures, which further restates and expands the applicable scope of the cybersecurity review. The CAC Revised Measures took effect on February 15, 2022. Pursuant to the CAC Revised Measures, if a network platform operator holding personal information of over one million users seeks for “foreign” listing, it must apply for the cybersecurity review. In addition, operators of critical information infrastructure purchasing network products and services are also obligated to apply for the cybersecurity review for such purchasing activities. Although the CAC Revised Measures provides no further explanation on the extent of “network platform operator” and “foreign” listing, we do not believe we are obligated to apply for a cybersecurity review pursuant to the CAC Revised Measures, considering that (i) we are not holding personal information of over one million users and it is also very unlikely that we will reach such threshold in the near future; (ii) as of the date of this this prospectus supplement, we have not received any notice or determination from applicable PRC governmental authorities identifying our PRC subsidiaries as critical information infrastructure operators.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), which has become effective on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises (the “Notice”). Pursuant to the Trial Measures and the Notice, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. Subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities shall be filed with the CSRC within 3 working days after the offering is completed. If a PRC company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such PRC company may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing before March 31, 2023 and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing yet need to make filings for subsequent offerings in accordance with the Trial Measures. Therefore, we are required to complete filing procedures with the CSRC in connection with the offerings pursuant to this prospectus supplement and any accompanying prospectus and are subject to the filing requirements under the Trial Measures for our future offerings and listing of our securities in an overseas market.   In addition, on February 24, 2023, the CSRC, together with Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing which was issued by the CSRC, National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the Provisions. The revised Provisions is issued under the title the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, and came into effect on March 31, 2023 together with the Trial Measures. One of the major revisions to the revised Provisions is expanding its application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, including but not limited to (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. As of the date of this prospectus supplement, we have not received any formal inquiry, notice, warning, sanction, or objection from the CSRC with respect our listing on the Nasdaq Capital Market. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or be worthless.

In summary, based on the opinion of our PRC counsel, Beijing Dacheng Law Office, LLP (“Dacheng”), we and our subsidiaries are not required to obtain permission or approval from the PRC authorities including CSRC or CAC for the operation of our subsidiaries, nor have we or our subsidiaries received any denial. We are subject to the risks of uncertainty of any future actions of the PRC government in this regard including the risk that we do not receive or maintain such permissions or approvals, or we inadvertently conclude that the permission or approvals discussed here are not required, that applicable laws, regulations or interpretations change such that we or any of our subsidiaries is required to obtain approvals in the future, or that the PRC government could disallow our holding company structure, which would likely result in a material change in our operations, including our ability to continue our existing holding company structure, carry on our current business, accept foreign investments, and continue to offer securities to our investors. These adverse actions could cause the value of our Ordinary Shares to significantly decline or become worthless. We may also be subject to penalties and sanctions imposed by the PRC regulatory agencies, including the CSRC, if we fail to comply with such rules and regulations, which would likely adversely affect the ability of our securities to be listed on the U.S. exchange, which would likely cause the value of our securities to significantly decline or become worthless.

Cash Transfers and Dividend Distribution

As of the date of this prospectus supplement, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to re-invest in and finance the expansion of our business, and we do not anticipate that any cash dividends will be paid or any assets will be transferred in the foreseeable future. Subject to the passive foreign investment company (“PFIC”) rules, the gross amount of distributions we make to investors with respect to our ordinary shares (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Pursuant to the BVI Business Companies Act, Revised Edition 2020 (as amended from time to time) (the “BVI Act”), and our current effective amended and restated memorandum and articles of association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think appropriate, if they are satisfied, on reasonable grounds, that immediately following the dividend payment, the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. There is no further British Virgin Islands statutory restriction on the amount of funds which may be distributed by us by dividends. If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our subsidiaries.

Current PRC regulations permit the PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, when a company distributes its after-tax profits of the current year, it shall allocate ten percent of the profits to the company’s statutory surplus reserve. Where the cumulative amount of the company’s statutory surplus reserve exceeds fifty percent of the company’s registered capital, no further allocation is required. In addition, when a company uses its surplus reserve to cover losses, it shall first utilize the discretionary surplus reserve and the statutory surplus reserve. If the losses cannot be fully covered after using these reserves, the capital surplus reserve may be used in accordance with relevant regulations.

The PRC government also imposes controls on the conversion of Renminbi (“RMB”) into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operating subsidiaries in China, we may be unable to pay dividends on our Ordinary Shares.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

In order for us to pay dividends to our shareholders, we will rely on profits made through our operations by our subsidiaries.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by the WFOE to its immediate holding company, Vande. As of the date of this prospectus supplement, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Vande intends to apply for the tax resident certificate when the WFOE plans to declare and pay dividends to Vande. See “Risk Factors - There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of the WFOE, and dividends payable by the WFOE to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.”

As of the date of this prospectus supplement, we and our subsidiaries have not distributed any earnings and do not have any plan to distribute earnings in the foreseeable future.

Our management is directly supervising cash management. Our finance department is responsible for establishing the cash management policies and procedures among our departments and the operating entities. Each department or operating entity initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submitting it to designated management members of our Company, based on the amount and the use of cash requested. The designated management member examines and approves the allocation of cash based on the sources of cash and the priorities of the needs, and submit it to the cashier specialists of our finance department for a second review. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred nor a written policy that addresses how we will handle any limitations on cash transfers due to PRC law.

During the six months ended June 30, 2025, there has been no cash transfers and transfers of other assets among us and our subsidiaries. During the fiscal years ended December 31, 2024, 2023 and 2022, there has been no cash transfers and transfers of other assets among us and our subsidiaries.

Any limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. See also “Risk Factors - If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders” in our 2025 Annual Report.

To the extent cash/assets in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds/assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our company, our subsidiaries, or the consolidated VIE by the PRC government to transfer cash/assets.

We are subject to certain legal and operational risks associated with being based in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of the subsidiaries, significant depreciation of the value of our Ordinary Shares, a complete hindrance of our ability to offer or continue to offer our securities to investors, or cause the value of our Ordinary Shares to be worthless. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus supplement, our Company and its subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction. As of the date of this prospectus supplement, there are currently no relevant laws or regulations in the PRC that prohibit companies whose entity interests are within the PRC from listing on overseas stock exchanges. It is highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and our ability to continue our listing on an U.S. exchange. See “Risk Factors - Risk Factors Relating to Our Offering - The Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of the securities we are registering. Also, given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless” and other risk factors disclosed in “Risk Factors - Risks Related to Doing Business in China” in our 2025 Annual Report.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. For more detailed discussion, see “Risk Factors - Risks Relating to Our Ordinary Shares - We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Ordinary Shares less attractive to investors” and “We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company” ”in our 2025 Annual Report.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus supplement. If any underwriters are involved in the sale of any securities with respect to which this prospectus supplement is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share and Warrant	Total
Offering Price	$2.00	13,999,992.00
Placement Agent’s Fees(1)	$0.14	979,999.44
Proceeds, before expenses, to us	$1.86	13,019,992.56

(1)	We will pay the placement agent a fee equal to the sum of 7.0% of the aggregate purchase price paid by the investors placed by the placement agent. We have also agreed to pay to the Placement Agent a non-accountable expense reimbursement equal to 0.5% of the gross proceeds from this offering, and to the Placement Agent up to $100,000 for the reasonable and accounted fees and expenses. For additional information about the compensation paid to the placement agent, see “Plan of Distribution” beginning on page S-42 of this prospectus supplement.

We expect that delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about March 18, 2026, subject to customary closing conditions.

Univest Securities, LLC

The date of this prospectus supplement is March 17, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell Ordinary Shares, preferred shares (once created), warrants, units and rights to purchase Ordinary Shares, preferred shares (once created), warrants, or, debt securities or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $200,000,000.

This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of the Ordinary Shares and Warrants, and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein and therein by reference. This prospectus supplement relates only to an offering of 6,999,996 Ordinary Shares and Warrants to purchase up to 83,999,952 Ordinary Shares through this offering. The second part is the accompanying prospectus, which gives more general information about us, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein or therein by reference, the information in this prospectus supplement will control; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. In addition, this prospectus supplement and the accompanying prospectus do not contain all of the information provided in the registration statement that we filed with the SEC that contains the accompanying prospectus (including the exhibits to the registration statement). For further information about us, you should refer to that registration statement, which you can obtain from the SEC as described elsewhere in this prospectus supplement under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document filed after the date of this prospectus and incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by SEC rules and regulations, the registration statement of which this prospectus supplement forms a part includes additional information not contained in this prospectus supplement. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

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COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus supplement to:

●	“Antai” refers to Antai Medical Limited, a limited company organized under the laws of Hong Kong and a wholly owned subsidiary of Yuanxing BVI;

●	“BVI” refers to the British Virgin Islands;

●	“Baode” refers to Baode Supply Chain (Shenzhen) Co., Ltd, a limited liability company organized under the laws of China and a majority-owned subsidiary of Meiwu Shenzhen before December 28, 2021;

●	“China” or the “PRC” are to the People’s Republic of China, excluding Taiwan for the purposes of this prospectus supplement only;

●	“Code Beating” refers to Code Beating (Xiamen) Technology Company Limited, a company organized under the laws of the PRC and a wholly owned subsidiary of Delimond;

●	“Commission” or the “SEC” refers to the U.S. Securities and Exchange Commission;

●	“Delimond” refers to Delimond Limited, a limited liability company organized under the laws of Hong Kong and a wholly owned subsidiary of Mahao BVI;

●	“Heme Shenzhen” refers to Heme Brand Chain Management (Shenzhen) Co., Ltd., a limited liability company organized under the laws of PRC and a 51% owned subsidiary of Meiwu Shenzhen;

●	“Mahao BVI” refers to Mahaotiaodong Information Technology Company Limited, a British Virgin Islands business company and a wholly owned subsidiary of Meiwu;

●	“Meiwu Catering” is to Meiwu Catering Chain Management (Shenzhen) Co., Ltd, a limited liability company organized under the laws of China and a wholly owned subsidiary of Meiwu Shenzhen;

●	“Memorandum and Articles of Association” refers to our current amended and restated memorandum and articles of association (as may be amended and restated from time to time);

●	“PRC operating entities” refer to PRC subsidiaries, Meiwu Shenzhen and its subsidiaries;

●	“PRC subsidiaries” refer to Code Beating, Guo Gang Tong, Yundian, and Yuanxing;

●	“Vande” refers to Shenzhen Vande Technology Co., Limited, a limited company organized under the laws of Hong Kong and a wholly owned subsidiary of Meiwu;

●	“variable interest entity” or “VIE” is to our variable interest entity, Wunong Technology (Shenzhen) Co., Ltd.

●	“we,” “us,” “our company,” “our,” “the Company” and “Meiwu” is to Meiwu Technology Company Limited, a British Virgin Islands company;

●	“WFOE” or “Guo Gang Tong” refers to Guo Gangtong Trade (Shenzhen) Co., Ltd, a limited liability company organized under the laws of China, which is wholly-owned by Shenzhen Vande Technology Co., Limited;

●	“Wude Shanghai” is to Wude Agricultural Technology (Shanghai) Co., Ltd, a limited liability company organized under the laws of China and a majority-owned subsidiary of Meiwu Shenzhen and

●	“Meiwu Shenzhen” refers to Meiwu Zhishi Technology (Shenzhen) Co,. Ltd, formerly known as Wunong Technology (Shenzhen) Co., Ltd, a limited liability company organized under the laws of China and a variable interest entity (“VIE”) contractually controlled by WFOE;

●	“Website” is to our e-commence website for the offering of the food products at www.wnw108.com.

●	“Yuanxing” refers to Hunan Yuanxing Chanrong Technology Co., Ltd., a company organized under the laws of the PRC and a wholly owned subsidiary of Antai;

●	“Yuanxing BVI” refers to Xinfuxin International Holdings Limited, a British Virgin Islands business company and a wholly owned subsidiary of Meiwu;

●	“Yundian” refers to Dalian Yundian Zhiteng Technology Company Limited, a limited liability company organized under the laws of China and a wholly owned subsidiary of Yun Tent;

●	“Yundian BVI” refers to Magnum International Holdings Limited, a British Virgin Islands business company and a wholly owned subsidiary of Meiwu; and

●

“Yun Tent” refers to Yun Tent Technology Company Limited, a limited company organized under the laws of Hong Kong and a wholly owned subsidiary of Yundian BVI;

All references to “RMB” or “Chinese Yuan” is to the legal currency of China;

All references to “U.S. dollars,” “dollars,” “USD” or “$” are to the legal currency of the United States.

Our business is conducted by our subsidiaries in PRC, using RMB, the currency of China. Our consolidated financial statements are presented in United States dollars. In this prospectus supplement, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements in United States dollars. These dollar references are based on the exchange rate of RMB to United States dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus supplement contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would,” variations therefrom and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus supplement and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus supplement should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus supplement. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus supplement. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy our Ordinary Shares.

Corporate Structure

We are an offshore holding company incorporated in the British Virgin Islands and not a Chinese operating company. As a holding company with no material operations, we currently conduct our business through our subsidiaries in China. Investors of our Ordinary Shares are not acquiring equity interest in any operating company but instead are acquiring interest in a British Virgin Islands holding company. This holding company structure involves unique risks to investors. As a holding company, we may rely on dividends from our subsidiaries for cash requirements, including any payment of dividends to its shareholders. The ability of our subsidiaries to pay dividends or make distributions to us may be restricted by laws and regulations applicable to them or the debt they incur on their own behalf or the instruments governing their debt. In addition, PRC regulatory authorities could disallow this holding company structure and limit or hinder our ability to conduct our business through, receive dividends or distributions from, or transfer funds to, the operating companies or list on a U.S. or other foreign exchange, which could cause the value of our securities to significantly decline or become worthless. Disallowance of this holding company structure would likely result in a material change to our operations.

Prior to December 24, 2024, we conducted our business in China by (i) the former VIE, Meiwu Shenzhen, and (ii) the former VIE’s subsidiaries, Jiayuan Liquor, Wunong Shaanxi, Heme Shenzhen, Wude Shanghai and Meiwu Catering. Neither we nor our subsidiaries owned any equity interests in the VIE. The WFOE, the VIE and the shareholders of the VIE entered into a series of contractual arrangements, also known as the “VIE Agreements”, pursuant to which we are able to consolidate the financial results of the VIE in our consolidated financial statements because we are deemed as the primary beneficial of the VIE under generally accepted accounting principles in the U.S. (“U.S. GAAP”).

On December 10, 2024, we effected a restructuring and terminated the VIE corporate structure. The termination was due to the continued loss incurred by the business and operations of the VIE and its subsidiaries, and in connection with our business transition to focus on the functional skincare business. Following the restructuring in December 2024, the contractual arrangement of the VIE structure was terminated and currently we do not have any VIE in China.

The following diagram illustrates our corporate structure as of the date of this prospectus supplement. For more details on our corporate history, please refer to “Corporate History and Structure.”

Meiwu Technology Company Limited
(British Virgin Island)
"Meiwu"
100%
100%
Shenzhen Vande Technology Co., Ltd.
(Hong Kong)
"Vande"
100%
Mahaotiaodong Information Technology Company
(British Virgin Island)
"Mahao BVI"
100%
Guogangtong Trading (Shenzhen) co..Ltd
"(PRC)"
Guogangtong"
100%
Xiamen Chunshang Health Technology Co., Ltd.
(PRC)
"Xiamen Chunshang"
100%
Delimond Limited
(Hong Kong)
"Delimond"
100%
Guangzhou Tianhe District Chunran Health Consulting Co., Ltd.
(PRC)
"Guangzhou Chunran"
100%
Code Beating (Xiamen) Technology Co., Ltd.
(PRC)
"Code Beating"

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In addition, our Ordinary Shares may be prohibited from trading on a national exchange under the HFCA Act, as amended by the Accelerating Holding Foreign Companies Accountable Act, if the PCAOB is unable to inspect our auditors for two consecutive years. On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of the PRC, because of positions taken by PRC authorities in those jurisdictions. As an auditor of companies that are registered with the SEC and publicly traded in the U.S. and a firm registered with the PCAOB, our auditor, Enrome LLP, is required under the laws of the U.S. to undergo regular inspections by the PCAOB to assess their compliance with the laws of the U.S. and professional standards. Our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus supplement, as an auditor of companies that are traded publicly in the U.S. and a firm registered with the PCAOB, is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is currently subject to PCAOB inspections and PCAOB is able to inspect our auditor. If trading in our Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Ordinary Shares and trading in our Ordinary Shares could be prohibited. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed the Protocol, governing inspections and investigations of accounting firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 29, 2022, President Biden signed into law the Accelerating Holding Foreign Companies Accountable Act as a part of the Consolidated Appropriations Act, amending the HFCA Act and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act, if needed.

See “Risk Factors - Risks Relating to Doing Business in China - The recent joint statement by the SEC, proposed rule changes by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offerings, business operations, share price and reputation” in our 2025 Annual Report.

Dividend Distributions or Assets Transfer among the Holding Company and its Subsidiaries

As of the date of this prospectus supplement, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to re-invest in and finance the expansion of our business, and we do not anticipate that any cash dividends will be paid or any assets will be transferred in the foreseeable future. Subject to the passive foreign investment company (“PFIC”) rules, the gross amount of distributions we make to investors with respect to our ordinary shares (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Pursuant to the BVI Business Companies Act, Revised Edition 2020 (as amended from time to time) (the “BVI Act”), and our current effective amended and restated memorandum and articles of association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think appropriate, if they are satisfied, on reasonable grounds, that immediately following the dividend payment, the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. There is no further British Virgin Islands statutory restriction on the amount of funds which may be distributed by us by dividends. If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our subsidiaries.

Current PRC regulations permit the PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, when a company distributes its after-tax profits of the current year, it shall allocate ten percent of the profits to the company’s statutory surplus reserve. Where the cumulative amount of the company’s statutory surplus reserve exceeds fifty percent of the company’s registered capital, no further allocation is required. In addition, when a company uses its surplus reserve to cover losses, it shall first utilize the discretionary surplus reserve and the statutory surplus reserve. If the losses cannot be fully covered after using these reserves, the capital surplus reserve may be used in accordance with relevant regulations.

The PRC government also imposes controls on the conversion of Renminbi (“RMB”) into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operating subsidiaries in China, we may be unable to pay dividends on our Ordinary Shares.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

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In order for us to pay dividends to our shareholders, we will rely on profits made through our operations by our subsidiaries.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by the WFOE to its immediate holding company, Vande. As of the date of this prospectus supplement, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Vande intends to apply for the tax resident certificate when the WFOE plans to declare and pay dividends to Vande. See “Risk Factors - There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of the WFOE, and dividends payable by the WFOE to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.”

As of the date of this prospectus supplement, we and our subsidiaries have not distributed any earnings and do not have any plan to distribute earnings in the foreseeable future.

Our management is directly supervising cash management. Our finance department is responsible for establishing the cash management policies and procedures among our departments and the operating entities. Each department or operating entity initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submitting it to designated management members of our Company, based on the amount and the use of cash requested. The designated management member examines and approves the allocation of cash based on the sources of cash and the priorities of the needs, and submit it to the cashier specialists of our finance department for a second review. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred nor a written policy that addresses how we will handle any limitations on cash transfers due to PRC law.

During the six months ended June 30, 2025, there has been no cash transfers and transfers of other assets among us and our subsidiaries. During the fiscal years ended December 31, 2024, 2023 and 2022, there has been no cash transfers and transfers of other assets among us and our subsidiaries.

Any limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. See also “Risk Factors - If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders” in our 2025 Annual Report.

To the extent cash/assets in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds/assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our company, our subsidiaries, or the consolidated VIE by the PRC government to transfer cash/assets.

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We are subject to certain legal and operational risks associated with being based in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of the subsidiaries, significant depreciation of the value of our Ordinary Shares, a complete hindrance of our ability to offer or continue to offer our securities to investors, or cause the value of our Ordinary Shares to be worthless. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus supplement, our Company and its subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction. As of the date of this prospectus supplement, there are currently no relevant laws or regulations in the PRC that prohibit companies whose entity interests are within the PRC from listing on overseas stock exchanges. It is highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and our ability to continue our listing on an U.S. exchange. See “Risk Factors - Risk Factors Relating to Our Offering - The Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of the securities we are registering. Also, given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless” and other risk factors disclosed in “Risk Factors - Risks Related to Doing Business in China” in our 2025 Annual Report.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. For more detailed discussion, see “Risk Factors - Risks Relating to Our Ordinary Shares - We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Ordinary Shares less attractive to investors” and “We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an ‘emerging growth company’ ” in our 2025 Annual Report.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus supplement. If any underwriters are involved in the sale of any securities with respect to which this prospectus supplement is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

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Overview

We operate our business in China under a legal regime consisting of the National People’s Congress, which is the country’s highest legislative body, the State Council, which is the highest authority of the executive branch of the PRC central government, and several ministries and agencies under its authority, including the Ministry of Industry and Information Technology, State Administration for Industry and Commerce (“SAIC”), the State Administration for Market Regulation and their respective local offices.

This section sets forth a summary of the most significant rules and regulations that affect our business activities in China.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus and in the documents incorporated by reference in this prospectus supplement, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the U.S. Securities and Exchange Commission that are incorporated by reference into this prospectus supplement, for a discussion of the factors you should consider carefully before deciding to purchase our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

Risks Related to this Offering

●	Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

●	A substantial number of our Ordinary Shares may be sold in this offering and we may sell or issue additional Ordinary Shares in the future, which could cause the price of the Ordinary Shares to decline.

●	If the holders of the Warrants elect to exercise such warrants using the zero exercise price option, we may not receive any additional funds and our Shareholders will suffer substantial dilution.

Risks Related to Doing Business in the People’s Republic of China

Having all of our operations in China with our current corporate structure, uncertainties regarding the interpretation and enforcement of laws, the fact that rules and regulations in China can change quickly with little advance notice, along with the risk that the Chinese government may intervene or influence the PRC subsidiaries’ operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, could result in a material change in the PRC subsidiaries’ and our operations, financial performance and/or the value of our Ordinary Shares or impair our ability to raise money.

The PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature, such as data security or anti-monopoly related regulations, may cause the value of such securities to significantly decline.

●	The Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of the securities we are registering. Also, given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

●	There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of the WFOE, and dividends payable by the WFOE to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.

Risks Related to Our Planned Bitcoin Treasury Strategy

●	Our bitcoin treasury strategy exposes us to various risks associated with bitcoin.

●	Bitcoin is a highly volatile asset, and fluctuations in the price of bitcoin are likely to influence our financial results and the market price of our Ordinary Shares.

●	We face risks relating to the custody of our bitcoin, including the loss or destruction of private keys required to access our bitcoin and cyberattacks or other data loss relating to our bitcoin.

●	Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.
●	The availability of spot bitcoin ETPs may adversely affect the market price of our Ordinary Shares.

●	Our bitcoin treasury strategy subjects us to enhanced regulatory oversight.
●	Due to the currently unregulated nature and lack of transparency surrounding the operations of many bitcoin trading venues, bitcoin trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in bitcoin trading venues and adversely affect the value of our bitcoin.

●

The emergence or growth of other digital assets, including those with significant private or public sector backing, could have a negative impact on the price of bitcoin and adversely affect our financial condition and results of operations.

●	Bitcoin holdings are less liquid than cash and cash equivalents and may not be able to serve as a source of liquidity for us in the future to the same extent as cash and cash equivalents.

●

If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our bitcoin, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our bitcoin and our financial condition and results of operations could be materially adversely affected.

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●	Regulatory change reclassifying bitcoin as a security could lead to our classification as an “investment company” under the 1940 Act and could adversely affect the market price of bitcoin and our financial conditions and results of operation.

●	We may be subject to regulatory developments related to crypto assets and crypto asset markets, which could adversely affect our business, financial condition, and results of operations.
●	Our bitcoin treasury strategy exposes us to risk of non-performance by counterparties.

●

If we hold our bitcoins in the future, there is a risk that custodially-held bitcoin may become part of the custodian’s insolvency estate if one or more of our custodians enters bankruptcy, receivership or similar insolvency proceedings.

●	A temporary or permanent blockchain “fork” to bitcoin or other crypto assets could adversely affect our business.

●	Regulatory actions in one or more countries could severely affect the right to acquire, own, hold, sell or use Bitcoin or to exchange them for fiat currency.
●	The regulatory environment regarding digital assets and digital asset mining is in flux, and we may become subject to changes to and/or additional laws and regulations that may limit our ability to operate.

Business Overview

We are British Virgin Islands company incorporated on December 4, 2018 under the name “Advancement International Limited”. On August 19, 2019, we changed our name from “Advancement International Limited” to “Wunong Net Technology Company Limited” and on October 6, 2021 we further changed our name from “Wunong Net Technology Company Limited” to our current name, “Meiwu Technology Company Limited”. We do not have material operations and we conduct our business in China through our subsidiaries.

Functional Skincare Business

In the last quarter of 2024, the management decided to implement a strategic transition in the Company’s business to expand into the sales of functional skincare products and launched this functional skincare business. For the six months ending June 30, 2025, the functional skincare business accounted for 95% of our total revenue. For the year ended December 31, 2024, the functional skincare business accounted for 38% of our total revenue.

Products and Services

We aim to build a comprehensive online ecosystem with stable supply chain for our functional skincare products to be launched around the last quarter of 2025. This will include upstream product research and development of skincare products, midstream distributor support and training, and downstream franchisee partnerships for functional skincare stores. We will connect three key groups in this business: stores, professionals in functional skincare, and consumers.

Xiamen Chunshang’s current product offerings include essence, serum, collagen and prebiotics solid beverage. Through its wholly owned subsidiary, Xiamen Chunshang, the Company has acquired of trademarks, entered into cooperation agreement with a research company, entry into letters of intent with four distributors, and hired of two skincare product engineers. As of the date of this prospectus supplement, we entered into certain trademark transfer agreements to acquire trademarks of “MQIANS”, “Chunran”, “秘莳”, and “纯然时代” from Guangzhou Meixing Health Information Group Co., Ltd. (“Guangzhou Meixin”); trademarks of “艾姝俪Aishuli”, “后小白HOUXIAOBAI” and “施华舒SHIHUASHU” from Guangzhou Shiji Shengxin Biotechnology Co., Ltd, (“Guangzhou Shengxin”), acquire trademarks of “奢幻”, “GF ZHIYE”, “功肤之夜”, and “嫃眉时代” from Guangzhou Meixing Health Technology Co, Ltd., acquire “悦春晓” from Nanchang Boyintu Business and Commerce Co, Ltd, and acquire “肌小花”,“轻纯季节”, “浸朵”, “梵少女 ” and “奥米星” from certain individuals.

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Our services encompass technical training in functional skincare, sales training, and product offerings.

Research and Development

Our company is dedicated to advancing the skincare industry through strategic research and development. We aim to our R&D capabilities with the two following approaches:

Firstly, we plan to enter into cooperation agreements with third parties to develop functional skincare formulations. The standard form of cooperation agreements will provide that the third party engaged by us shall be responsible for the comprehensive work on product research and development includes, but is not limited to, formula development, trial production, testing, and market preparation. We will provide funds for the research and development of the formula throughout the whole process. Secondly, we are considering possible acquisition of certain research institutions to have in our in-house product development department. This will allow us to bring a dedicated team of experts and researchers in-house, providing greater control over the development process and facilitating the creation of cutting-edge skincare products.

These strategies are aimed at ensuring our product offerings remain at the forefront of the industry, leveraging both external partnerships and internal resources to drive innovation and address the evolving needs of our customers.

In September 2024, Xiamen Chunshang entered into an agreement with Meixing Biology Research Institute (Xiamen) Co., Ltd. to jointly develop light therapy anti-aging skincare product for skin cell rejuvenation through the sharing of resources, technology, and expertise. We agreed to provide RMB 15 million (US$2,100,000) for the expenses of the research and development and providing market information; and Meixing Biology is responsible for product development, including but not limited to formula development, trial production, testing, and market preparation. Xiamen Chunshang and Meixing Biology entered into a supplemental agreement on September 18, 2024, pursuant to which, Meixing Biology agreed not to commercialize any intellectual property generated thereof within three years after the product is launched and enters mass production. Xiamen Chunshang agreed that, if the cumulative revenue generated from the product reaches RMB 30 million within three years of its launch and mass production, Xiamen Chunshang will allocate 10% of its profits to Meixing Biology, and in return, Xiamen Chunshang agreed that all intellectual property rights arising from the project shall be owned by Xiamen Chunshang.

On June 25, 2025, Xiamen Chunshang entered into a functional skincare products research and development service agreement with Guangdong Daao Biotechnology Research Institute Co., Ltd. on June 25, 2025 to develop skincare product formulations with properties targeting anti-aging, skin brightening, and sensitivity reduction, with a total consideration of approximately US$3.5 million.

Xiamen Chunshang entered into two patents transfer agreements with Meixing Biotechnology Research Institute Co., Ltd. on May 20, 2025 and June 30, 2025, respectively, to acquire a total of six skincare formulations or products with a consideration of approximately US$1.46 billion. The target patents were transferred in November 2025.

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Sales and Distribution

Through Xiamen Chunshang, we sell our products to the distributors at a wholesale price with a discount for repurchase. Our revenues of the functional skincare business mainly consists of (i) wholesale purchase price and (ii) training fees, which we charge for the training workshops where experienced distributors and professionals in the skincare industry teach about the customer development skills, sales strategies and instructions for using our functional skincare products.

Xiamen Chunshang entered into letters of intent with four distributors, pursuant to which Xiamen Chunshang authorizes each distributor as the exclusive distributor in four different provinces in China. The letters of intent are valid for one year starting on January 1, 2025 and include minimum sales targets. If these targets are not met within the year, Xiamen Chunshang reserves the right to terminate the letter. If the annual order amount reaches RMB 8 million, Xiamen Chunshang will grant that distributor an additional 3% commission on the total amount paid by the distributor for orders. If the annual order amount reaches 12 million RMB or more, Xiamen Chunshang will grant that distributor an additional 2% commission on the total amount paid by the distributor for orders. In addition, Xiamen Chunshang enters into quality guaranty and price control agreements with its distributors, pursuant to which, Xiamen Chunshang guarantees that the products and packages are in compliance with the regulatory requirements and Xiamen Chunshang provides suggested and the minimum retail prices for each product. Distributors agree not to sell the products at a price lower than the agreed minimum retail price.

Marketing

Our sales and marketing strategy focuses on in person launch events to facilitate business development and attract new distributors and partners. These events primarily target second- and third-tier cities within China. Our marketing efforts are tailored to address the specific needs and opportunities in these targeted cities, ensuring that our approach resonates with local market dynamics and maximizes our outreach. These in person launch events serve as a key component of our business development promotion strategy. By organizing these events in various cities, we aim to build brand awareness, engage directly with potential distributors and skincare professionals, and showcase our product offerings in an impactful and personalized manner.

We believe that social media will be the engine that fuels our next stage of growth. The increase in sales of our functional skincare products is directly related to the increase in new customers and consequently, product consumption. We believe that new customers are often swayed by social media messages of the benefits of consuming our functional skincare products and the ease of obtaining these products by ordering them from our Website. As such we have made a concerted effort to utilize social media to increase awareness of our Company and its offerings.

We use information technology to track operations-related data indicators, including but not limited to daily, weekly and monthly sales, new registered users, new user orders and amounts, number of active users and their orders, single product sales amounts and sales performance rankings, etc. Such information is, however, discrete and localized and not used to assess our performance as a whole.

We intend to conduct our marketing campaigns through a combination of online marketing and offline brand alliance store expansion. We plan to establish a new media operations department to manage promotional accounts on major social media platforms in China, including TikTok, Rednote, WeChat video accounts and official accounts. Through these platforms, the Company expects to conduct live-streaming sessions and disseminate promotional content relating to its products.

In addition, we expect to establish a brand alliance network of approximately 1,500 affiliate stores for the distribution of our functional skincare products. These stores will consist of our existing business partners, as well as new partners recruited through franchise recruitment events. The entire recruitment stage is expected to take eight to ten months. In connection with this, we plan to recruit approximately 70 marketing staff and provide them with internal training on marketing plans and skills. In addition, during this eight-to-ten month period, we intend to hold approximately 30 business promotion salons per month across various cities in China to recruit and develop affiliate stores. We plan to subsidize our partners and affiliate stores for the replacement of store signage with standardized Company-branded signage, coupled with a one-year sales commitment, to ensure a rapid increase in our offline brand’s exposure. We believe these measures will significantly enhance brand visibility and recognition, strengthen brand influence, and promote product sales.

Furthermore, the Company expects to provide training to partner stores with respect to technical knowledge of functional skincare products and the implementation of unified promotional programs developed by the Company.

Manufacture

We rely on third-party manufacturers to produce our products. The engagement will specify that the third-party manufacturers engaged by us shall be responsible for the comprehensive manufacturing of the products including, but not limited to, the sourcing of product ingredients, the development of product formulation, and the procurement of raw materials, and should also be responsible for coordinating and organizing the production and assembly other parties, and delivering complete sets of boxed products. The manufacturers should conduct internal inspections to ensure that each batch of products meets national standards.

Quality Control

We are consumer-focused and committed to the highest standards of product safety and quality. Xiamen Chunshang has implemented a comprehensive quality control framework that spans supply chain onboarding, warehousing, channel oversight, and after-sales support.

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A quality control team—reporting directly to Xiamen Chunshang’s head of quality and safety department—oversees this framework. The team operates separately from commercial functions and is responsible for executing the following core functions:

Supplier and Product Compliance

●	Onboarding Oversight: Xiamen Chunshang conducts rigorous qualification reviews of new suppliers and brand partners, ensuring all manufacturers hold valid cosmetics production licenses and that all products are duly registered or filed with regulatory authorities.

●	Initial Product Testing: For any new product procured (i.e., “first-time purchase products”), third-party labs are engaged to conduct random batch testing, targeting contaminants such as heavy metals and microbial agents. Current testing coverage is approximately 90%.

●	Annual Surprise Inspections: Xiamen Chunshang commissions independent blind testing of 100% of listed SKUs each year, with results archived for at least three years.

●	Dynamic Risk Rating: Suppliers are continuously evaluated based on testing pass rates and customer complaint frequency, enabling tiered risk management.

Warehousing and Logistics Compliance

●	Environmental Controls: Warehousing facilities are climate-controlled (maintained at 24°C ± 2°C), with temperature and humidity logs recorded three times daily. Cold-chain products are stored using industry-standard refrigeration equipment.

●	Shelf-Life Monitoring: Products approaching expiry (within 90 days) are automatically flagged by the Company’s logistics system and removed from distribution.

●	Full Traceability: Xiamen Chunshang utilizes item-level digital tracking (e.g., RFID or QR codes) to maintain complete traceability from supplier to end consumer.

Channel Governance and Risk Mitigation

●	Marketing Compliance: All product marketing content is subject to diligent legal review. Claims that imply therapeutic or medical effects are strictly prohibited under PRC advertising laws and internal policy.

●	Price and Distributor Oversight: Xiamen Chunshang enforces price and sales channel compliance through quality assurance agreements. Any distributor found engaging in unauthorized pricing tactics or bundling practices is subject to immediate contract termination.

●	Digital Audit Trails: Online product page edits are recorded and archived for three years, enabling regulatory traceability and internal audit readiness.

After-Sales Quality Management

●	Rapid Recall Protocol: If a quality issue is identified, Xiamen Chunshang notify all of its distributors within 72 hours across all retail channels.

●	Consumer-Centric Compensation: Xiamen Chunshang provides timely compensation to consumers before pursuing claims against responsible parties.

●	Data-Driven Quality Feedback: Customer complaint data is analyzed monthly to identify trends and root causes, driving product or packaging improvements in partnership with suppliers.

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Competitive Advantages

We believe we will be able to possess robust capabilities throughout the supply chain of our functional skincare business. First, we plan to cooperate with company with expertise in formula development and recruit experienced professionals for our product research and development. We will also work with credible third party manufactures to deliver high-quality offerings. Second, we aim to establish a network of distributor for our functional skincare products, focusing in the second and third tier cities in China. Third, we also plan to provide support and training for our distributors, as well as staff in beauty and skincare stores to enhance their ability to effectively market and showcase our products.

We believe the above mentioned advantages will strengthen our position in the market and supports our goal of delivering high-quality products to the customers.

Growth Strategies

We plan to expand our partnership with research institutions to develop new functional skincare formulas and products. We also seek to develop a network of distributors in the second and third tier cities in China, then organically develop new channels of distribution and new sales relationships across the country.

Competition

We will face competition from both established multinational and domestic brands, as well as from smaller niche players in the PRC market and the global beauty sector. Notable competitors such as Winona, Pechoin, and Chando, each with franchisees nationwide, will continue to present significant challenges. These competitors are expected to maintain their advantages due to their longer operating histories, higher market shares, and established brand recognition, which may affect our ability to gain visibility and credibility among consumers.

Furthermore, larger and more established companies will likely benefit from economies of scale, enabling them to produce goods at lower costs per unit. This cost advantage will pose pricing challenges for us, making it difficult to compete on price while ensuring profitability.

We plan to differentiate ourselves through perceived value by focusing on factors such as pricing and innovation, product efficacy, customer service, promotional activities, advertising, special events, new product introductions, e-commerce initiatives, and direct sales. However, predicting the timing, scale, and effectiveness of our competitors’ future strategies, as well as the impact of new market entrants, will remain a challenge.

Seasonality

We do not expect that our functional skincare business will be subject to seasonal variations.

Prior to December 2024 when we terminated the VIE arrangements, we had two business lines, one was the SMS business, operated by Code Beating; another was the online and mobile commerce for food products, operated by Meiwu Shenzhen and its subsidiaries. The SMS business was operated by Code Beating. For the year ended December 31, 2024, SMS business did not generate any revenue, and the online and mobile commerce business generated 54.6% of our total revenue. For the years ended December 31, 2023, SMS business generated 77.1% of our total revenue, and the online and mobile commerce business generated 22.9% of our total revenue. For the years ended December 31, 2022, SMS business generated 80.5% of our total revenue, and the online and mobile commerce business generated 19.5% of our total revenue.

Proposed Bitcoin Treasury Strategy

As part of our overall business development and long-term value creation objectives, we intend to allocate a portion of the net proceeds from the proposed offering of 38,000,000 Ordinary Shares pursuant to our registration statement on Form F-1, as amended (File No. 333-291618) (the “F-1 Offering”) toward establishing a bitcoin treasury position. We currently plan to use approximately 50% of the net proceeds from the F-1 Offering to acquire bitcoin over time. Our existing operations do not currently involve the sale, custody, mining, development or facilitation of any digital assets. We believe that, given bitcoin’s unique characteristics as a scarce digital asset with a decentralized network and a global trading market, maintaining a bitcoin position may serve as a potential long-term store of value and a means to diversify our corporate cash holdings beyond traditional financial instruments.

The percentage of our treasury that we intend to hold in bitcoin will not exceed 30% of our current treasury asset of cash and cash equivalents, subject to market conditions, liquidity needs, and our risk management policies. We do not currently expect our bitcoin holdings to exceed 30% of our total treasury assets without additional approval from our board of directors.

We expect to acquire bitcoin in multiple tranches based on prevailing market conditions and liquidity considerations. While there can be no assurance as to the specific price at which purchases will occur, we anticipate making purchases if the market price of bitcoin is within a range that aligns with our investment objectives. Purchases will be executed based on a variety of factors, including market conditions, liquidity, and other considerations deemed relevant by management. We aim to maintain an average cost basis for bitcoin that reflects our long-term investment strategy, though this objective may change based on market developments.

We do not currently expect to liquidate our bitcoin holdings and instead intend to hold such assets for at least two years as a long-term investment, with the objective of potentially realizing long-term value. While we view bitcoin as a long-term treasury reserve asset, we retain the flexibility to liquidate holdings when necessary to meet operational, legal, or strategic needs. We may monetize bitcoin in certain circumstances, including:

●	to meet unexpected working capital needs or operating expenses;

●	to fund significant capital expenditures, acquisitions or other strategic investments;

●	to satisfy tax obligations or other material liabilities;

●	to rebalance our treasury allocation based on market conditions, regulatory developments or the availability and cost of hedging instruments; or

●	if the Board determines that monetizing bitcoin is in the best interests of the Company.

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Monetization may occur through spot sales for fiat currency or other transactions permitted under our treasury policy, and any monetization decision will be subject to internal authorization requirements and approval thresholds.

We intend to store all of the bitcoin we acquire in custody accounts with a third-party custodian located in the United States. We currently expect to enter into a written custody agreement with Coinbase (or an affiliate), a New York State–chartered limited purpose trust company subject to ongoing regulatory supervision by the New York State Department of Financial Services, prior to acquiring material amounts of bitcoin. However, the timing of entering into such agreement will depend on our implementation timeline and the completion of onboarding, documentation, and other customary conditions. We do not intend to self-custody our bitcoin except in limited circumstances, such as de minimis test transactions or temporary holding pending transfer to Coinbase. As we further execute on our strategy, we may include additional custodians.

In selecting Coinbase as our expected custodian, and in evaluating the custody services to be provided under the custody agreement, we have considered and expect to continue to consider factors that include:

●	Cold storage practices. The percentage of private keys maintained in cold storage and the custodian’s controls for safeguarding keys offline. We currently expect that at least 98% of the private keys associated with our bitcoin holdings will be maintained in cold storage, subject to operational requirements and the custodian’s capabilities.
●	Segregation of assets. Whether our bitcoin will be held in segregated accounts (as opposed to commingled accounts), and the contractual framework governing beneficial ownership and the treatment of customer assets in the event of the custodian’s insolvency.
●	Transfer procedures and controls. Procedures for initiating and approving transfers of bitcoin, including multi-signature or multi-approval authorization, address whitelisting, withdrawal limits, time delays (if applicable), and audit trails.
●	Security and operational resilience. Cybersecurity controls, incident response procedures, and independent reviews (such as system and organization controls reports), as applicable.
●	Regulatory and compliance posture. The custodian’s regulatory status and compliance program, including anti-money laundering and sanctions compliance controls.
●	Insurance and financial strength. The existence and scope of insurance coverage relating to theft or loss, including material limitations and exclusions, and the custodian’s financial condition.
●	Reporting and operational capabilities. The custodian’s ability to support settlement, reconciliation, and reporting needs, and integration with our treasury operations.
●	Industry reputation and institutional adoption. The custodian’s market reputation, experience, and institutional adoption in providing digital asset custody services.

We may enter into hedging transactions to mitigate exposure to bitcoin price volatility. We expect to hedge approximately 50% of our bitcoin holdings from time to time using bitcoin futures contracts, subject to market conditions, liquidity, and the availability of hedging instruments. We expect to allocate approximately $18 million to be raised from the F-1 Offering to the acquisition of bitcoin in the spot market and about $2 million to be raised from the F-1 Offering to margin (the “Margin Pool”) used for bitcoin futures positions. These positions will primarily serve to manage our exposure to bitcoin price volatility, with the intention to reduce downside risk rather than to speculate on price movements.

Hedging transactions may require us to post cash or other collateral and may result in realized or unrealized gains or losses. Hedging may limit our ability to benefit from increases in the price of bitcoin, and adverse price movements may result in margin calls or other liquidity demands. We may elect not to hedge at times depending on market conditions and the availability and cost of hedging instruments.

Our hedging strategy is intended to be adjusted dynamically based on changes in the aggregate cost basis of our Bitcoin holdings. Futures positions may be increased or reduced if the cost basis moves outside targeted thresholds. During periods of price volatility, profits generated from hedging activities may be used to offset the costs of acquiring additional bitcoin, reducing the effective average purchase price. If the price of bitcoin declines, we may continue to purchase additional bitcoin and adjust our hedging positions as needed to align with our target acquisition cost and investment objectives. We also expect to establish risk management protocols, including volatility thresholds under which hedging activity may be reduced or suspended, as well as ongoing margin monitoring with required replenishment if margin levels decline below established limits.

The foregoing strategies would be subject to periodic review and oversight by an investment strategy oversight committee (the “Investment Committee”) as designated by the Board. The Company intends to disclose its bitcoin holdings and related cost basis in accordance with applicable SEC disclosure requirements.

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The Investment Committee will be responsible for closely monitoring the Company’s bitcoin investment strategy, including purchases, hedging, and risk management practices. The Investment Committee will consist of five members, including the chairman of the Board, our financial manager and three members with expertise in risk management, treasury management, and digital asset investments. We also plan to appoint a Head of the Investment Committee who will be responsible for the approval and execution of daily investment decisions. The Head will oversee the day-to-day operations related to the acquisition of bitcoin, adjustments to the hedging strategy, and any operational matters concerning the Margin Pool. The Head will report regularly to the Investment Committee and the Board. Investment decisions will be made by the Head or the Investment Committee, based on factors such as bitcoin market volatility and the percentage of futures positions relative to the overall bitcoin investment. For example, decisions involving a significant shift in the hedging strategy or substantial changes in futures position sizes would fall into the intermediate or high significance categories, depending on their potential impact on the Company’s risk exposure. We believe that this will help ensure a balanced consensus among committee members for key decisions, while maintaining the efficiency needed for timely execution.

Our Board will be involved for decisions of high significance, such as major changes to the bitcoin investment strategy, significant acquisitions, or shifts in our risk management framework. The Board will review and approve all high-level strategies and provide final oversight to ensure alignment with shareholder interests and the Company’s strategic goals.

The Bitcoin Industry and Market

Bitcoin is a digital asset that is issued by and transmitted through an open-source protocol, known as the bitcoin protocol, collectively maintained by a peer-to-peer network of decentralized user nodes. This network hosts a public transaction ledger, known as the bitcoin blockchain, on which bitcoin holdings and all validated transactions that have ever taken place on the bitcoin network are recorded. Balances of bitcoin are stored in individual “wallet” functions, which associate network public addresses with one or more “private keys” that control the transfer of bitcoin. The bitcoin blockchain can be updated without any single entity owning or operating the network.

Creation of New Bitcoin and Limits on Supply

The bitcoin protocol limits the total number of bitcoins that can be generated over time to 21 million. As of early 2026, approximately 19.9 million bitcoins have been generated. New bitcoins are created and allocated by the Bitcoin protocol through a “mining” process that rewards users that validate transactions in the bitcoin blockchain. Validated transactions are added in “blocks” approximately every 10 minutes. The mining process serves to validate transactions and secure the bitcoin network. Mining is a competitive and costly operation that requires a large amount of computational power to solve complex mathematical algorithms. This expenditure of computing power is known as “proof of work.”

To incentivize miners to incur the costs of mining bitcoin, the bitcoin protocol rewards miners that successfully validate a block of transactions with newly generated bitcoin. The current reward for miners that successfully validate a block of transactions is 3.125 bitcoin per mined block. The mining reward is reduced by half, which is referred to as a bitcoin halving, after every 210,000 blocks are mined. This has historically occurred approximately every four years. The most recent bitcoin halving occurred in April 2024, and the next bitcoin halving is expected to occur sometime in 2028.

Modifications to the Bitcoin Protocol

Bitcoin is an open-source network that has no central authority, so no one person can unilaterally make changes to the software that runs the network. However, there is a core group of developers that maintains the code for the bitcoin protocol, and they can propose changes to the source code and release periodic updates and other changes. Unlike most software that has a central entity that can push updates to users, bitcoin is a peer-to-peer network in which individual network participants, called nodes, decide whether to upgrade the software and accept the new changes. As a practical matter, a modification becomes part of the bitcoin protocol only if the proposed changes are accepted by participants collectively having more than 50% of the processing power, known as hash rate, on the network. If a certain percentage of the nodes reject the changes, then a “fork” takes place, and participants can choose the version of the software they want to run.

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Forms of Attack Against the Bitcoin Network and Wallets

Blockchain technology has many built-in security features that make it difficult for hackers and other malicious actors to corrupt the protocol or blockchain. However, as with any computer network, the bitcoin network may be subject to certain attacks. Some forms of attack include unauthorized access to wallets that hold bitcoin and direct attacks, like “51% attacks” or “denial-of-service attacks” on the bitcoin network.

Bitcoin is controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which the bitcoin is held. Private keys used to access bitcoin balances are not widely distributed and are typically held on hardware (which can be physically controlled by the holder or by a third party such as a custodian) or via software programs on third-party servers. One form of obtaining unauthorized access to a wallet occurs following a phishing attack where the attacker deceives the victim and manipulates them into sharing their private keys for their digital wallet or other sensitive information. Other similar attacks may also result in the loss of private keys and the inability to access, and effective loss of, the corresponding bitcoin. See “Risk Factors — Risks Related to Our Planned Bitcoin Treasury Strategy — We may face risks relating to the custody of our bitcoin, including the loss or destruction of private keys required to access our bitcoin and cyberattacks or other data loss relating to our bitcoin.”

A “51% attack” may occur when a group of miners attain more than 50% of the bitcoin network’s mining power, thereby enabling them to control the bitcoin network and protocol and manipulate the blockchain. A “denial-of-service attack” occurs when legitimate users are unable to access information systems, devices, or other network resources due to the actions of a malicious actor flooding the network with traffic until the network is unable to respond or crashes. The bitcoin network has been, and can be in the future, subject to denial-of-service attacks, which can result in temporary delays in block creation and in the transfer of bitcoin. See “Risk Factors — Risks Related to Our Planned Bitcoin Treasury Strategy — Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.”

Bitcoin Industry Participants

The primary bitcoin industry participants are miners, investors and traders, digital asset exchanges and service providers, including custodians, brokers, payment processors, wallet providers and financial institutions.

Miners. Miners range from bitcoin enthusiasts to professional mining operations that design and build dedicated mining machines and data centers, including mining pools, which are groups of miners that act cohesively and combine their processing power to mine bitcoin blocks. See “— Creation of New Bitcoin and Limits on Supply” above.

Investors and Traders. Bitcoin investors and traders include individuals and institutional investors who, directly or indirectly, purchase, hold, and sell bitcoin or bitcoin-based derivatives. On January 10, 2024, the SEC issued an order approving several applications for the listing and trading of shares of spot bitcoin exchange-traded products (“ETPs”) on U.S. national securities exchanges. While the SEC had previously approved exchange-traded funds where the underlying assets were bitcoin futures contracts, this order represented the first time the SEC approved the listing and trading of ETPs that acquire, hold and sell bitcoin directly. ETPs can be bought and sold on a stock exchange like traditional stocks, and provide investors with another means of gaining economic exposure to bitcoin through traditional brokerage accounts.

Digital Asset Exchanges. Digital asset exchanges provide trading venues for purchases and sales of bitcoin in exchange for fiat or other digital assets. Bitcoin can be exchanged for fiat currencies, such as the U.S. dollar, at rates of exchange determined by market forces on bitcoin trading platforms, which are not regulated in the same manner as traditional securities exchanges. In addition to these platforms, over-the-counter markets and derivatives markets for bitcoin also exist. The value of bitcoin within the market is determined, in part, by the supply of and demand for bitcoin in the global bitcoin market, market expectations for the adoption of bitcoin as a store of value, the number of merchants that accept bitcoin as a form of payment, and the volume of peer-to-peer transactions, among other factors. For a discussion of risks associated with digital asset exchanges, see “Risk Factors — Risks Related to Our Planned Bitcoin Treasury Strategy — Due to the currently unregulated nature and lack of transparency surrounding the operations of many bitcoin trading venues, bitcoin trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in bitcoin trading venues and adversely affect the value of our bitcoin.”

Service providers. Service providers offer a multitude of services to other participants in the bitcoin industry, including custodial and trade execution services, commercial and retail payment processing, loans secured by bitcoin collateral, and financial advisory services. If adoption of the bitcoin network continues to materially increase, we anticipate that service providers may expand the currently available range of services and that additional parties will enter the service sector for the bitcoin network.

Other Digital Assets

As of the date of this prospectus supplement, bitcoin was the largest digital asset by market capitalization. However, numerous alternative digital assets exist, and many entities, including consortia and financial institutions, are actively researching and investing resources in blockchain platforms and digital assets that utilize consensus mechanisms other than proof-of-work mining, which is employed by the Bitcoin network. For example, in late 2022, the Ethereum network transitioned to a “proof-of-stake” mechanism for validating transactions that requires significantly less computing power than proof-of-work mining. Other alternative digital assets include “stablecoins,” which are designed to maintain a constant price because of their issuers’ promise to hold high-quality liquid assets (such as U.S. dollar deposits and short-term U.S. treasury securities) equal to the total value of stablecoins in circulation.

Additionally, central banks in some countries have started to introduce digital forms of legal tender. For example, China’s central bank digital currency (“CBDC”) project was made available to consumers in January 2022, and governments including the United States and the European Union have discussed the potential creation of new CBDCs. For a discussion of risks relating to the emergence of other digital assets, see “Risk Factors — Risks Related to Our Planned Bitcoin Treasury Strategy — The emergence or growth of other digital assets, including those with significant private or public sector backing, could have a negative impact on the price of bitcoin and adversely affect our business.”

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Employees

As of the date of this prospectus supplement, we have a total of 40 employees, located in Shenzhen, Xiamen and Guangzhou, China. The following table sets forth breakdown of our employees by function:

Function	Number of Employees	% of Total
General Manager’s Office	5	10.9%
Financial center	3	8.7%
Human resources and administrative personnel	4	8.7%
Products department	4	8.7%
Operating department	9	19.6%
Marketing department	16	34.8%
Customer service department	4	8.7%

As required by regulations in China, we participate in various employee social security plans that are organized by local governments, including pension, unemployment insurance, childbirth insurance, work-related injury insurance, medical insurance and housing insurance. We are required under Chinese law to make contributions to employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of our employees, up to a maximum amount specified by the local government from time to time.

Our employees are not represented by a labor organization or covered by a collective bargaining agreement. We believe that we maintain a good working relationship with our employees and to date, we have not experienced any significant labor disputes.

Breakdown of Proceeds Utilization from the 2024 Primary Public Offering

As we transition to the functional skincare business, we received proceeds from our primary offering of 30,000,000 ordinary shares, which was closed in November 2024, through a Registration Statement on Form F-1, as well as from a private placement closed in late 2024. We have utilized these financings for the following purposes:

●	Operation of and the upgrade of our online platform

Our subsidiary, Xiamen Chunshang, has entered into an online platform management and development agreement with Shenzhen Zhinuo Weichuang Technology Co., Ltd. on June 12, 2025 to further develop our online sales platform, with a total consideration of approximately US$2.5 million. Pursuant to the agreement, Xiamen Chunshang pays the fees in installments at various development stages.

●	Development and Research on new skincare products

Xiamen Chunshang has entered into a functional skincare products research and development service agreement with Guangdong Daao Biotechnology Research Institute Co., Ltd. on June 25, 2025 to develop skincare product formulations with properties targeting anti-aging, skin brightening, and sensitivity reduction, with a total consideration of approximately US$3.5 million.

●	Marketing and promotional activities

Xiamen Chunshang has entered into a series of marketing and promotion service agreements with a total consideration of US$4.2 million to promote our products on social media platforms, including TikTok and Rednotes.

●	Purchase of trademarks and patents

Xiamen Chunshang entered into a trademark transfer agreement with Guangzhou Meixing Health Information Group Co., Ltd. on June 9, 2025, as the transferee, to acquire four trademarks for use in future skincare products planning, with a total consideration of approximately US$5 million. The trademarks have been duly transferred from the transferor. Xiamen Chunshang entered into trademark transfer agreements with Nanchang Boyintu Business and Commerce Co, Ltd and certain individuals, respectively, to acquire six trademarks with total consideration of approximately US$5 million.

Xiamen Chunshang entered into two patents transfer agreements with Meixing Biotechnology Research Institute Co., Ltd. on May 20, 2025 and June 30, 2025, respectively, to acquire a total of six skincare formulations or products with a consideration of approximately US$1.46 billion. The trademarks have been duly transferred from the transferor.

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Regulations

“Item 4.B. Business Overview – Regulations” in our 2025 Annual Report is incorporated by reference here.

Regulations relating to Bitcoin Holdings

The laws and regulations applicable to bitcoin and digital assets are evolving and subject to interpretation and change.

Governments around the world have reacted differently to digital assets; certain governments have deemed them illegal, and others have allowed their use and trade without restriction, while in some jurisdictions, such as the United States, digital assets are subject to overlapping, uncertain and evolving regulatory requirements.

As digital assets have grown in both popularity and market size, the U.S. Executive Branch, Congress and a number of U.S. federal and state agencies, including the Financial Crimes Enforcement Network, the Commodity Futures Trading Commission (the “CFTC”), the SEC, the Financial Industry Regulatory Authority, the Consumer Financial Protection Bureau, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial regulators, have been examining the operations of digital asset networks, digital asset users and digital asset exchanges, with particular focus on the extent to which digital assets can be used to violate state or federal laws, including to facilitate the laundering of proceeds of illegal activities or the funding of criminal or terrorist enterprises, and the safety and soundness and consumer-protective safeguards of exchanges or other service-providers that hold, transfer, trade or exchange digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance regarding the treatment of digital asset transactions and requirements for businesses engaged in activities related to digital assets.

Depending on the regulatory characterization of bitcoin, the markets for bitcoin in general, and our activities in particular, our bitcoin treasury strategy may be subject to regulation by one or more regulators in the United States and globally. Ongoing and future regulatory actions may alter, to a materially adverse extent, the nature of digital assets markets, the participation of industry participants, including service providers and financial institutions in these markets, and our ability to pursue our bitcoin strategy. Additionally, U.S. state and federal and foreign regulators and legislatures have taken action against industry participants, including digital assets businesses, and enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from digital assets activity. U.S. federal and state energy regulatory authorities are also monitoring the total electricity consumption of cryptocurrency mining, and the potential impacts of cryptocurrency mining to the supply and dispatch functionality of the wholesale grid and retail distribution systems. Many state legislative bodies have passed, or are actively considering, legislation to address the impact of cryptocurrency mining in their respective states.

The CFTC takes the position that some digital assets, including bitcoin, fall within the definition of a “commodity” under the Commodities Exchange Act of 1936, as amended, or CEA. Under the CEA, the CFTC has broad enforcement authority to police market manipulation and fraud in spot digital assets markets in which we may transact. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving digital asset commodities that do not utilize margin, leverage, or financing. In addition, CFTC regulations and CFTC oversight and enforcement authority apply with respect to futures, swaps, other derivative products and certain retail leveraged commodity transactions involving digital asset commodities, including the markets on which these products trade.

The SEC and its staff have taken the position that certain other digital assets fall within the definition of a “security” under the U.S. federal securities laws. Public statements made by senior officials and senior members of the staff at the SEC indicate that the SEC does not consider bitcoin to be a security under the federal securities laws, and the approval of the spot bitcoin ETPs support this view. However, such statements are not official policy statements by the SEC and reflect only the speakers’ views, which are not binding on the SEC or any other agency or court and cannot be generalized to any other digital assets. In addition, in January 2025, the SEC acting Chairman announced a new Crypto Task Force dedicated to developing a comprehensive and clear regulatory framework for digital assets.

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In addition, because transactions in bitcoin provide a degree of anonymity, they are susceptible to misuse for criminal activities, such as money laundering. This misuse, or the perception of such misuse, could lead to greater regulatory oversight of bitcoin and bitcoin platforms, and there is the possibility that law enforcement agencies could close bitcoin platforms or other bitcoin-related infrastructure with little or no notice and prevent users from accessing or retrieving bitcoin held via such platforms or infrastructure. For example, a January 2021 nomination hearing before the Senate Finance Committee, it was noted that cryptocurrencies have the potential to improve the efficiency of the financial system but that they can be used to finance terrorism, facilitate money laundering, and support activities that threaten U.S. national security interests and the integrity of the U.S. and international financial systems. The OFAC has issued updated advisories regarding the use of virtual currencies, added a number of digital asset exchanges and service providers to the Specially Designated Nationals and Blocked Persons list and engaged in several enforcement actions, including a series of enforcement actions that have either shut down or significantly curtailed the operations of several smaller digital asset exchanges associated with Russian and/or North Korean nationals.

Activities involving bitcoin and other digital assets may fall within the jurisdiction of more than one financial regulator and various courts and such laws and regulations are rapidly evolving and increasing in scope. On March 9, 2022, an executive order relating to cryptocurrencies was signed. While the executive order did not mandate the adoption of any specific regulations, it instructed various federal agencies to consider potential regulatory measures, including the evaluation of the creation of a U.S. central bank digital currency. On September 16, 2022, the White House released a framework for digital asset development, based on reports from various government agencies, including the U.S. Department of Treasury, the Department of Justice, and the Department of Commerce. Among other things, the framework encourages regulators to pursue enforcement actions, issue guidance and rules to address current and emergent risks, support the development and use of innovative technologies by payment providers to increase access to instant payments, consider creating a federal framework to regulate nonbank payment providers, and evaluate whether to call upon Congress to amend the Bank Secrecy Act and laws against unlicensed money transmission to apply explicitly to digital asset service providers. There have also been several bills introduced in Congress that propose to establish additional regulation and oversight of the digital asset markets. With the recent change in the U.S. administration, there is uncertainty about future regulatory oversight and enforcement and what rules and regulations may ultimately govern. For example, in January 2025, an executive order was issued that revoked the prior administration’s executive order and Treasury Department’s framework, and established the Presidential Working Group on Digital Asset Markets that will be tasked with developing a federal regulatory framework governing digital assets.

On March 6, 2025, President Trump issued an executive order to establish a Strategic Bitcoin Reserve and a U.S. Digital Asset Stockpile, positioning the United States as a leader among nations in government digital asset strategy. On May 9, 2025, the President Trump issued an executive order aimed at curbing the overuse of criminal penalties in federal regulatory laws (such as those promulgated by the SEC and FDA, amongst others). On August 7, 2025, President Trump issued an executive order ordering the Secretary of the Department of Labor to take certain actions that may lead to greater regulatory certainty and protection from liability to sponsors of 401(k) and other participant-directed defined-contribution plans that are governed by the Employee Retirement Income Security Act of 1974, as amended, that offer access to alternative investments, including funds investing in digital assets.

Since the beginning of the current Trump Administration, the SEC has taken certain actions that may reflect a more selective enforcement and regulatory strategy with respect to cryptocurrency financings. On January 21, 2025, the SEC launched a Crypto Task Force dedicated to developing a comprehensive and clear regulatory framework for assets. On February 20, 2025, the SEC announced the creation of the Cyber and Emerging Technologies Unit, which replaces the Crypto Assets and Cyber Unit (formerly known as the Cyber Unit). In a statement, Acting SEC Chairman Mark T. Uyeda stated, “[T]his new unit will complement the work of the Crypto Task Force led by Commissioner Hester Peirce. Importantly, the new unit will also allow the SEC to deploy enforcement resources judiciously.” In May 2025, the SEC executed a settlement agreement relating to a civil enforcement action that it filed against Ripple Labs Inc. and two of its executives in December 2020, which alleged that Ripple’s digital token was a “security” and that the company had conducted an unregistered public offering, and had resulted in a permanent injunction and $125,035,150 penalty. The settlement provided for a dissolution of the injunction and reduction of the civil penalty to $50 million. However, a federal district court denied the parties’ request to dissolve the injunction and lower the penalty. In addition, on June 12, 2025 the SEC formally withdrew fourteen outstanding rule proposals issued by the prior administration including proposed rules to further define the statutory term “exchange” and proposed safeguarding rules.

In addition, the SEC staff has published a number of statements purportedly to clarify the SEC’s regulatory approach to crypto assets. On January 23, 2025, the SEC rescinded Staff Accounting Bulletin 121 (“SAB 121”) by issuing new Staff Accounting Bulletin 122 (“SAB 122”), which reflects the interpretations and practices followed by the Division of Corporation Finance (the “Division”) and the Office of the Chief Accountant. Released in March 2022, SAB 121 provided interpretative guidance for a reporting entity that operates a platform that allows its users to transact in digital assets and that engages in activities in which it has an obligation to safeguard customers’ digital assets. SAB 121 required an entity to recognize a liability and corresponding asset for its obligation to safeguard crypto assets. SAB 122 rescinds SAB 121 and provides that an entity that has an obligation to safeguard crypto-assets for others should determine whether to recognize a liability related to the risk of loss under such an obligation, and if so, the measurement of such a liability, by applying the recognition and measurement requirements for liabilities arising from contingencies in Financial Accounting Standards Board Accounting Standards Codification Subtopic 450-20, Loss Contingencies, or International Accounting Standard 37, Provisions, Contingent Liabilities and Contingent Assets, under U.S. generally accepted accounting principles and IFRS Accounting Standards, respectively. SAB 122 also provides certain disclosure guidance for such entities.

SEC leadership has similarly issued or co-issued statements and testimony generally in support of clearer crypto asset regulation that is designed, in part, to increase the U.S. public’s access to cryptocurrencies. On May 20, 2025, SEC Chairman Paul Atkins testified before the House Appropriations Subcommittee on Financial Services and General Government that “A key priority of my Chairmanship will be to develop a rational regulatory framework for crypto asset markets that establishes clear rules of the road for the issuance, custody, and trading of crypto assets while continuing to discourage bad actors from violating the law,” and “Policymaking will be done through notice and comment rulemaking not through regulation-by-enforcement.” On July 31, 2025, SEC Chairman Atkins delivered a speech in which he outlined the SEC’s “Project Crypto,” an initiative directing the SEC’s policy divisions to work with the existing Crypto Task Force to “swiftly” develop proposals to implement the Working Group recommendations. On July 30, 2025, pursuant to the executive order issued on January 23, 2025, the “President’s Working Group on Digital Asset Markets,” which includes Paul Atkins, the Chairman of the SEC, released a report that was intended to provide a framework for regulatory oversight and allow more people to access digital asset markets. On August 1, 2025, the SEC announced that its Crypto Task Force will host a series of roundtables across the country to provide opportunities for additional stakeholders to meet with Commissioner Hester Peirce, who leads the Crypto Task Force.

Several bills to address the digital asset regulatory landscape have been introduced in the first few months of the 119th Congress (2025-2027), including:

●	a stablecoin bill (Guiding and Establishing National Innovation for US Stablecoins Act (“GENIUS Act”) S.1582), which has passed the Senate and House of Representatives with bipartisan support and was signed into law on July 18, 2025;

●	one strategic bitcoin reserve bill (Boosting Innovation, Technology, and Competitiveness through Optimized Investment Nationwide (“BITCOIN Act”) S.954), which is currently undergoing review in the Senate; and

●	a crypto-asset market structure bill (Digital Asset Market Clarity Act of 2025 (“CLARITY Act”) H.R.3633), which was passed by the House of Representatives on July 17, 2025, with bipartisan support and will be delivered to the Senate;

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The GENIUS Act introduces the first comprehensive federal framework for stablecoins, requiring full 1:1 backing, reserve, and anti-money-laundering compliance. Although the Act focuses on stablecoins, our regulatory framework and enforcement mechanisms could influence broader digital asset oversight, indirectly affecting Bitcoin custody, trading infrastructure, and compliance costs. In addition, several legislative efforts to address the regulation of cryptocurrency, including Bitcoin, have been introduced and are currently pending congressional consideration. Emerging laws and proposals in the U.S. federal government may materially affect our operations, Bitcoin holdings, and investment outcomes.

The CLARITY Act, specifically would clarify which digital assets are commodities versus securities. Additionally, the CLARITY Act would subject certain spot-market digital commodities to a comprehensive regulatory regime for the first time in the United States. While this legislation could have a positive impact on the price of Bitcoin if market participants believe that regulatory clarity and market structure is an advantage, it could also have a negative impact on the industry and the value of Bitcoin if legal and regulatory requirements arising from such legislation are deemed to be too onerous, or for several other reasons.

Separately, it is not currently possible to know what changes will be made to the CLARITY Act as it proceeds through the legislative phases, in the event that it is signed into law. Currently, the legislation only requires registration of entities acting as brokers, dealers, exchanges and custodians, rather than entities like ours. However, such entities may bear costs associated with registration that may be passed on to us and other entities transacting in Bitcoin. Additionally, the current legislation would amend the definition of “commodity interests” to include certain digital commodities, which would likely include Bitcoin. Such an amendment could cause certain collective investment vehicles that invest in Bitcoin or advise others as to investing in Bitcoin to be required to register with the CFTC as commodity pool operators (“CPOs”) or commodity trading advisors (“CTAs”). While we do not currently anticipate that we would be required to register as a CPO or CTA even under the current version of the CLARITY Act, if it were required to do so, we could face increased compliance costs and regulatory scrutiny, which could have a material and adverse impact on our business and performance.

Intellectual Property

The PRC has domestic laws for the protection of rights in copyrights, trademarks and trade secrets. The PRC is also a signatory to all of the world’s major intellectual property conventions, including:

●	Convention establishing the World Intellectual Property Organization (June 3, 1980);

●	Paris Convention for the Protection of Industrial Property (March 19, 1985);

●	Patent Cooperation Treaty (January 1, 1994); and

●	Agreement on Trade-Related Aspects of Intellectual Property Rights (November 11, 2001).

The PRC Trademark Law, adopted in 1982 and revised in 2013, with its implementation rules adopted in 2014, protects registered trademarks. The Trademark Office of the State Administration of Industry and Commerce of the PRC, handles trademark registrations and grants trademark registrations for a term of ten years.

Our business is dependent on a combination of protections provided by trademarks. As of the date of this prospectus supplement, Xiamen Chunshang has 36 trademarks in the PRC.

Trademarks

	Trademark	Registration Number	Valid Until
1		39163254	March 20, 2030
2		37807263	January 13, 2030
3		37828842	January 20, 2030
4		37807235	January 13, 2030
5		37811597	January 13, 2030
6		37828423	January 13, 2030
7		22364629	January 27, 2028
8		38571358	February 6, 2030
9		33206726	June 13, 2029
10		75039745	June 27, 2034
11		71264053	October 6, 2033
12		71265559	October 6, 2033
13		71244598	October 6, 2033
14		66806757	August 13, 2033
15		67327192	March 13, 2033
16		66763734	February 13, 2033
17		75934470	June 13, 2034
18		74482278	March 27, 2034
19		71110886	October 20, 2033
20		75037274	April 13, 2034
21		66772252	February 20, 2033
22		70993131	October 6, 2033
23		70983676	October 6, 2033
24		70980158	October 6, 2033
25		75946022	September 6, 2034
26		66763730	February 13, 2033
27		75934473	June 13, 2034
28		66781874	February 13, 2033
29		79929004	April 27, 2035
30		75489891	August 20, 2034
31		75475442	June 6, 2034
32		29390557	January 6, 2029
33		79685362	January 13, 2035
34		67463973	March 20, 2033
35		80102322	January 27, 2035
36		62540584	July 27, 2032

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Cybersecurity

The Cybersecurity Law, as adopted by the National People’s Congress on November 7, 2016, has come into force on June 1, 2017. Regarded as the fundamental law in the area of cybersecurity in China, the Cybersecurity Law regulates network operators and others from the following perspectives: the principle of Cyberspace sovereignty, security obligations of network operators and providers of network products and services, protection of personal information, protection of critical information infrastructure, data use and cross-border transfer, network interoperability and standardization. Network operators shall, according to the requirements of the rules for graded protection of cybersecurity, fulfill security protection obligations, so as to ensure that the network is free from interference, damage or unauthorized access, and prevent network data from being divulged, stolen or falsified. In addition, any network operator to collect personal information shall follow the principles of legitimacy, rationality and necessity and shall not collect or use any personal information without due authorization of the person whose personal information is collected. Each individual is entitled to require a network operator to delete his or her personal information if he or she finds that collection and use of such information by such operator violate the laws, administrative regulations or the agreement by and between such network operator and such individual; and is entitled to require any network operator to make corrections if he or she finds errors in such information collected and stored by such network operator. Such network operator shall take measures to delete the information or correct the error.

On December 28, 2021, the CAC and other 12 regulatory authorities jointly revised and promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022 and replaced the Measures for Cybersecurity Review promulgated in 2020. The Cybersecurity Review Measures stipulates that (i) critical information infrastructure operators purchasing network products and services and network platform operators carrying out data processing activities, which affect or may affect national security, are subject to the cybersecurity review by the Cybersecurity Review Office, and (ii) network platform operators holding personal information of more than one million users seeking for listing in a foreign country must apply for the cybersecurity review. In addition, the relevant PRC governmental authorities may conduct a cybersecurity review against the operators if the authorities believe that network products, services or data processing activities of such operators affect or may affect national security.

The Standing Committee of the National People’s Congress (the “SCNPC”) promulgated the PRC Data Security Law on June 10, 2021, which came into effect on September 1, 2021. According to the PRC Data Security Law, data collection shall be conducted in a legitimate and proper manner, while theft or illegal collection of data shall be prohibited. In addition, enterprises conducting data processing activities shall establish and improve their data security management systems, organize data security training and adopt corresponding technical measures and other necessary measures to guard data security. The State shall establish a data security system to administer data protection at different levels and by different categories, and impose specific compliance obligations on processors of important data, including specifying the person and institution of data security protection responsibilities, conducting regular risk assessment, fulfilling the regulatory requirements for transmitting important data overseas. Any organization or individual carrying out data processing activities that violates the PRC Data Security Law shall bear the corresponding civil, administrative or criminal liability depending on specific circumstances. Where the national core data management system is violated, which endangers national sovereignty, security, and development interests, the relevant competent authority shall impose a fine ranging from RMB2 million to RMB10 million, and order suspension of the related business, suspension of business for rectification, revocation of the related business permit or business license according to the circumstance.

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On February 15, 2022, the Cyberspace Administration of China released the Measures for Cybersecurity Review. The Measures for Cybersecurity Review provide that if a data processor that processes personal data of more than one million users intends to list overseas, it shall apply for a cybersecurity review. In addition, the Law of the People’s Republic of China on Data Security which took effect on September 1, 2021, provided that operators of important data shall, in accordance with relevant regulations, conduct regular risk assessments of their data processing activities and submit risk assessment reports to the relevant competent authorities. The risk assessment reports shall include the types and quantity of important data processed, the circumstances of data processing activities carried out, data security risks faced, and corresponding measures taken.

Privacy groups and government bodies have increasingly scrutinized the ways in which companies link personal identities and data associated with particular users with data collected through the internet, and we expect such scrutiny to continue to increase. We have adopted policies, procedures and guidelines to comply with these laws and regulations and protect the personal privacy of our customers and the security of their data. Our board of directors has general oversight power over cybersecurity issues and delegates the daily supervision responsibility to our chief executive officer, Mr. Zhichao Yang. The head of our IT department directly reports cybersecurity status to Mr. Yang, and in case of a cybersecurity incident, Mr. Yang will report the incident to our board of directors to take appropriate and timely measures in response to the incident. See “Item 3. Key Information - D. Risk Factors-Risks Relating to Our Business and Industry-Our business generates and processes a large amount of data, which subjects us to governmental regulations and other legal obligations related to privacy, information security and data protection. Any improper use or disclosure of such data by us, our employees or our business partners could subject us to significant reputational, financial, legal and operational consequences” in our 2025 Annual Report.

Market Outlook

Functional Skincare Business Industry in China

The functional skincare industry is dedicated to the research, development, production, and distribution of skincare products with targeted efficacy (e.g., brightening, anti-aging, acne treatment, and sensitive skin repair). Its core value proposition lies in addressing specific dermatological concerns through the incorporation of highly active ingredients, supported by rigorous clinical validation to ensure safety and efficacy.

The industry is projected to achieve a compound annual growth rate (“CAGR”) of approximately 5% over the next five years. China has emerged as a pivotal growth market, with its market size exceeding RMB 48 billion (approximately USD 6.6 billion) in 2024, reflecting a remarkable five-year CAGR of 25.25%.

Evolving consumer preferences, particularly the heightened focus on ingredient transparency and product efficacy, are driving R&D innovation. Notably, 58.8% of Chinese consumers prioritize ingredient composition when making purchasing decisions, underscoring the market’s demand for scientifically validated formulations.

Beauty Training Service Industry in China

The beauty training service industry in China covers vocational education in sub-sectors such as makeup techniques, styling design, skin management, and medical aesthetic technology, aiming to provide professional skilled talents for the beauty industry. Its service targets include individual consumers, professional practitioners, and vertical fields such as film and television and wedding planning. The industry has a strong educational attribute and career development orientation. The course forms have diversified from offline practical operation to online live teaching, and AR/VR technology is gradually integrated to enhance the training experience.

The market size of light medical aesthetics in China may reach the level of hundreds of billions by 2025, which will give rise to the demand for compound talents and require the support of beauty training services. The government encourages the development of vocational education and strengthens industry norms to promote the improvement of the vocational qualification certification system. Meanwhile, the market has introduced intelligent devices and digital tools (such as simulation cabin practical operation and AI makeup teaching) to enhance the efficiency and safety of training.

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Emerging Growth Company Status

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act enacted on April 5, 2012 (the “JOBS Act”). For as long as we are an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” and “say-when-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation. Under the JOBS Act, we will remain an emerging growth company until the earliest of:

●	the last day of the fiscal year during which we have total annual gross revenues of $1.235 billion or more;
●	the last day of the fiscal year following the fifth anniversary of the date of the first sale of our ordinary shares;
●	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or
●	the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934 (the “Exchange Act”) (we will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months; the value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter).

The JOBS Act also provides that an emerging growth company may utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. However, we are choosing to “opt out” of such extended transition period, and, as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for companies that are not emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Corporate Information

Our principal executive offices are located at Unit 304-3, No. 19, Wanghai Road, Siming District, Xiamen, Fujian, China 361000. Our phone number at this address is +86-755-85250400. Our agent of service is Puglisi & Associates with its principal office at 850 Liberty Avenue, Suite 204, Newark, DE 19711. Our website is at www.wnw108.com.

Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our main website is at www.wnw108.com. The information contained on our website is not a part of this prospectus supplement.

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RISK FACTORS

Investment in our ordinary shares involves a high degree of risk. You should carefully consider the risk factors set forth herein and under “Item 3. Key Information — D. Risk Factors” described in our Annual Report on Form 20-F filed on May 14, 2025 for the year ended on December 31, 2024, as supplemented and updated by subsequent current reports on Form 6-K that we have filed with the SEC, together with all other information contained or incorporated by reference in this prospectus supplement and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

Risks Related to this Offering

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We intend to use the net proceeds of this offering for working capital and for other general corporate purposes. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. It is possible that the net proceeds will be invested in a way that does not yield us a favorable, or any, return. The failure of our management to use the net proceeds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

A substantial number of our Ordinary Shares may be sold in this offering and we may sell or issue additional Ordinary Shares in the future, which could cause the price of the Ordinary Shares to decline.

We are offering 6,999,996 Ordinary Shares and 6,999,996 Warrants in this offering.  This sale and any future issuances or sales of a substantial number of Ordinary Shares in the public market or otherwise, or the perception that such issuances or sales may occur, could adversely affect the price of the Ordinary Shares. We are likely to issue a substantial number of Ordinary Shares in connection with the exercise of Warrants, and in the future we may issue additional shares in connection with the exercise of existing warrants or options, which are eligible for, or may become eligible for, unrestricted resale. Any sales or registration of such shares in the public market or otherwise could reduce the prevailing market price for the Ordinary Shares, as well as make future sales of equity securities by us less attractive or not feasible, thus limiting our capital resources.

If the holders of the Warrants elect to exercise such warrants using the zero exercise price option, we may not receive any additional funds and our Shareholders will suffer substantial dilution.

The Warrants contain a zero exercise price provision which provides the holders the right, at their option, to receive a number of Ordinary Shares equal to the product of (a) the number of shares that would be issuable upon exercise of the Warrant in accordance with the terms of such warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (b) the quotient obtained by dividing (i) the exercise price minus the Low Price by (ii) 33.3% of the Low Price. This “zero exercise price” option is only available at a time when the Low Price is lower than the then applicable Exercise Price. At no time can the Low Price be lower than the Floor Price. As a result of this feature, we do not expect to receive any cash proceeds from the exercise of the Warrants in these circumstances because it is highly unlikely that a Warrant holder will elect to pay an exercise price in cash to receive one Ordinary Share at a time when they could elect the zero exercise price option to receive more Ordinary Shares than they would receive if they did pay an exercise price.

Based on the Floor Price of $0.40, an exercising holder of a Warrant is entitled to receive up to 12 Ordinary Shares for each Warrant they exercise if the market price for the Ordinary Shares drops to the Floor Price, or 83,999,952  Ordinary Shares in the aggregate. If holders elect the zero exercise price option, on this basis, such exercise will result in substantial dilution to stockholders.

We may need additional financing in the future. We may be unable to obtain additional financing or if we obtain financing it may not be on terms favorable to us. You may lose your entire investment.

Based on our current plans, we believe our existing cash and cash equivalents, along with cash generated from this offering, will be sufficient to fund our operating expense and capital requirements for at least 12 months from the date of this prospectus supplement, although there is no assurance of this and we may need additional funds in the future. If our capital resources are insufficient to meet future capital requirements, we will have to raise additional funds. We may be unable to obtain additional funds through financing activities, and if we obtain financing it may not be on terms favorable to us. If we are unable to obtain additional funds on terms favorable to us, we may be required to cease or reduce our operating activities. If we must cease or reduce our operating activities, you may lose your entire investment.

The price of the Ordinary Shares may be volatile.

The market price of the Ordinary Shares has fluctuated in the past. Consequently, the current market price of the Ordinary Shares may not be indicative of future market prices, and we may be unable to sustain or increase the value of your investment in the Ordinary Shares.

Risks Relating to Doing Business in China

The Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of the securities we are registering. Also, given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

We are a holding company organized under the laws of British Virgin Islands and our operations are based in China. We are and will be subject to PRC laws relating to, among others, restrictions over foreign investments and data security. The Chinese government has recently sought to exert more control and impose more restrictions on China-based companies raising capital offshore and such efforts may continue or intensify in the future. The Chinese government’s exertion of more control over overseas listing of, offerings conducted overseas by and/or foreign investment in China-based companies could retrospectively affect the Mergers and result in a material change in our operations, significantly limit or completely hinder our abilities to offer or continue to offer securities to foreign investors, and cause the value of our securities to significantly decline or be worthless.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC persons or entities to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. The interpretation and application of the regulations remain unclear, and the Mergers and the Transactions may ultimately require approval of the CSRC. If it is determined that the CSRC approval is required retrospectively for the Mergers or the Transactions, it is uncertain whether we can or how long we will take to obtain the approval and, even if such CSRC approval is obtained, the approval could be rescinded. Any failure to obtain or delay in obtaining the CSRC approval for the Mergers and the Transactions, or a rescission of such approval if obtained, could subject us to sanctions imposed by the CSRC or other PRC regulatory authorities, which could include fines and penalties on our operations, restrictions or limitations on our abilities to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect their business, financial condition, and results of operations.

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On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies.

On February 17, 2023, the CSRC published the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) which took effect on March 31, 2023. Under the Trial Measures, a filing-based regulatory system applies to “indirect overseas offerings and listings” of companies in mainland China, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a company in mainland China that operates its main business in mainland China. The Trial Measures states that, any post-listing follow-on offering by an issuer in an overseas market, including issuance of shares, convertible notes and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering. Therefore, we are required to complete filing procedures with the CSRC in connection with the offerings pursuant to this prospectus supplement and any accompanying prospectus and may be subject to the filing requirements under the Trial Measures for our future offerings and listing of our securities in an overseas market. In connection with the Overseas Listing Measures, on February 17, 2023 the CSRC also published the Notice on the Trial Measures. According to the Notice on the Trial Measures, issuers that have already been listed in an overseas market by March 31, 2023, the date the Trial Measures became effective, are not required to make any immediate filing and are only required to comply with the filing requirements under the Trial Measures when it subsequently seeks to conduct a follow-on offering.

On September 6, 2024, the NDRC and the Ministry of Commerce (the “MOFCOM”), jointly issued the Special Administrative Measures (Negative List) for Foreign Investment Access (2024 Version), or the 2024 Negative List, which became effective on November 1, 2024. Pursuant to the 2024 Negative List, if a PRC domestic company, which engages in any prohibited business set out in the list, seeks an overseas offering or listing, it must first obtain the approval from the competent governmental authorities. In addition, the foreign investors in such company must not be involved in its operation or management, and their ownership interest should be subject to limitations imposed under regulations on investments in domestic securities by foreign investors. Because the 2024 Negative List is recently issued, there remain substantial uncertainties as to the interpretation and implementation of these new requirements, and it is unclear as to whether and to what extent we will be subject to these new requirements. If we are required to comply with these requirements but fail to do so on a timely basis if at all, our business operation, financial conditions and business prospect may be adversely and materially affected.

In addition, there is no assurance that new rules or regulations promulgated in the future will not impose additional requirements on us, including retrospectively with respect to the Mergers and the Transactions. If it is determined in the future that approval and filing from the CSRC or other regulatory authorities or other procedures, including the cybersecurity review under the 2022 Cybersecurity Review Measures and the Draft Administrative Regulations on Network Data Security, are required for the Mergers or Transactions, on a retrospective basis, it is uncertain whether such approval can be obtained or filing procedures completed, or how long it will take to obtain such approval or complete such filing procedures. Any failure to obtain such approval or complete such filing procedures or any delay in obtaining such approval or completing such filing procedures for the Mergers or Transactions, or a rescission of any such approval if obtained, would subject us to sanctions by the CSRC or other PRC regulatory authorities. These regulatory authorities may impose fines and penalties on our operations in China, limit our abilities to carry out business operations in China or pay dividends outside China, delay or restrict the repatriation of our offshore funds into China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of the our securities. The CSRC and other PRC regulatory authorities may also order us, or make it advisable for us, to unwind or reverse the Mergers and the Transactions. In addition, if the CSRC or other regulatory authorities in China subsequently promulgate new rules or issue directives requiring that we obtain additional approvals or complete additional filing or other regulatory procedures for our prior offerings overseas, there is no assurance that we will be able to comply with these requirements and may not be able to obtain any waiver of such requirements, if and when procedures are established to obtain such a waiver. Any of the foregoing could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our listed securities.

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There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of the WFOE, and dividends payable by the WFOE to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.

Under the EIT Law and its implementation rules, the profits of a foreign-invested enterprise generated through operations, which are distributed to its immediate holding company outside the PRC, will be subject to a withholding tax rate of 10%. Pursuant to the Double Tax Avoidance Arrangement, a withholding tax rate of 10% may be lowered to 5% if the enterprise in mainland China is at least 25% held by a Hong Kong enterprise for at least 12 consecutive months prior to distribution of the dividends and is determined by the relevant PRC tax authority to have satisfied other conditions and requirements under the Double Tax Avoidance Arrangement and other applicable PRC laws.

However, based on the Circular on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties, or the “SAT Circular 81,” which became effective on February 20, 2009, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment. According to the Circular on Several Issues regarding the “Beneficial Owner” in Tax Treaties, which became effective as of April 1, 2018, when determining an applicant’s status as the “beneficial owner” regarding tax treatments in connection with dividends, interests, or royalties in the tax treaties, several factors will be taken into account. Such factors include whether the business operated by the applicant constitutes actual business activities, and whether the counterparty country or region to the tax treaties does not levy any tax, grant tax exemption on relevant incomes, or levy tax at an extremely low rate. This circular further requires any applicant who intends to be proved of being the “beneficial owner” to file relevant documents with the relevant tax authorities. As of the date of this prospectus supplement, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Vande intends to apply for the tax resident certificate when the WFOE plans to declare and pay dividends to Vande. However, we cannot assure you that our determination regarding our qualification to enjoy the preferential tax treatment will not be challenged by the relevant PRC tax authority or we will be able to complete the necessary filings with the relevant PRC tax authority and enjoy the preferential withholding tax rate of 5% under the Double Tax Avoidance Arrangement with respect to dividends to be paid by WFOE to Vande, in which case, we would be subject to the higher withdrawing tax rate of 10% on dividends received.

Risks Related to Our Planned Bitcoin Treasury Strategy

Our bitcoin treasury strategy exposes us to various risks associated with bitcoin.

Bitcoin is a highly volatile asset. From time to time, we may enter into certain hedging transactions to mitigate our exposure to specific economic conditions that are particularly volatile, including the market price of bitcoin. Engaging in hedging transactions may expose us to risks associated with such transactions. Hedging against a decline in the values of portfolio investments caused by interest rate risk or volatile bitcoin market prices does not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of such positions decline for other reasons. Such hedging transactions may also limit the opportunity for gain if the values of the portfolio investments should increase. Moreover, it may not be possible to hedge against a particular fluctuation that is so generally anticipated by the markets that a hedging transaction at an acceptable price is unavailable. In light of these and other factors, we may not be successful in mitigating our exposure to volatile economic conditions through any hedging transactions we undertake.

Bitcoin does not pay interest or dividends. Bitcoin does not pay interest or other returns and we can only generate cash from our bitcoin holdings if we sell our bitcoin or implement strategies to create income streams or otherwise generate cash by using our bitcoin holdings. Even if we pursue any such strategies, we may be unable to create income streams or otherwise generate cash from our bitcoin holdings, and any such strategies may subject us to additional risks.

Our bitcoin holdings may significantly impact our financial results and the market price of our Ordinary Shares. Our bitcoin holdings may significantly affect our financial results and if we increase our overall holdings of bitcoin in the future, they will have a greater impact on our financial results and the market price of our Ordinary Shares.

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Our bitcoin treasury strategy has not been tested over an extended period of time or under different market conditions. We will adopt bitcoin treasury strategy in the near future and will need to continually examine the risks and rewards of this new strategy. This new strategy has not been tested over an extended period of time or under different market conditions. For example, although we believe bitcoin, due to its limited supply, has the potential to serve as a hedge against inflation in the long term, the short-term price of bitcoin declined in recent periods during which the inflation rate increased. Some investors and other market participants may disagree with our bitcoin treasury strategy or actions we undertake to implement it. If bitcoin prices were to decrease or our bitcoin treasury strategy otherwise proves unsuccessful, our financial condition, results of operations, and the market price of our Ordinary Shares could be materially adversely affected.

We are subject to counterparty risks, including in particular risks relating to custodians. Although we can implemented various measures that are designed to mitigate our counterparty risks, including by storing substantially all of the bitcoin we own in custody accounts at U.S.-based, institutional-grade custodians and negotiating contractual arrangements intended to establish that our property interest in custodially-held bitcoin is not subject to claims of our custodians’ creditors, applicable insolvency law is not fully developed with respect to the holding of digital assets in custodial accounts. If our custodially-held bitcoin were nevertheless considered to be the property of our custodians’ estates in the event that any such custodians were to enter bankruptcy, receivership or similar insolvency proceedings, we could be treated as a general unsecured creditor of such custodians, inhibiting our ability to exercise ownership rights with respect to such bitcoin and this may ultimately result in the loss of the value related to some or all of such bitcoin. Even if we are able to prevent our bitcoin from being considered the property of a custodian’s bankruptcy estate as part of an insolvency proceeding, it is possible that we would still be delayed or may otherwise experience difficulty in accessing our bitcoin held by the affected custodian during the pendency of the insolvency proceedings. Any such outcome could have a material adverse effect on our financial condition and the market price of our Ordinary Shares.

The broader digital assets industry is subject to counterparty risks, which could adversely impact the adoption rate, price, and use of bitcoin. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, including the filings for bankruptcy protection by Three Arrows Capital, Celsius Network, Voyager Digital, FTX Trading and Genesis Global Capital, the closure or liquidation of certain financial institutions that provided lending and other services to the digital assets industry, including Signature Bank and Silvergate Bank, SEC enforcement actions against Coinbase, Inc. and Binance Holdings Ltd., the placement of Prime Trust, LLC into receivership following a cease-and-desist order issued by Nevada’s Department of Business and Industry, and the filing and subsequent settlement of a civil fraud lawsuit by the New York Attorney General against Genesis Global Capital, its parent company Digital Currency Group, Inc., and former partner Gemini Trust Company, have highlighted the counterparty risks applicable to owning and transacting in digital assets. Although these bankruptcies, closures, liquidations and other events have not resulted in any loss or misappropriation of our bitcoin, nor have such events adversely impacted our access to our bitcoin, they have, in the short-term, likely negatively impacted the adoption rate and use of bitcoin. Additional bankruptcies, closures, liquidations, regulatory enforcement actions or other events involving participants in the digital assets industry in the future may further negatively impact the adoption rate, price, and use of bitcoin, limit the availability to us of financing collateralized by bitcoin, or create or expose additional counterparty risks.

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Changes in our ownership of bitcoin could have accounting, regulatory and other impacts. While we will own bitcoin directly , we may investigate other potential approaches to owning bitcoin, including indirect ownership (for example, through ownership interests in a fund that owns bitcoin). If we were to own all or a portion of our bitcoin in a different manner, the accounting treatment for our bitcoin, our ability to use our bitcoin as collateral for additional borrowings, and the regulatory requirements to which we are subject, may correspondingly change. For example, the volatile nature of bitcoin may force us to liquidate our holdings to use it as collateral, which could be negatively effected by any disruptions in the crypto market, and if liquidated, the value of the collateral would not reflect potential gains in market value of bitcoin, all of which could negatively affect our business and implementation of our bitcoin strategy.

Bitcoin is a highly volatile asset, and fluctuations in the price of bitcoin are likely to influence our financial results and the market price of our Ordinary Shares.

Bitcoin is a highly volatile asset, and fluctuations in the price of bitcoin are likely to influence our financial results and the market price of our common stock. Our financial results and the market price of our Ordinary Shareswould be adversely affected, and our business and financial condition would be negatively impacted, if the price of bitcoin decreased substantially (as it has in the past, such as during 2022), including as a result of:

●	decreased user and investor confidence in bitcoin, including due to the various factors described herein;

●	investment and trading activities such as (i) trading activities of highly active retail and institutional users, speculators, miners and investors, or of the U.S. or state governments, (ii) actual or expected significant dispositions of bitcoin by large holders, and (iii) actual or perceived manipulation of the spot or derivative markets for bitcoin or spot bitcoin ETPs;

●	negative publicity, media or social media coverage, or sentiment due to events in or relating to, or perception of, bitcoin or the broader digital assets industry, for example, (i) public perception that bitcoin can be used as a vehicle to circumvent sanctions, including sanctions imposed on Russia or certain regions related to the ongoing conflict between Russia and Ukraine, or to fund criminal or terrorist activities, such as the purported use of digital assets by Hamas to fund its terrorist attack against Israel in October 2023; (ii) expected or pending civil, criminal, regulatory enforcement or other high profile actions against major participants in the bitcoin ecosystem, including the SEC’s enforcement actions against Coinbase, Inc. and Binance Holdings Ltd.; (iii) additional filings for bankruptcy protection or bankruptcy proceedings of major digital asset industry participants, such as the bankruptcy proceeding of FTX Trading and its affiliates; and (iv) the actual or perceived environmental impact of bitcoin and related activities, including environmental concerns raised by private individuals, governmental and non-governmental organizations, and other actors related to the energy resources consumed in the bitcoin mining process;

●	changes in consumer preferences and the perceived value or prospects of bitcoin;

●	competition from other digital assets that exhibit better speed, security, scalability, or energy efficiency, that feature other more favored characteristics, that are backed or held in large amounts by governments, including the U.S. government, or reserves of fiat currencies, or that represent ownership or security interests in physical assets;

●	a decrease in the price of other digital assets, including stablecoins, or the crash or unavailability of stablecoins that are used as a medium of exchange for bitcoin purchase and sale transactions, such as the crash of the stablecoin Terra USD in 2022, to the extent the decrease in the price of such other digital assets or the unavailability of such stablecoins may cause a decrease in the price of bitcoin or adversely affect investor confidence in digital assets generally;

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●	the identification of Satoshi Nakamoto, the pseudonymous person or persons who developed bitcoin, or the transfer of substantial amounts of bitcoin from bitcoin wallets attributed to Mr. Nakamoto or other “whales” that hold significant amounts of bitcoin;

●	disruptions, failures, unavailability, or interruptions in service of trading venues for bitcoin, such as, for example, the announcement by the digital asset exchange FTX Trading that it would freeze withdrawals and transfers from its accounts and subsequent filing for bankruptcy protection and the recent SEC enforcement action brought against Binance Holdings Ltd., which initially sought to freeze all of its assets during the pendency of the enforcement action;

●	the filing for bankruptcy protection by, liquidation of, or market concerns about the financial viability of digital asset custodians, trading venues, lending platforms, investment funds, or other digital asset industry participants, such as the filing for bankruptcy protection by digital asset trading venues FTX Trading and BlockFi and digital asset lending platforms Celsius Network and Voyager Digital Holdings in 2022, the ordered liquidation of the digital asset investment fund Three Arrows Capital in 2022, the announced liquidation of Silvergate Bank in 2023, the government-mandated closure and sale of Signature Bank in 2023, the placement of Prime Trust, LLC into receivership following a cease-and-desist order issued by the Nevada Department of Business and Industry in 2023, and the exit of Binance Holdings Ltd. from the U.S. market as part of its settlement with the Department of Justice and other federal regulatory agencies;

●	regulatory, legislative, enforcement and judicial actions that adversely affect the price, ownership, transferability, trading volumes, legality or public perception of bitcoin, or that adversely affect the operations of or otherwise prevent digital asset custodians, trading venues, lending platforms or other digital assets industry participants from operating in a manner that allows them to continue to deliver services to the digital assets industry;

●	further reductions in mining rewards of bitcoin, including block reward halving events, which are events that occur after a specific period of time that reduce the block reward earned by “miners” who validate bitcoin transactions, or increases in the costs associated with bitcoin mining, including increases in electricity costs and hardware and software used in mining, that may cause a decline in support for the Bitcoin network;

●	transaction congestion and fees associated with processing transactions on the bitcoin network;

●	macroeconomic changes, such as changes in the level of interest rates and inflation, fiscal and monetary policies of governments, trade restrictions, and fiat currency devaluations;

●	developments in mathematics or technology, including in digital computing, algebraic geometry and quantum computing, that could result in the cryptography used by the bitcoin blockchain becoming insecure or ineffective; and

●	changes in national and international economic and political conditions, including, without limitation, the adverse impact attributable to the economic and political instability caused by the current conflict between Russia and Ukraine and the economic sanctions adopted in response to the conflict, and the potential broadening of the Israel-Hamas conflict to other countries in the Middle East, as well as expectations regarding changes to the regulatory environment, including for the U.S. digital asset industry.

We may face risks relating to the custody of our bitcoin, including the loss or destruction of private keys required to access our bitcoin and cyberattacks or other data loss relating to our bitcoin.

We plan to hold our bitcoin with regulated custodians that have duties to safeguard our private keys. Our bitcoin holdings may be concentrated with a single custodian from time to time. We will seek to achieve a greater degree of diversification in the custody of our bitcoin as the extent of potential risk of loss is dependent, in part, on the degree of diversification. If there is a decrease in the availability of digital asset custodians that we believe can safely custody our bitcoin, for example, due to regulatory developments or enforcement actions that cause custodians to discontinue or limit their services in the United States, we may need to enter into agreements that are less favorable than our current agreements or take other measures to custody our bitcoin, and our ability to seek a greater degree of diversification in the use of custodial services would be materially adversely affected.

Our use of custodians will expose us to the risk that the bitcoin our custodians hold on our behalf could be subject to insolvency proceedings and we could be treated as a general unsecured creditor of the custodian, inhibiting our ability to exercise ownership rights with respect to such bitcoin. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage we maintain related to our bitcoin.

Bitcoin is controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which the bitcoin is held. While the bitcoin blockchain ledger requires a public key relating to a digital wallet to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the bitcoin held in such wallet. To the extent the private key(s) for a digital wallet are lost, destroyed, or otherwise compromised and no backup of the private key(s) is accessible, neither we nor our custodians will be able to access the bitcoin held in the related digital wallet. Furthermore, we cannot provide assurance that our digital wallets, nor the digital wallets of our custodians held on our behalf, will not be compromised as a result of a cyberattack. The bitcoin and blockchain ledger, as well as other digital assets and blockchain technologies, have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities.

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Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.

Bitcoin and other digital assets are relatively novel and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of bitcoin.

The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of bitcoin or the ability of individuals or institutions such as us to own or transfer bitcoin. For example, the U.S. executive branch and SEC, among others in the United States and abroad, have been active in recent years, and laws including the European Union’s Markets in Crypto Assets Regulation and the U.K.’s Financial Services and Markets Act 2023 became law. It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function or the willingness of financial and other institutions to continue to provide services to the digital assets industry, nor how any new regulations or changes to existing regulations might impact the value of digital assets generally and bitcoin specifically. The consequences of increased or different regulation of digital assets and digital asset activities could adversely affect the market price of bitcoin and in turn adversely affect the market price of our Ordinary Shares.

Beyond the regulatory uncertainties in the U.S. and other jurisdictions, the regulatory framework of the PRC is characterized by a comprehensive ban and stringent restrictions. The PRC’s stance on crypto assets, trading, and mining is defined by several key normative documents, including the Notice on Further Preventing and Addressing Risks Associated with Virtual Currency Trading and Speculation, the Notice on Regulating Virtual Currency ‘Mining’ Activities, and the Interpretation of the Supreme People’s Court and the Supreme People’s Procuratorate on Several Issues Concerning the Application of Law in the Handling of Money Laundering Criminal Cases, among others. These regulations stipulate that crypto assets do not possess legal tender status, and any form of crypto asset trading and related services within China are considered illegal financial activities. Civil acts involving participation in such transactions within China are deemed invalid. Mining activities have been classified as an eliminated industry, with a strict prohibition on new projects and a requirement for the phase-out of existing operations. Additionally, virtual asset transactions have been incorporated into the scope of money laundering offenses.

Consequently, under the PRC’s current regulatory policies, the proceeds generated from our proposed bitcoin treasury strategy may be recognized as illegal gains and cannot be repatriated into the PRC. Should our bitcoin treasury strategy involve enterprises or individuals in the PRC, the associated fund flows may trigger anti-money laundering investigations by PRC government authorities. Furthermore, such involvement could lead to regulatory investigations into the operational compliance of the PRC entities, potentially resulting in the disruption of their normal operations. To mitigate PRC-related regulatory risks associated with cryptocurrency trading, we intend to conduct all such activities through our BVI holding company. Our onshore PRC subsidiaries will not participate in any aspect of the proposed bitcoin treasury strategy, and all fund flows relating to such activities will be maintained strictly outside of the PRC, with no interaction with our onshore operating entities. In addition, we plan to closely monitor PRC regulatory developments relating to cryptocurrency. Should there be any material changes in the regulatory environment, we will adjust our strategies accordingly to avoid potential non-compliance.

Moreover, the risks of engaging in a bitcoin treasury strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

The growth of the digital assets industry in general, and the use and acceptance of bitcoin in particular, may also impact the price of bitcoin and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of bitcoin may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to bitcoin, institutional demand for bitcoin as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for bitcoin as a means of payment, and the availability and popularity of alternatives to bitcoin. Even if growth in bitcoin adoption occurs in the near or medium-term, there is no assurance that bitcoin usage will continue to grow over the long-term.

Because bitcoin has no physical existence beyond the record of transactions on the bitcoin blockchain, a variety of technical factors related to the bitcoin blockchain could also impact the price of bitcoin. For example, malicious attacks by miners, inadequate mining fees to incentivize validating of bitcoin transactions, hard “forks” of the bitcoin blockchain into multiple blockchains, and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of the bitcoin blockchain and negatively affect the price of bitcoin. The liquidity of bitcoin may also be reduced and damage to the public perception of bitcoin may occur, if financial institutions were to deny or limit banking services to businesses that hold bitcoin, provide bitcoin-related services or accept bitcoin as payment, which could also decrease the price of bitcoin. Similarly, the open-source nature of the bitcoin blockchain means the contributors and developers of the bitcoin blockchain are generally not directly compensated for their contributions in maintaining and developing the blockchain, and any failure to properly monitor and upgrade the bitcoin blockchain could adversely affect the bitcoin blockchain and negatively affect the price of bitcoin.

Recent actions by U.S. banking regulators have reduced the ability of bitcoin-related services providers to gain access to banking services and liquidity of bitcoin may also be impacted to the extent that changes in applicable laws and regulatory requirements negatively impact the ability of exchanges and trading venues to provide services for bitcoin and other digital assets.

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In addition, while the current administration has expressed support regarding the development and use of digital assets as the industry has anticipated, the specific regulatory frameworks are still to be developed. Expectations around U.S. digital asset policy, including potential sentiments that the U.S. government is not moving quickly enough or not meeting policy expectations, may adversely affect the price of bitcoin.

The availability of spot bitcoin ETPs may adversely affect the market price of our Ordinary Shares.

Although bitcoin and other digital assets have experienced a surge of investor attention since bitcoin was invented in 2008, until recently investors in the United States had limited means to gain direct exposure to bitcoin through traditional investment channels, and instead generally were only able to hold bitcoin through “hosted” wallets provided by digital asset service providers or through “unhosted” wallets that expose the investor to risks associated with loss or hacking of their private keys. Given the relative novelty of digital assets, general lack of familiarity with the processes needed to hold bitcoin directly, as well as the potential reluctance of financial planners and advisers to recommend direct bitcoin holdings to their retail customers because of the manner in which such holdings are custodied, some investors have sought exposure to bitcoin through investment vehicles that hold bitcoin and issue shares representing fractional undivided interests in their underlying bitcoin holdings. These vehicles, which were previously offered only to “accredited investors” on a private placement basis, have in the past traded at substantial premiums to net asset value, or NAV, possibly due to the relative scarcity of traditional investment vehicles providing investment exposure to bitcoin.

On January 10, 2024, the SEC approved the listing and trading of spot bitcoin ETPs, the shares of which can be sold in public offerings and are traded on U.S. national securities exchanges. The approved ETPs commenced trading directly to the public on January 11, 2024, with a trading volume of approximately $4.6 billion on the first trading day. To the extent investors view our Ordinary Shares as providing exposure to bitcoin, it is possible that the value of our Ordinary Shares may also have included a premium over the value of our bitcoin due to the prior scarcity of traditional investment vehicles providing investment exposure to bitcoin, and that the value declined due to investors now having a greater range of options to gain exposure to bitcoin and investors choosing to gain such exposure through ETPs rather than our Ordinary Shares.

Although we are an operating company engaged in the sales of functional skincare products, and we believe we offer a different value proposition than a passive bitcoin investment vehicle such as a spot bitcoin ETP, investors may nevertheless view our Ordinary Shares as an alternative to an investment in an ETP, and choose to purchase shares of a spot bitcoin ETP instead of our Ordinary Shares. They may do so for a variety of reasons, including if they believe that ETPs offer a “pure play” exposure to bitcoin that is generally not subject to federal income tax at the entity level as we are, or the other risk factors applicable to an operating business, such as ours. Additionally, unlike spot bitcoin ETPs, we (i) do not seek for our shares of Ordinary Shares to track the value of the underlying bitcoin we hold before payment of expenses and liabilities, (ii) do not benefit from various exemptions and relief under the Securities Exchange Act of 1934, as amended, or the Exchange Act, including Regulation M, and other securities laws, which enable spot bitcoin ETPs to continuously align the value of their shares to the price of the underlying bitcoin they hold through share creation and redemption, (iii) are a BVI business company with limited liability rather than a statutory trust, and do not operate pursuant to a trust agreement that would require us to pursue one or more stated investment objectives, and (iv) are not required to provide daily transparency as to our bitcoin holdings or our daily NAV. Furthermore, recommendations by broker-dealers to buy, hold, or sell complex products and non-traditional ETPs, or an investment strategy involving such products, may be subject to additional or heightened scrutiny that would not be applicable to broker-dealers making recommendations with respect to our Ordinary Shares. Based on how we are viewed in the market relative to ETPs, and other vehicles that offer economic exposure to bitcoin, such as bitcoin futures ETFs and leveraged bitcoin futures ETFs, any premium or discount in our Ordinary Shares relative to the value of our bitcoin holdings may increase or decrease in different market conditions.

As a result of the foregoing factors, availability of spot bitcoin ETPs on U.S. national securities exchanges could have a material adverse effect on the market price of our Ordinary Shares.

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Our bitcoin treasury strategy subjects us to enhanced regulatory oversight.

As noted elsewhere in these Risk Factors, several spot bitcoin ETPs have received approval from the SEC to list their shares on a U.S. national securities exchange with continuous share creation and redemption at NAV. Even though we are not, and do not function in the manner of, a spot bitcoin ETP, it is possible that we nevertheless could face regulatory scrutiny from the SEC or other federal or state agencies due to our bitcoin holdings.

In addition, there has been increasing focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist activities, or circumvent sanctions regimes, including those sanctions imposed in response to the ongoing conflict between Russia and Ukraine. While we have implemented and maintain policies and procedures reasonably designed to promote compliance with applicable anti-money laundering and sanctions laws and regulations and take care to only acquire our bitcoin through entities subject to anti-money laundering regulation and related compliance rules in the United States, if we are found to have purchased any of our bitcoin from bad actors that have used bitcoin to launder money or persons subject to sanctions, we may be subject to regulatory proceedings and any further transactions or dealings in bitcoin by us may be restricted or prohibited.

We may consider issuing debt or other financial instruments that may be collateralized by our bitcoin holdings. We may also consider pursuing strategies to create income streams or otherwise generate funds using our bitcoin holdings. These types of bitcoin-related transactions are the subject of enhanced regulatory oversight. These and any other bitcoin-related transactions we may enter into, beyond simply acquiring and holding bitcoin, may subject us to additional regulatory compliance requirements and scrutiny, including under federal and state money services regulations, money transmitter licensing requirements and various commodity and securities laws and regulations.

Additional laws, guidance and policies may be issued by domestic and foreign regulators following the filing for Chapter 11 bankruptcy protection by FTX Trading, one of the world’s largest cryptocurrency exchanges, in November 2022. U.S. and foreign regulators have also increased enforcement activity thereafter, and regulatory requirements continue to evolve in response to FTX Trading’s collapse as well as changes in government policies regarding cryptocurrencies. Changes in the regulatory environment, including changing interpretations and the implementation of new or varying regulatory requirements by the government or any new legislation affecting bitcoin, as well as enforcement actions involving or impacting our trading venues, counterparties and custodians, may impose significant costs or significantly limit our ability to hold and transact in bitcoin.

In addition, private actors that are wary of bitcoin or the regulatory concerns associated with bitcoin may in the future take further actions that may have an adverse effect on our business or the market price of our Ordinary Shares.

Due to the currently unregulated nature and lack of transparency surrounding the operations of many bitcoin trading venues, bitcoin trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in bitcoin trading venues and adversely affect the value of our bitcoin.

Bitcoin trading venues are relatively new and, in many cases, currently unregulated. Even if regulated, such venues may not be complying with such regulations. Furthermore, there are many bitcoin trading venues that do not provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance. As a result, the marketplace may lose confidence in bitcoin trading venues, including prominent exchanges that handle a significant volume of bitcoin trading and/or are subject to regulatory oversight, in the event one or more bitcoin trading venues cease or pause for a prolonged period the trading of bitcoin or other digital assets, or experience fraud, significant volumes of withdrawal, security failures or operational problems.

In 2019 there were reports claiming that 80-95% of bitcoin trading volume on trading venues was false or non-economic in nature, with specific focus on currently unregulated exchanges located outside of the United States. The SEC also alleged as part of its June 2023, complaint that Binance Holdings Ltd. committed strategic and targeted “wash trading” through its affiliates to artificially inflate the volume of certain digital assets traded on its exchange. Such reports and allegations may indicate that the bitcoin market is significantly smaller than expected and that the United States makes up a significantly larger percentage of the bitcoin market than is commonly understood. Any actual or perceived false trading in the bitcoin market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of our bitcoin. Negative perception, a lack of stability in the broader bitcoin markets and the closure, temporary shutdown or operational disruption of bitcoin trading venues, lending institutions, institutional investors, institutional miners, custodians, or other major participants in the bitcoin ecosystem, due to fraud, business failure, cybersecurity events, government-mandated regulation, bankruptcy, or for any other reason, may result in a decline in confidence in bitcoin and the broader bitcoin ecosystem and greater volatility in the price of bitcoin. For example, in 2022, each of Celsius Network, Voyager Digital, Three Arrows Capital, FTX Trading, and BlockFi filed for bankruptcy, following which the market prices of bitcoin and other digital assets significantly declined. In addition, in June 2023, the SEC announced enforcement actions against Coinbase, Inc., and Binance Holdings Ltd., two providers of large trading venues for digital assets, which similarly was followed by a decrease in the market price of bitcoin and other digital assets. These were followed in November 2023, by an SEC enforcement action against Kraken, another large trading venue for digital assets. The failure of a major participant in the bitcoin ecosystem could have a material adverse effect on our financial conditions and results of operations.

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The emergence or growth of other digital assets, including those with significant private or public sector backing, could have a negative impact on the price of bitcoin and adversely affect our financial condition and results of operations.

The emergence or growth of digital assets other than bitcoin may have a material adverse effect on our financial condition. While bitcoin is generally considered the largest digital asset by market capitalization, there are numerous alternative digital assets and many entities, including the U.S. government, consortiums and financial institutions, are researching and investing resources into private or permissioned blockchain platforms or digital assets that do not use proof-of-work mining like the bitcoin network. For example, in late 2022, the Ethereum network transitioned to a “proof-of-stake” mechanism for validating transactions that requires significantly less computing power than proof-of-work mining. The Ethereum network has completed another major upgrade since then and may undertake additional upgrades in the future. If the mechanisms for validating transactions in Ethereum and other alternative digital assets are perceived as superior to proof-of-work mining, those digital assets could gain market share relative to bitcoin.

Other alternative digital assets that compete with bitcoin in certain ways include “stablecoins,” which are designed to maintain a constant price because of, for instance, their issuers’ promise to hold high-quality liquid assets (such as U.S. dollar deposits and short-term U.S. treasury securities) equal to the total value of stablecoins in circulation. Stablecoins have grown rapidly as an alternative to bitcoin and other digital assets as a medium of exchange and store of value, particularly on digital asset trading platforms.

Additionally, central banks in some countries have started to introduce digital forms of legal tender. For example, China’s CBDC project was made available to consumers in January 2022, and governments including the European Union and Israel have been discussing the potential creation of new CBDCs. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could also compete with, or replace, bitcoin and other digital assets as a medium of exchange or store of value. As a result, the emergence or growth of these or other digital assets could cause the market price of bitcoin to decrease, which could have a material adverse effect on our financial condition, and operating results.

Bitcoin holdings are less liquid than cash and cash equivalents and may not be able to serve as a source of liquidity for us in the future to the same extent as cash and cash equivalents.

Historically, the bitcoin markets have been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our bitcoin at favorable prices or at all. For example, a number of bitcoin trading venues temporarily halted deposits and withdrawals in 2022. As a result, bitcoin holdings may not be able to serve as a source of liquidity for us in the future to the same extent as cash and cash equivalents. Further, bitcoin we hold with our custodians and transact with our trade execution partners does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered bitcoin or otherwise generate funds using our bitcoin holdings, including in particular during times of market instability or when the price of bitcoin has declined significantly. If we are unable to sell our bitcoin, enter into additional capital raising transactions using bitcoin as collateral, or otherwise generate funds using our bitcoin holdings, or if we are forced to sell our bitcoin at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

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If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our bitcoin, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our bitcoin and our financial condition and results of operations could be materially adversely affected.

Security breaches and cyberattacks are of particular concern with respect to bitcoin holdings. Bitcoin and other blockchain-based cryptocurrencies and the entities that provide services to participants in the bitcoin ecosystem have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. For example, in October 2021 it was reported that hackers exploited a flaw in the account recovery process and stole from the accounts of at least 6,000 customers of the Coinbase exchange, although the flaw was subsequently fixed and Coinbase reimbursed affected customers. Similarly, in November 2022, hackers exploited weaknesses in the security architecture of the FTX Trading digital asset exchange and reportedly stole over $400 million in digital assets from customers. A successful security breach or cyberattack could result in:

●	a partial or total loss of our bitcoin in a manner that may not be covered by insurance or the liability provisions of the custody agreements with the custodians who hold our bitcoin;

●	harm to our reputation and brand;

●	improper disclosure of data and violations of applicable data privacy and other laws; or

●	significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader bitcoin blockchain ecosystem or in the use of the bitcoin network to conduct financial transactions, which could negatively impact us.

Attacks upon systems across a variety of industries, including industries related to bitcoin, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, we expect that unauthorized parties will attempt to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and we may not be able to implement adequate preventative measures. Further, there has been an increase in such activities due to the increase in work-from-home arrangements. The risk of cyberattacks could also be increased by cyberwarfare in connection with the ongoing Russia-Ukraine and Israel-Hamas conflicts, or other future conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the bitcoin industry, including third-party services on which we rely, could materially and adversely affect our financial condition and results of operations.

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Regulatory change reclassifying bitcoin as a security could lead to our classification as an “investment company” under the 1940 Act and could adversely affect the market price of bitcoin and our financial conditions and results of operation.

Under Sections 3(a)(1)(A) and (C) of the 1940 Act, a company generally will be deemed to be an “investment company” for purposes of the 1940 Act if (1) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (2) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We do not believe that we are an “investment company,” as such term is defined in the 1940 Act, and are not registered as an “investment company” under the 1940 Act as of the date of this prospectus supplement.

While senior SEC officials have stated their view that bitcoin is not a “security” for purposes of the federal securities laws, a contrary determination by the SEC could lead to our classification as an “investment company” under the 1940 Act, if the portion of our assets consists of investments in bitcoins exceeds 40% safe harbor limits prescribed in the 1940 Act, which would subject us to significant additional regulatory controls that could have a material adverse effect on our business and operations and may also require us to change the manner in which we conduct our business.

We monitor our assets and income for compliance under the 1940 Act and seek to conduct our business activities in a manner such that we do not fall within its definitions of “investment company” or that we qualify under one of the exemptions or exclusions provided by the 1940 Act and corresponding SEC regulations. If bitcoin is determined to constitute a security for purposes of the federal securities laws, we would take steps to reduce the percentage of bitcoins that constitute investment assets under the 1940 Act. These steps may include, among others, selling bitcoins that we might otherwise hold for the long term and deploying our cash in non-investment assets, and we may be forced to sell our bitcoins at unattractive prices. We may also seek to acquire additional non-investment assets to maintain compliance with the 1940 Act, and we may need to incur debt, issue additional equity or enter into other financing arrangements that are not otherwise attractive to our business. Any of these actions could have a material adverse effect on our results of operations and financial condition. Moreover, we can make no assurance that we would successfully be able to take the necessary steps to avoid being deemed to be an investment company in accordance with the safe harbor. If we were unsuccessful, and if bitcoin is determined to constitute a security for purposes of the federal securities laws, then we would have to register as an investment company, and the additional regulatory restrictions imposed by 1940 Act could adversely affect the market price of bitcoin and in turn adversely affect the market price of our Ordinary Shares.

We may be subject to regulatory developments related to crypto assets and crypto asset markets, which could adversely affect our business, financial condition, and results of operations.

As bitcoin and other digital assets are relatively novel and the application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of bitcoin. The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of bitcoin or the ability of individuals or institutions such as us to own or transfer bitcoin. For examples, see “Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty” elsewhere in these Risk Factors.

If bitcoin is determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of bitcoin and in turn adversely affect the market price of our Ordinary Shares. See “Regulatory change reclassifying bitcoin as a security could lead to our classification as an “investment company” under the 1940 Act, and could adversely affect the market price of bitcoin and the our financial conditions and results of operation” elsewhere in these Risk Factors. Moreover, the risks of us engaging in a bitcoin treasury strategy have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

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Our bitcoin treasury strategy exposes us to risk of non-performance by counterparties.

Our bitcoin treasury strategy exposes us to the risk of non-performance by counterparties, whether contractual or otherwise. Risk of non-performance includes inability or refusal of a counterparty to perform because of a deterioration in the counterparty’s financial condition and liquidity or for any other reason. For example, our execution partners, custodians, if any, or other counterparties might fail to perform in accordance with the terms of our agreements with them, which could result in a loss of bitcoin, a loss of the opportunity to generate funds, or other losses.

Our primary counterparty risk with respect to our bitcoin is custodian performance obligations under the various custody arrangements we have entered into. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, the closure or liquidation of certain financial institutions that provided lending and other services to the digital assets industry, SEC enforcement actions against other providers, or placement into receivership or civil fraud lawsuit against digital asset industry participants have highlighted the perceived and actual counterparty risk applicable to digital asset ownership and trading. Although these bankruptcies, closures and liquidations have not adversely impacted our bitcoin (which was only recently acquired), legal precedent created in these bankruptcy and other proceedings may increase the risk of future rulings adverse to our interests in the event one or more of our custodians becomes a debtor in a bankruptcy case or is the subject of other liquidation, insolvency or similar proceedings.

If we hold our bitcoins in the future, no assurance can be provided that our custodially-held bitcoin will not become part of the custodian’s insolvency estate if one or more of our custodians enters bankruptcy, receivership or similar insolvency proceedings. Additionally, if we pursue any strategies to create income streams or otherwise generate funds using our bitcoin holdings, we would become subject to additional counterparty risks. Although no such strategies are contemplated at this time, we will need to carefully evaluate market conditions, including price volatility as well as service provider terms and market reputations and performance, among others, prior to implementing any such strategy, all of which could effect our ability to successfully implement and execute on any such future strategy. These risks, along with any significant non-performance by counterparties, including in particular the custodians with which we custody substantially all of our bitcoin, could have a material adverse effect on our business, prospects, financial condition, and operating results.

If we hold our bitcoins in the future, there is a risk that custodially-held bitcoin may become part of the custodian’s insolvency estate if one or more of our custodians enters bankruptcy, receivership or similar insolvency proceedings.

If we hold our bitcoins in the future, and custodially-held bitcoin are considered to be the property of our custodians’ estates in the event that any such custodians were to enter bankruptcy, receivership or similar insolvency proceedings, we could be treated as a general unsecured creditor of such custodians, inhibiting our ability to exercise ownership rights with respect to such bitcoin and this may ultimately result in the loss of the value related to some or all of such bitcoin. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, including the filings for bankruptcy protection by Three Arrows Capital, Celsius Network, Voyager Digital, FTX Trading and Genesis Global Capital, the closure or liquidation of certain financial institutions that provided lending and other services to the digital assets industry, including Signature Bank and Silvergate Bank, SEC enforcement actions against Coinbase, Inc. and Binance Holdings Ltd., the placement of Prime Trust, LLC into receivership following a cease-and-desist order issued by Nevada’s Department of Business and Industry, and the filing and subsequent settlement of a civil fraud lawsuit by the New York Attorney General against Genesis Global Capital, its parent company Digital Currency Group, Inc., and former partner Gemini Trust Company, have highlighted the counterparty risks applicable to owning and transacting in digital assets. Although these bankruptcies, closures, liquidations and other events have not resulted in any loss or misappropriation of our bitcoin, nor have such events adversely impacted our access to our bitcoin, they have, in the short-term, likely negatively impacted the adoption rate and use of bitcoin. Additional bankruptcies, closures, liquidations, regulatory enforcement actions or other events involving participants in the digital assets industry in the future may further negatively impact the adoption rate, price, and use of bitcoin, limit the availability to us of financing collateralized by bitcoin, or create or expose additional counterparty risks. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage we maintain related to our bitcoin. Even if we are able to prevent our bitcoin from being considered the property of a custodian’s bankruptcy estate as part of an insolvency proceeding, it is possible that we would still be delayed or may otherwise experience difficulty in accessing our bitcoin held by the affected custodian during the pendency of the insolvency proceedings. Any such outcome could have a material adverse effect on our financial condition and the market price of our Ordinary Shares.

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A temporary or permanent blockchain “fork” to bitcoin or other crypto assets could adversely affect our business.

Blockchain protocols, including bitcoin, are open source. Any user can download the software, modify it, and then propose that bitcoin or other blockchain protocols users and miners adopt the modification. When a modification is introduced and a substantial majority of users and miners consent to the modification, the change is implemented and the bitcoin or other blockchain protocol networks, as applicable, remain uninterrupted. However, if less than a substantial majority of users and miners consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “fork”, i.e., “split” of the impacted blockchain protocol network and respective blockchain, with one prong running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two parallel versions of the bitcoin or other blockchain protocol network, as applicable, running simultaneously, but with each split network’s crypto asset lacking interchangeability. A “hard fork” - where there is disagreement among the users about the rules of the network - can have a significant negative impact on value of the crypto asset.

The bitcoin has been subject to “forks” that resulted in the creation of new networks, including bitcoin cash ABC, bitcoin cash SV, bitcoin diamond, bitcoin gold and others. Some of these forks have caused fragmentation among platforms as to the correct naming convention for forked crypto assets. Due to the lack of a central registry or rulemaking body, no single entity has the ability to dictate the nomenclature of forked crypto assets, causing disagreements and a lack of uniformity among platforms on the nomenclature of forked crypto assets, and which results in further confusion to customers as to the nature of assets they hold on platforms, and which can negatively impact the value of the crypto assets. In addition, several of these forks were contentious and as a result, participants in certain communities may harbor ill will towards other communities. As a result, certain community members may take actions that adversely impact the use, adoption, and price of bitcoin, or any of their forked alternatives.

Furthermore, hard forks can lead to new security concerns. For instance, when the Ethereum and Ethereum Classic networks split in July 2016, replay attacks, in which transactions from one network were rebroadcast on the other network to achieve “double-spending,” plagued platforms that traded Ethereum through at least October 2016, resulting in significant losses to some crypto asset platforms. Similar replay attacks occurred in connection with the bitcoin cash and bitcoin cash SV network split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to the splitting of some mining power across networks, making it easier for a malicious actor to exceed 50% of the mining power of that network, thereby making crypto assets that rely on proof-of-work more susceptible to attack, as has occurred with Ethereum Classic.

We may not immediately or ever have the ability to withdraw a forked or airdropped bitcoin by virtue of bitcoins that we may hold with our custodians in the future. Future forks may occur at any time. A fork can lead to a disruption of networks and our information technology systems, cybersecurity attacks, replay attacks, or security weaknesses, any of which can further lead to temporary or even permanent loss of our and our assets.

Regulatory actions in one or more countries could severely affect the right to acquire, own, hold, sell or use Bitcoin or to exchange them for fiat currency.

One or more countries, such as India or Russia, may take regulatory actions in the future that could severely restrict the right to acquire, own, hold, sell or use Bitcoin or to exchange them for fiat currency. In some nations, including China, it is illegal to accept payment in Bitcoin for consumer transactions and banking institutions are barred from accepting deposits of digital assets. Such restrictions may adversely affect us as the large-scale use of Bitcoin as a means of exchange is presently confined to certain regions.

The regulatory environment regarding digital assets and digital asset mining is in flux, and we may become subject to changes to and/or additional laws and regulations that may limit our ability to operate.

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, OFAC, SEC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Federal Reserve and state financial institution and securities regulators) have been examining the operations of digital asset networks, digital asset users and the Digital Asset Markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, evade sanctions, or fund criminal or terrorist enterprises and the safety and soundness of trading platforms and other service providers that hold or custody digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. Ongoing and future regulatory actions with respect to digital assets generally or Bitcoin in particular may have an adverse impact on our business, prospects and operations. Moreover, the failure of FTX in November 2022 and the resulting market turmoil substantially increased regulatory scrutiny in the United States and globally and led to criminal investigations, SEC enforcement actions and other regulatory activity across the digital asset ecosystem.

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There have also been several bills introduced in Congress that propose to establish additional regulation and oversight of the digital asset markets. For example, the CLARITY Act was passed by the House of Representatives in July 2025, which would, if enacted, regulate digital asset markets and digital asset trading platforms in the United States. In addition, also in July 2025, the Guiding and Establishing National Innovation for U.S. Stablecoins Act of 2025 (the “GENIUS Act”) became the first federal law specifically regulating the issuance, custody and other stablecoin-related matters in the United States.

It is difficult to predict whether, or when, the CLARITY Act or another Bill that would regulate digital asset markets and digital asset trading platforms may become law or whether any new law will lead to Congress granting additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how additional legislation and/or regulatory oversight might impact the ability of digital asset markets to function or how any new regulations or changes to existing regulations might impact the value of digital assets generally and Bitcoin specifically. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on our business and operations.

Furthermore, changes in U.S. political leadership and economic policies may create uncertainty that materially affects the price of digital assets. For example, on March 6, 2025, President Trump signed an Executive Order to establish a Strategic Bitcoin Reserve and a United States Digital Asset Stockpile. Pursuant to this Executive Order, the Strategic Bitcoin Reserve will be capitalized with Bitcoin owned by the Department of Treasury that was forfeited as part of criminal or civil asset forfeiture proceedings, and the Secretaries of Treasury and Commerce are authorized to develop budget-neutral strategies for acquiring additional Bitcoin, provided that those strategies impose no incremental costs on American taxpayers. Conversely, the Digital Asset Stockpile will consist of all digital assets other than Bitcoin owned by the Department of Treasury that were forfeited in criminal or civil asset forfeiture proceedings, but the U.S. Government will not acquire additional assets for the U.S. Digital Asset Stockpile beyond those obtained through such proceedings. The anticipation of a U.S. government-funded strategic cryptocurrency reserve had motivated large-scale purchases of various digital assets in the expectation of the U.S. government acquiring those digital assets to fund such reserve, and the market price of some digital assets decreased significantly as a result of the ultimate content of the Executive Order. Any similar action or omission by the U.S. federal administration or other government authorities may negatively and significantly impact the price of digital assets.

Law enforcement agencies have often relied on the transparency of blockchains to facilitate investigations. However, certain privacy-enhancing features have been, or are expected to be, introduced to a number of digital asset networks. If the Bitcoin network were to adopt any of these features, these features may provide law enforcement agencies with less visibility into transaction-level data. Europol, the EU’s law enforcement agency, released a report in October 2017 noting the increased use of privacy-enhancing digital assets like Zcash and Monero in criminal activity on the internet. In August 2022, OFAC banned all U.S. citizens from using Tornado Cash, a digital asset protocol designed to obfuscate blockchain transactions, by adding certain Ethereum wallet addresses associated with the protocol to its Specially Designated Nationals list and Blocked Persons List, though it has since removed the Tornado Cash smart contracts from this list. In October 2023, FinCEN issued a notice of proposed rulemaking that identified convertible virtual currency (“CVC”) mixing as a class of transactions of primary money laundering concern and proposed requiring covered financial institutions to implement certain recordkeeping and reporting requirements on transactions that covered financial institutions know, suspect or have reason to suspect involve CVC mixing within or involving jurisdictions outside the United States. In April 2024, the DOJ arrested and charged the developers of the Samourai Wallet mixing service with conspiracy to commit money laundering and conspiracy to operate an unlicensed money transmitting business. In May 2024, a cofounder of Tornado Cash was sentenced to more than five years imprisonment in the Netherlands for developing Tornado Cash on the basis that he had helped launder more than $2 billion worth of digital assets through Tornado Cash. Additional regulatory action with respect to privacy-enhancing digital assets and protocols is possible in the future.

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As digital assets have grown in both popularity and market size, governments around the world have reacted differently. Certain governments have deemed digital assets illegal or have severely curtailed the use of digital assets by prohibiting the acceptance of payment in Bitcoin and other digital assets for consumer transactions, barring banking institutions from accepting deposits of digital assets, or introducing punitive taxes on digital asset transactions. Other nations, however, allow digital assets to be used and traded without restriction. In some jurisdictions, such as in the United States, digital assets and products and services in the digital asset markets are subject to extensive, and in some cases overlapping, unclear and evolving regulatory requirements. There is a risk that relevant authorities in any jurisdiction may impose more onerous regulation on Bitcoin, for example banning its use, regulating its operation, or otherwise changing its regulatory treatment. Such changes may introduce a cost of compliance, or have a material impact on our business model, and therefore our financial performance and shareholder returns. If the use of Bitcoin is made illegal in jurisdictions where Bitcoin is currently traded in heavy volumes, the available market for Bitcoin may contract. For example, on September 24, 2021, the People’s Bank of China announced that all activities involving digital assets in mainland China are illegal, which corresponded with a decrease in the price of Bitcoin. If another government with considerable economic power were to ban digital assets or related activities, this could have further impact on the price of Bitcoin.

Digital asset trading platforms and mining pools may also be subject to increased regulation and there is a risk that increased compliance costs are passed through to users, including us, as we exchange Bitcoin earned through our mining activities. There is a risk that a lack of stability in digital asset trading platforms and the closure or temporary shutdown of digital asset trading platforms and/or mining pools which we utilize due to fraud, business failure, hackers or malware, or government-mandated restrictions may reduce confidence in the Bitcoin network and result in greater volatility in or suppression of Bitcoin’s value and consequently have an adverse impact on our operations and financial performance. Digital asset trading platforms and mining pools typically offer a number of services, in addition to their core services. There is a risk that regulation or enforcement actions targeting digital asset trading platforms’ or mining pools’ non-Bitcoin activity could disrupt their Bitcoin-related services that we rely on.

We cannot be certain as to how future regulatory developments will impact the treatment of Bitcoin under the law, and ongoing and future regulation and regulatory actions could significantly restrict or eliminate the market for or uses of Bitcoin and materially and adversely impact our business. If we fail to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations or be subjected to fines, penalties and other governmental action. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our business strategies at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any digital assets we plan to hold or expect to acquire for our own account.

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USE OF PROCEEDS

We estimate that we will receive approximately $12,849.993 in net proceeds from the sale of 6,999,996 Ordinary Units and Warrants offered by us in this Offering , after deducting the Placement Agent’s fees and estimated offering expenses of approximately $1,149,999 payable by us and assuming no exercise of any Warrants.

We intend to use these proceeds for working capital and general corporate purposes.

This expected use of the net proceeds from this Offering represents our intentions based upon our current plans and business conditions. Our management will have discretion in allocating the net proceeds in accordance with the above priorities and purposes.

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CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2025:

●	on an actual basis;

●	on a pro forma basis to reflect (i) the issuance of 475,200 Ordinary Shares pursuant to the 2025 equity incentive plan of the Company on August 12, 2025, at a per share cost basis of $1.71; (ii) the issuance and sale of 12,000,000 Ordinary Shares at a per share price of $0.8 on September 5, 2025; and (iii) the issuance and sale of 38,000,000 Ordinary Shares at a per share price of $0.8 on January 29, 2026; and

●	on a pro forma, as adjusted basis to give effect to the issuance and sale of 6,999,996 Ordinary Shares, and Warrants to purchase up to 83,999,952 Ordinary Shares at an offering price of $2.0 per share, after deducting placement agent fees and expenses and estimated offering expenses payable by us;

	As of June 30, 2025		Pro Forma,
	Actual	Pro Forma	as Adjusted
	US$	US$	US$
Cash and cash equivalents	$33,341,081	$73,341,081	$87,341,081
Total liabilities	$1,725,006	$1,725,006	$1,725,006
Shareholders’ equity:
Ordinary shares, no par value $0.005 each; unlimited shares authorized, 3,168,133 shares issued and outstanding on June 30, 2025	$0	$0	$0
Additional paid in capital	$92,707,344	$133,519,936	$147,519,936
Accumulated deficit	$(29,394,048)	$(30,206,640)	$(30,206,640)
Accumulated other comprehensive income	(4,890,966)	(4,890,966)	(4,890,966)
Total shareholders’ equity	$58,422,330	$98,422,330	$112,422,330
Non-controlling interests	-
Total capitalization	$58,422,330	$98,422,330	$112,422,330

The above discussion and table are based on 3,168,133 Ordinary Shares outstanding as of June 30, 2025.

To the extent that we grant additional options or other awards under our share incentive plan or issue additional warrants and/or ordinary shares in the future, and to the extent that certain anti-dilution adjustments in the number of Ordinary Shares issuable upon the exercise of our Warrants are required to be made, there may be further dilution.

S-38

DILUTION

If you invest in our Ordinary Shares, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our Ordinary Shares after this offering.

Our net tangible book value on June 30, 2025, was approximately $58.42 million, or $18.44 per Ordinary Share. Upon (i) the issuance of 475,200 Ordinary Shares pursuant to the 2025 equity incentive plan of the Company on August 12, 2025, at a per share cost basis of $1.71; (ii) the issuance and sale of 12,000,000 Ordinary Shares at a per share price of $0.8 on September 5, 2025; and (iii) the issuance and sale of 38,000,000 Ordinary Shares at a per share price of $0.8 on January 29, 2026, our adjusted net tangible book value on June 30, 2025 was approximately $98.42 million, or $1.83 per Ordinary Share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares issued and outstanding.

After giving effect to the issue of issuance and sale of 6,999,996 Ordinary Shares, and Warrants to purchase up to 83,999,952 Ordinary Shares at an offering price of $2.0 per share in this offering, and after deducting the placement agent fees and estimated offering expenses payable by us in connection with this offering, our as adjusted net tangible book value as of June 30, 2025 would have been approximately $112.42 million, or approximately $0.78 per Ordinary Share. This represents an immediate decrease of net tangible book value of $0.17 per share to our existing shareholders and an immediate dilution in net tangible book value of $1.21 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Offering price per Ordinary Share	$2.00

Net tangible book value per Ordinary Share as of June 30, 2025, adjusted for (i) the issuance of 475,200 Ordinary Shares pursuant to the 2025 equity incentive plan of the Company on August 12, 2025, at a per share cost basis of $1.71; (ii) the issuance and sale of 12,000,000 Ordinary Shares at a per share price of $0.8 on September 5, 2025; and (iii) the issuance and sale of 38,000,000 Ordinary Shares at a per share price of $0.8 on January 29, 2026	$1.83
Increase in net tangible book value per Ordinary Share attributable to existing investors	$0.17

Net tangible book value per Ordinary Share after further giving effect to this offering, our adjusted net tangible book value on June 30, 2025	$0.78

Dilution per Ordinary share to new investors	$1.21

The above discussion and table are based on 3,168,133 Ordinary Shares outstanding as of June 30, 2025 and excludes:

To the extent that we grant additional options or other awards under our share incentive plan or issue additional warrants and/or ordinary shares in the future and to the extent that certain anti-dilution adjustments in the number of Ordinary Shares issuable upon the exercise of our Warrants are required to be made, there may be further dilution.

S-39

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 6,999,996 Ordinary Shares and Warrants to purchase up to 83,999,952 Ordinary Shares. The following description of our Ordinary Shares and such Warrants summarizes the material terms and provisions thereof.

Ordinary Shares

For a description of the rights associated with the Ordinary Shares, see “Description of Share Capital” in the accompanying prospectus. Our are listed on the Nasdaq Capital Market under the symbol “WNW.” Our transfer agent is TranShare Corporation.

Warrants

The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the terms and provisions of the form of Warrant. Prospective investors should carefully review the terms and provisions set forth in the form of Warrant.

Exercisability. The Warrants are exercisable at any time after their original issuance and at any time up to the date that is one year after their original issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the Ordinary Shares underlying the warrants under the Securities Act is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of Ordinary Shares purchased upon such exercise. If a registration statement registering the issuance of the Ordinary Shares underlying the Warrants under the Securities Act is not effective or available the holder may, in its sole discretion, elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of Ordinary Shares determined according to the formula set forth in the Warrant. No fractional shares will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Exercise Limitation. A holder will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price. The exercise price per whole Ordinary Share purchasable upon exercise of the Warrants is $2.0.

Zero Exercise Price. A holder of Warrants may, at any time and in its sole discretion, exercise its Warrants in whole or in part by means of a “zero exercise price” option in which the holder is entitled to receive a number of Ordinary Shares equal to the product of (a) the number of shares that would be issuable upon exercise of the Warrant in accordance with the terms of such warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (b) the quotient obtained by dividing (i) the exercise price minus the Low Price by (ii) 33.3% of the Low Price. This “zero exercise price” option is only available at a time when the Low Price is lower than the then applicable exercise price. At no time shall the Low Price be lower than $0.40 (the “Floor Price”), subject to adjustment for reverse and forward share splits, recapitalizations and similar transactions. As a result of this feature, we do not expect to receive any cash proceeds from the exercise of the Warrants because it is highly unlikely that a Warrant holder will elect to pay an exercise price in cash to receive Ordinary Shares when they could elect the “zero exercise price” option in these circumstances to receive more Ordinary Shares than they would receive if they did pay an exercise price. As an example, if the holder elects the zero exercise price option, the Warrant Shares could increase to up to 83,999,952 Ordinary Shares, if the Low Price for the Ordinary Shares decreases to and equals the Floor Price at the time of such election. As such, Warrants holders may elect to exercise the “zero exercise price” option to receive 83,999,952 Ordinary Shares upon the exercise of the Warrants, assuming the Low Price equals the Floor Price of $0.40.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not intend to apply to list the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Fundamental Transactions. In the event of a Fundamental Transaction (as defined in the Warrant) and generally including any reorganization, recapitalization or reclassification of our Ordinary Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Ordinary Shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Ordinary Shares, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the number of Ordinary Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, or depositary shares representing those shares, and any additional consideration receivable as a result of such Fundamental Transaction by holders of the number of Ordinary Shares for which the Warrants are exercisable immediately prior to such Fundamental Transaction without regard to any limitations on exercise contained in the Warrants. The holders of the Warrants may also require us or any successor entity to purchase the Warrants from the holders by paying to the holder an amount in cash (or other types or form of consideration in special circumstances listed in the Warrant) equal to the Black Scholes value (as defined in the Warrant) of the remaining unexercised portion of the Warrant on the date of the fundamental transaction.

Rights as a Shareholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our Ordinary Shares, the holder of a Warrant does not have the rights or privileges of a holder of our Ordinary Shares, including any voting rights, until the holder exercises the Warrant.

S-40

Transfer Agent and Registrar

Our transfer agent and registrar is Transhare Corporation, with its office located at 2849 Executive Drive, Suite 200, Clearwater, FL 33762.

NASDAQ Capital Market Listing

Our Ordinary Shares are listed on the NASDAQ Capital Market under the symbol “WNW.”

S-41

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement, dated March 17, 2026, we have engaged the Univest Securities as the placement agent (the “Placement Agent” or “Univest”) in connection with this offering. The Placement Agent is not purchasing or selling any such securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use their “reasonable best efforts,” to arrange for the sale of such securities by us. The terms of this offering are subject to market conditions and negotiations between us, the Placement Agent, and prospective investors. The placement agency agreement does not give rise to any commitment by the Placement Agent to purchase any of our securities, and the Placement Agent will have no authority to bind us by virtue of the placement agency agreement. Further, the Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. We will enter into a securities purchase agreement directly with certain investors, at the investor’s option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus supplement and the documents incorporated by reference herein in connection with the purchase of our securities in this offering. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the investors which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us.

We have entered into a securities purchase agreement directly with certain investors, at the investor’s option, who purchase our securities in this offering. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the investors which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us.

We will deliver to the investors the Ordinary Shares and Warrants electronically, upon closing and receipt of investor funds for the purchase of the Ordinary Shares and Warrants offered pursuant to this prospectus supplement. We expect the delivery of the Ordinary Shares and Warrants being offered pursuant to this prospectus supplement against payment in U.S. dollars will be made on or about March 18, 2026.

The Placement Agency Agreement and the form of securities purchase agreement will be included as exhibits to a Report of Foreign Private Issuer on Form 6-K to be filed with the SEC in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Fees and Expenses

The following table shows the total Placement Agent’s fees we will pay in connection with the sale of the Ordinary Shares and Warrants in this offering:

S-42

	Per Share and Warrant	Total
Offering Price	$2.00	13,999,992.00
Placement Agent’s Fees(1)	$0.14	979,999.44
Proceeds, before expenses, to us	$1.86	13,019,992.56

(1)	We will pay the placement agent a fee equal to the sum of 7.0% of the aggregate purchase price paid by the investors placed by the placement agent. We have also agreed to pay a non-accountable expense reimbursement equal to 0.5% of the gross proceeds from this offering, and to reimburse the Placement Agent up to $100,000 for the reasonable and accounted fees and expenses. For additional information about the compensation paid to the placement agent, see “Plan of Distribution” beginning on page S-42 of this prospectus supplement.

Right of First Refusal

In the event the offering is consummated, we have agreed to grant the Placement Agent a right of first refusal (the “Right of First Refusal”) for a period of six (6) months from the closing of this offering, to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings for which we retain the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during such twelve (12) months period of the Company, or any successor to or any subsidiary of the Company (the “Subsequent Offering”). We have agreed not to offer to retain any entity or person in connection with any such offering on terms more favorable than terms on which we offer to retain the Placement Agent. Such offer shall be made in writing in order to be effective. The Right of First Refusal granted hereunder may be terminated by the Company for “Cause,” which shall mean a material breach by the Placement Agent of this Agreement or a material failure by the Placement Agent to provide the services as contemplated by this Agreement. The services provided by the Placement Agent hereunder are solely for the benefit of the Company and are not intended to confer any rights upon any persons or entities not a party hereto (including, without limitation, securityholders, employees or creditors of the Company) as against Univest or its directors, officers, agents and employees.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the Placement Agency Agreement, or to contribute to payments that the Placement Agent may be required to make in respect of those liabilities.

S-43

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus supplement will be passed upon for us by Hunter Taubman Fischer & Li LLC to the extent governed by the U.S. federal securities laws and the laws of the State of New York, by Conyers Dill & Pearman to the extent governed by the laws of the British Virgin Islands, and by Beijing Dacheng Law Offices, LLP (Fuzhou) to the extent governed by the laws of P.R. China.

EXPERTS

The audited consolidated financial statements for each year of the three years period ended December 31, 2024, 2023 and 2022 have been audited by Enrome LLP, an independent registered public accounting firm, as set forth in their reports thereon, and are incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference, and are included in reliance upon such audit reports given on the authority of such firm as experts in accounting and auditing. The office of Enrome LLP is located at 143 Cecil Street #19-03/04, GB Building, Singapore 069542.

FINANCIAL INFORMATION

The consolidated financial statements for the years ended December 31, 2024, 2023 and 2022 are included in our Annual Report, filed on May 14, 2025, and are incorporated by reference into this prospectus supplement.

S-44

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We hereby incorporate by reference into this prospectus supplement the following documents that we have filed with the SEC under the Exchange Act:

(1)	the Company’s Annual Report on Form 20-F, for the fiscal year ended December 31, 2024, filed with the SEC on May 14, 2025; and

(2)	the Company’s Current Reports on Form 6-K, filed with the SEC on September 12, 2025, November 5, 2025, January 30, 2026, February 2, 2026, February 3, 2026, and March 17, 2026.

(3)	the description of our Ordinary Shares incorporated by reference in our registration statement on Form 8-A, as amended (File No. 001-39803) originally filed with the Commission on December 14, 2020, including any amendment and report subsequently filed for the purpose of updating that description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus supplement, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus supplement and the accompanying prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at Unit 304-3, No. 19, Wanghai Road, Siming District, Xiamen, Fujian, China 361000, Attn: Zhichao Yang, Tel: +86-755-85250400.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus supplement omits certain information and exhibits that are included in the registration statement of which this prospectus supplement forms a part. Since this prospectus supplement may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus supplement forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus supplement, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

S-45

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the British Virgin Islands as a business company and our affairs are governed by our amended and restated memorandum and articles of association and BVI Business Companies Act, Revised Edition 2020 (as amended), and the common law of the British Virgin Islands. We are incorporated under the laws of the British Virgin Islands because of certain benefits associated with being a British Virgin Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. The British Virgin Islands, however, has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States. Additionally, British Virgin Islands companies may not have standing to sue in the Federal courts of the United States.

Substantially all of our assets are located in China. In addition, all of our directors and officers are nationals or residents of China and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Puglisi & Associates as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Conyers Dill & Pearman, our counsel as to the laws of the BVI, has advised us that there is uncertainty as to whether the courts of the BVI would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers to impose liabilities predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in the BVI against us or our directors or officers predicated upon the federal securities laws of the United States or the securities law of any state in the United States. We have been advised by Conyers Dill & Pearman that although there is no statutory enforcement in the BVI of judgments obtained in the federal or state courts of the United States (and the BVI is not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the BVI would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the BVI, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the BVI, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the BVI, and (f) there is due compliance with the correct procedures under the laws of the BVI. However, the BVI courts are unlikely to enforce a punitive judgment of a United States court predicated upon the civil liability provisions of the federal securities laws in the United States without retrial on the merits if such judgment is determined by the courts of the BVI to give rise to obligations to make payments that may be regarded as fines, penalties or punitive in nature.

Our PRC counsel, Beijing Dacheng Law Office, LLP (Fuzhou), has further advised us that the recognition and enforcement of foreign judgments are regulated under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. There are no treaties or other forms of reciprocity between China and the United States for the mutual recognition and enforcement of court judgments. In addition, under PRC law, PRC courts will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of PRC law or national sovereignty, security or public interest, thus making the recognition and enforcement of a U.S. court judgment in China difficult.

S-46

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

S-47

PROSPECTUS

Meiwu Technology Company Limited

$200,000,000

Ordinary Shares, Preferred Shares, Debt Securities

Warrants, Rights and Units

Meiwu Technology Company Limited (“we,” “our,” “us,” “Meiwu,” or “Company”) may, from time to time in one or more offerings, offer and sell up to $200,000,000 of ordinary shares, no par value (the “Ordinary Shares”), preferred shares (once created), debt securities, warrants, units and rights to purchase Ordinary Shares, preferred shares (once created), debt securities, or warrants or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “WNW.” On December 11, 2025, the last reported sale price of our Ordinary Shares on the Nasdaq Capital Market was $1.52 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value more than one-third of the aggregate market value of our voting and non-voting Ordinary Shares in any 12-month period so long as the aggregate market value of our issued and outstanding voting and non-voting Ordinary Shares held by non-affiliates remains below US$75,000,000. The aggregate market value of our issued and outstanding Ordinary Shares, no par value, held by non-affiliates, or public float, as of January 23, 2026, was approximately $3,472,231.86, which was calculated based on 2,143,353 Ordinary Shares held by non-affiliates and the closing price of $1.62 of our Ordinary Shares as of December 4, 2025. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 21 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

Overview

We are an offshore holding company incorporated in the British Virgin Islands and not a Chinese operating company. As a holding company with no material operations, we currently conduct our business through our subsidiaries in China. Investors of our Ordinary Shares are not acquiring equity interest in any operating company but instead are acquiring interest in a British Virgin Islands holding company. This holding company structure involves unique risks to investors. As a holding company, we may rely on dividends from its subsidiaries for cash requirements, including any payment of dividends to its shareholders. The ability of our subsidiaries to pay dividends or make distributions to us may be restricted by laws and regulations applicable to them or the debt they incur on their own behalf or the instruments governing their debt. In addition, PRC regulatory authorities could disallow this holding company structure and limit or hinder our ability to conduct our business through, receive dividends or distributions from, or transfer funds to, the operating companies or list on a U.S. or other foreign exchange, which could cause the value of our securities to significantly decline or become worthless. Disallowance of this holding company structure would likely result in a material change to our operations.

As of the date of this prospectus, we do not have any variable interest entity (“VIE”) in our corporate structure. Prior to December 24, 2024, we conducted our business in China by (i) the former VIE, Meiwu Shenzhen, and (ii) the former VIE’s subsidiaries, Jiayuan Liquor, Wunong Shaanxi, Heme Shenzhen, Wude Shanghai and Meiwu Catering. Neither we nor our subsidiaries owned any equity interests in the VIE. You are holding equity interests in the BVI company, not our subsidiaries in China. WFOE, the VIE and the shareholders of the VIE entered into a series of contractual arrangements, also known as the “VIE Agreements”, pursuant to which we are able to consolidate the financial results of the VIE in our consolidated financial statements because we are deemed as the primary beneficial of the VIE under generally accepted accounting principles in the U.S. (“U.S. GAAP”).

On December 10, 2024, we effected a restructuring and terminated the VIE corporate structure. The termination was due to the continued loss incurred by the business and operations of the VIE and its subsidiaries, and in connection with our business transition to focus on the functional skincare business. Following the restructuring in December 2024, the contractual arrangement of the VIE structure was terminated and currently we do not have any VIE in China.

Risks Related to Doing Business in China

We face various legal and operational risks and uncertainties relating to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, the PRC government has issued statements and regulatory actions relating to areas such as regulatory approvals on overseas offerings and listings by, and foreign investment in, China-based issuers, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy. It remains uncertain how PRC government authorities will regulate overseas listings and offerings in general and whether we can fully comply with applicable regulatory requirements, including completing filings with the China Securities Regulatory Commission, or the CSRC, and whether we are required to complete other filings or obtain any specific regulatory approvals from the CSRC, the Cyberspace Administration of China, or the CAC, or any other PRC government authorities for our overseas offerings and listings, as applicable. In addition, if future regulatory developments mandate clearance of cybersecurity review or other specific actions to be completed by China-based companies listed on foreign stock exchanges, such as us, we face uncertainties as to whether such clearance can be timely obtained, or at all. These risks may impact our ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a stock exchange in the United States or any other foreign country. These risks could result in a material adverse change in our operations and the value of our Ordinary Shares, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. For a detailed description of risks relating to doing business in China, see “Risk Factors - Risks Related to Doing Business in China” in our annual report filed on Form 20-F on May 14, 2025 (“2025 Annual Report”).

The PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature, such as data security or anti-monopoly related regulations, may cause the value of such securities to significantly decline. For more details, see “Risk Factors-Risks Related to Doing Business in China - Any actions by Chinese government, including any decision to intervene or influence our operations or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to our operation, may limit or completely hinder our ability to continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless” in our 2025 Annual Report.

Risks and uncertainties regarding the interpretation and enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of our Ordinary Shares. For more details, see “Risk Factors-Risks Related to Doing Business in China - Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us” in our 2025 Annual Report.

The Holding Foreign Companies Accountable Act

Our Ordinary Shares may be delisted and prohibited from being traded under the Holding Foreign Companies Accountable Act if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditor. On May 20, 2020, the Senate passed the Holding Foreign Companies Accountable Act prohibiting an issuer’s securities from being traded on a national exchange if the PCAOB is unable to inspect the issuer’s auditors for three consecutive years. Pursuant to the Holding Foreign Companies Accountable Act, (the “HFCAA”), if the Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect an issuer’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. The PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On June 22, 2021, United States Senate has passed the Accelerating Holding Foreign Companies Accountable Act (the “Accelerating HFCAA”), which, if enacted, would decrease the number of “non-inspection years” from three years to two years, and thus, would reduce the time before our securities may be prohibited from trading or delisted if the PCAOB determines that it cannot inspect or investigate completely our auditor. Our current auditor, Enrome LLP (the “Enrome”), is headquartered in Singapore, and is currently subject to the PCAOB inspections under a regular basis. As of the date of the prospectus, Enrome, our current auditor, are not subject to the determinations as to inability to inspect or investigate completely as announced by the PCAOB on December 16, 2021. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “Statement of Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The terms of the Statement of Protocol would grant the PCAOB complete access to audit work papers and other information so that it may inspect and investigate PCAOB-registered accounting firms headquartered in China and Hong Kong. According to the PCAOB, its December 2021 determinations under the HFCAA remain in effect. The PCAOB is required to reassess these determinations by the end of 2022. Under the PCAOB’s rules, a reassessment of a determination under the HFCA Act may result in the PCAOB reaffirming, modifying or vacating the determination. However, recent developments with respect to audits of China-based companies create uncertainty about the ability of Enrome to fully cooperate with the PCAOB’s request for audit work papers without the approval of the Chinese authorities. In the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA ultimately result in a determination by a securities exchange to delist the Company’s securities. See “Risks Related to Doing Business in China - Our securities may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely our auditor located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment.” in our 2025 Annual Report.

On December 15, 2022, the PCAOB issued a HFCAA determination report that vacated its December 16, 2021 determinations and removed mainland China and Hong Kong from the list of jurisdictions where it had been unable to completely inspect or investigate the registered public accounting firms. We do not expect to be identified as a Commission-Identified Issuer under the HFCA Act as of the date of this prospectus.

We are a “foreign private issuer”, as defined under federal securities laws, as amended, and, as such, are subject to reduced public company reporting requirements.

Permission or Approval Required from the PRC Authorities for Our Operations and Offerings

As of the date of this prospectus, we and our PRC operating subsidiaries, (i) are not covered by additional permissions or approval requirements from any governmental agency that is required to approve the PRC operating entities’ operations, (ii) have received from PRC authorities all requisite licenses, permissions, and approvals needed to engage in the businesses currently conducted in the PRC, and (iii) no such permission or approval has been denied. These licenses, permissions, and approvals, which have been successfully obtained, are business licenses. The Company is in the process of applying for value-added telecommunications business license.

We are aware, however, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters. The Opinions and any related implementing rules to be enacted may subject us to compliance requirement in the future. Given the current regulatory environment in the PRC, we are still subject to the uncertainty of different interpretation and enforcement of the rules and regulations in the PRC adverse to us, which may take place quickly with little advance notice.

On December 28, 2021, the CAC published the CAC Revised Measures, which further restates and expands the applicable scope of the cybersecurity review. The CAC Revised Measures took effect on February 15, 2022. Pursuant to the CAC Revised Measures, if a network platform operator holding personal information of over one million users seeks for “foreign” listing, it must apply for the cybersecurity review. In addition, operators of critical information infrastructure purchasing network products and services are also obligated to apply for the cybersecurity review for such purchasing activities. Although the CAC Revised Measures provides no further explanation on the extent of “network platform operator” and “foreign” listing, we do not believe we are obligated to apply for a cybersecurity review pursuant to the CAC Revised Measures, considering that (i) we are not holding personal information of over one million users and it is also very unlikely that we will reach such threshold in the near future; (ii) as of the date of this this prospectus, we have not received any notice or determination from applicable PRC governmental authorities identifying our PRC subsidiaries as critical information infrastructure operators.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), which has become effective on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises (the “Notice”). Pursuant to the Trial Measures and the Notice, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. Subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities shall be filed with the CSRC within 3 working days after the offering is completed. If a PRC company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such PRC company may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing before March 31, 2023 and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing yet need to make filings for subsequent offerings in accordance with the Trial Measures. Therefore, we are required to complete filing procedures with the CSRC in connection with the offerings pursuant to this prospectus and any accompanying prospectus and are subject to the filing requirements under the Trial Measures for our future offerings and listing of our securities in an overseas market.   In addition, on February 24, 2023, the CSRC, together with Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing which was issued by the CSRC, National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the Provisions. The revised Provisions is issued under the title the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, and came into effect on March 31, 2023 together with the Trial Measures. One of the major revisions to the revised Provisions is expanding its application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, including but not limited to (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. As of the date of this prospectus, we have not received any formal inquiry, notice, warning, sanction, or objection from the CSRC with respect our listing on the Nasdaq Capital Market. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or be worthless.

In summary, based on the opinion of our PRC counsel, Beijing Dacheng Law Office, LLP (“Dacheng”), we and our subsidiaries are not required to obtain permission or approval from the PRC authorities including CSRC or CAC for the operation of our subsidiaries, nor have we or our subsidiaries received any denial. We are subject to the risks of uncertainty of any future actions of the PRC government in this regard including the risk that we do not receive or maintain such permissions or approvals, or we inadvertently conclude that the permission or approvals discussed here are not required, that applicable laws, regulations or interpretations change such that we or any of our subsidiaries is required to obtain approvals in the future, or that the PRC government could disallow our holding company structure, which would likely result in a material change in our operations, including our ability to continue our existing holding company structure, carry on our current business, accept foreign investments, and continue to offer securities to our investors. These adverse actions could cause the value of our Ordinary Shares to significantly decline or become worthless. We may also be subject to penalties and sanctions imposed by the PRC regulatory agencies, including the CSRC, if we fail to comply with such rules and regulations, which would likely adversely affect the ability of our securities to be listed on the U.S. exchange, which would likely cause the value of our securities to significantly decline or become worthless.

Cash Transfers and Dividend Distribution

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to re-invest in and finance the expansion of our business, and we do not anticipate that any cash dividends will be paid or any assets will be transferred in the foreseeable future. Subject to the passive foreign investment company (“PFIC”) rules, the gross amount of distributions we make to investors with respect to our ordinary shares (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Pursuant to the BVI Business Companies Act, Revised Edition 2020 (as amended from time to time) (the “BVI Act”), and our current effective amended and restated memorandum and articles of association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think appropriate, if they are satisfied, on reasonable grounds, that immediately following the dividend payment, the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. There is no further British Virgin Islands statutory restriction on the amount of funds which may be distributed by us by dividends. If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our subsidiaries.

Current PRC regulations permit the PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, when a company distributes its after-tax profits of the current year, it shall allocate ten percent of the profits to the company’s statutory surplus reserve. Where the cumulative amount of the company’s statutory surplus reserve exceeds fifty percent of the company’s registered capital, no further allocation is required. In addition, when a company uses its surplus reserve to cover losses, it shall first utilize the discretionary surplus reserve and the statutory surplus reserve. If the losses cannot be fully covered after using these reserves, the capital surplus reserve may be used in accordance with relevant regulations.

The PRC government also imposes controls on the conversion of Renminbi (“RMB”) into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operating subsidiaries in China, we may be unable to pay dividends on our Ordinary Shares.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

In order for us to pay dividends to our shareholders, we will rely on profits made through our operations by our subsidiaries.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by the WFOE to its immediate holding company, Vande. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Vande intends to apply for the tax resident certificate when the WFOE plans to declare and pay dividends to Vande. See “Risk Factors - There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of the WFOE, and dividends payable by the WFOE to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.”

As of the date of this prospectus, we and our subsidiaries have not distributed any earnings and do not have any plan to distribute earnings in the foreseeable future.

Our management is directly supervising cash management. Our finance department is responsible for establishing the cash management policies and procedures among our departments and the operating entities. Each department or operating entity initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submitting it to designated management members of our Company, based on the amount and the use of cash requested. The designated management member examines and approves the allocation of cash based on the sources of cash and the priorities of the needs, and submit it to the cashier specialists of our finance department for a second review. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred nor a written policy that addresses how we will handle any limitations on cash transfers due to PRC law.

During the six months ended June 30, 2025, there has been no cash transfers and transfers of other assets among us and our subsidiaries. During the fiscal years ended December 31, 2024, 2023 and 2022, there has been no cash transfers and transfers of other assets among us and our subsidiaries.

Any limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. See also “Risk Factors - If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders” in our 2025 Annual Report.

To the extent cash/assets in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds/assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our company, our subsidiaries, or the consolidated VIE by the PRC government to transfer cash/assets.

We are subject to certain legal and operational risks associated with being based in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of the subsidiaries, significant depreciation of the value of our Ordinary Shares, a complete hindrance of our ability to offer or continue to offer our securities to investors, or cause the value of our Ordinary Shares to be worthless. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, our Company and its subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction. As of the date of this prospectus, there are currently no relevant laws or regulations in the PRC that prohibit companies whose entity interests are within the PRC from listing on overseas stock exchanges. It is highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and our ability to continue our listing on an U.S. exchange. See “Risk Factors - Risk Factors Relating to Our Offering - The Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of the securities we are registering. Also, given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless” and other risk factors disclosed in “Risk Factors - Risks Related to Doing Business in China” in our 2025 Annual Report.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. For more detailed discussion, see “Risk Factors - Risks Relating to Our Ordinary Shares - We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Ordinary Shares less attractive to investors” and “We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company” ”in our 2025 Annual Report.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 26, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell Ordinary Shares, preferred shares (once created), warrants, units and rights to purchase Ordinary Shares, preferred shares (once created), warrants, or, debt securities or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $200,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document filed after the date of this prospectus and incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

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COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“Antai” refers to Antai Medical Limited, a limited company organized under the laws of Hong Kong and a wholly owned subsidiary of Yuanxing BVI;

●	“BVI” refers to the British Virgin Islands;

●	“Baode” refers to Baode Supply Chain (Shenzhen) Co., Ltd, a limited liability company organized under the laws of China and a majority-owned subsidiary of Meiwu Shenzhen before December 28, 2021;

●	“China” or the “PRC” are to the People’s Republic of China, excluding Taiwan for the purposes of this prospectus only;

●	“Code Beating” refers to Code Beating (Xiamen) Technology Company Limited, a company organized under the laws of the PRC and a wholly owned subsidiary of Delimond;

●	“Commission” or the “SEC” refers to the U.S. Securities and Exchange Commission;

●	“Delimond” refers to Delimond Limited, a limited liability company organized under the laws of Hong Kong and a wholly owned subsidiary of Mahao BVI;

●	“Heme Shenzhen” refers to Heme Brand Chain Management (Shenzhen) Co., Ltd., a limited liability company organized under the laws of PRC and a 51% owned subsidiary of Meiwu Shenzhen;

●	“Mahao BVI” refers to Mahaotiaodong Information Technology Company Limited, a British Virgin Islands business company and a wholly owned subsidiary of Meiwu;

●	“Meiwu Catering” is to Meiwu Catering Chain Management (Shenzhen) Co., Ltd, a limited liability company organized under the laws of China and a wholly owned subsidiary of Meiwu Shenzhen;

●	“Memorandum and Articles of Association” refers to our current amended and restated memorandum and articles of association (as may be amended and restated from time to time);

●	“PRC operating entities” refer to PRC subsidiaries, Meiwu Shenzhen and its subsidiaries;

●	“PRC subsidiaries” refer to Code Beating, Guo Gang Tong, Yundian, and Yuanxing;

●	“Vande” refers to Shenzhen Vande Technology Co., Limited, a limited company organized under the laws of Hong Kong and a wholly owned subsidiary of Meiwu;

●	“variable interest entity” or “VIE” is to our variable interest entity, Wunong Technology (Shenzhen) Co., Ltd.

●	“we,” “us,” “our company,” “our,” “the Company” and “Meiwu” is to Meiwu Technology Company Limited, a British Virgin Islands company;

●	“WFOE” or “Guo Gang Tong” refers to Guo Gangtong Trade (Shenzhen) Co., Ltd, a limited liability company organized under the laws of China, which is wholly-owned by Shenzhen Vande Technology Co., Limited;

●	“Wude Shanghai” is to Wude Agricultural Technology (Shanghai) Co., Ltd, a limited liability company organized under the laws of China and a majority-owned subsidiary of Meiwu Shenzhen and

●	“Meiwu Shenzhen” refers to Meiwu Zhishi Technology (Shenzhen) Co,. Ltd, formerly known as Wunong Technology (Shenzhen) Co., Ltd, a limited liability company organized under the laws of China and a variable interest entity (“VIE”) contractually controlled by WFOE;

●	“Website” is to our e-commence website for the offering of the food products at www.wnw108.com.

●	“Yuanxing” refers to Hunan Yuanxing Chanrong Technology Co., Ltd., a company organized under the laws of the PRC and a wholly owned subsidiary of Antai;

●	“Yuanxing BVI” refers to Xinfuxin International Holdings Limited, a British Virgin Islands business company and a wholly owned subsidiary of Meiwu;

●	“Yundian” refers to Dalian Yundian Zhiteng Technology Company Limited, a limited liability company organized under the laws of China and a wholly owned subsidiary of Yun Tent;

●	“Yundian BVI” refers to Magnum International Holdings Limited, a British Virgin Islands business company and a wholly owned subsidiary of Meiwu; and

●

“Yun Tent” refers to Yun Tent Technology Company Limited, a limited company organized under the laws of Hong Kong and a wholly owned subsidiary of Yundian BVI;

All references to “RMB” or “Chinese Yuan” is to the legal currency of China;

All references to “U.S. dollars,” “dollars,” “USD” or “$” are to the legal currency of the United States.

Our business is conducted by our subsidiaries in PRC, using RMB, the currency of China. Our consolidated financial statements are presented in United States dollars. In this prospectus, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements in United States dollars. These dollar references are based on the exchange rate of RMB to United States dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would,” variations therefrom and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy our Ordinary Shares.

Corporate Structure

We are an offshore holding company incorporated in the British Virgin Islands and not a Chinese operating company. As a holding company with no material operations, we currently conduct our business through our subsidiaries in China. Investors of our Ordinary Shares are not acquiring equity interest in any operating company but instead are acquiring interest in a British Virgin Islands holding company. This holding company structure involves unique risks to investors. As a holding company, we may rely on dividends from our subsidiaries for cash requirements, including any payment of dividends to its shareholders. The ability of our subsidiaries to pay dividends or make distributions to us may be restricted by laws and regulations applicable to them or the debt they incur on their own behalf or the instruments governing their debt. In addition, PRC regulatory authorities could disallow this holding company structure and limit or hinder our ability to conduct our business through, receive dividends or distributions from, or transfer funds to, the operating companies or list on a U.S. or other foreign exchange, which could cause the value of our securities to significantly decline or become worthless. Disallowance of this holding company structure would likely result in a material change to our operations.

Prior to December 24, 2024, we conducted our business in China by (i) the former VIE, Meiwu Shenzhen, and (ii) the former VIE’s subsidiaries, Jiayuan Liquor, Wunong Shaanxi, Heme Shenzhen, Wude Shanghai and Meiwu Catering. Neither we nor our subsidiaries owned any equity interests in the VIE. The WFOE, the VIE and the shareholders of the VIE entered into a series of contractual arrangements, also known as the “VIE Agreements”, pursuant to which we are able to consolidate the financial results of the VIE in our consolidated financial statements because we are deemed as the primary beneficial of the VIE under generally accepted accounting principles in the U.S. (“U.S. GAAP”).

On December 10, 2024, we effected a restructuring and terminated the VIE corporate structure. The termination was due to the continued loss incurred by the business and operations of the VIE and its subsidiaries, and in connection with our business transition to focus on the functional skincare business. Following the restructuring in December 2024, the contractual arrangement of the VIE structure was terminated and currently we do not have any VIE in China.

The following diagram illustrates our corporate structure as of the date of this prospectus. For more details on our corporate history, please refer to “Corporate History and Structure.”

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In addition, our Ordinary Shares may be prohibited from trading on a national exchange under the HFCA Act, as amended by the Accelerating Holding Foreign Companies Accountable Act, if the PCAOB is unable to inspect our auditors for two consecutive years. On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of the PRC, because of positions taken by PRC authorities in those jurisdictions. As an auditor of companies that are registered with the SEC and publicly traded in the U.S. and a firm registered with the PCAOB, our auditor, Enrome LLP, is required under the laws of the U.S. to undergo regular inspections by the PCAOB to assess their compliance with the laws of the U.S. and professional standards. Our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the U.S. and a firm registered with the PCAOB, is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is currently subject to PCAOB inspections and PCAOB is able to inspect our auditor. If trading in our Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Ordinary Shares and trading in our Ordinary Shares could be prohibited. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed the Protocol, governing inspections and investigations of accounting firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 29, 2022, President Biden signed into law the Accelerating Holding Foreign Companies Accountable Act as a part of the Consolidated Appropriations Act, amending the HFCA Act and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act, if needed.

See “Risk Factors - Risks Relating to Doing Business in China - The recent joint statement by the SEC, proposed rule changes by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offerings, business operations, share price and reputation” in our 2025 Annual Report.

Dividend Distributions or Assets Transfer among the Holding Company and its Subsidiaries

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to re-invest in and finance the expansion of our business, and we do not anticipate that any cash dividends will be paid or any assets will be transferred in the foreseeable future. Subject to the passive foreign investment company (“PFIC”) rules, the gross amount of distributions we make to investors with respect to our ordinary shares (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Pursuant to the BVI Business Companies Act, Revised Edition 2020 (as amended from time to time) (the “BVI Act”), and our current effective amended and restated memorandum and articles of association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think appropriate, if they are satisfied, on reasonable grounds, that immediately following the dividend payment, the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. There is no further British Virgin Islands statutory restriction on the amount of funds which may be distributed by us by dividends. If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our subsidiaries.

Current PRC regulations permit the PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, when a company distributes its after-tax profits of the current year, it shall allocate ten percent of the profits to the company’s statutory surplus reserve. Where the cumulative amount of the company’s statutory surplus reserve exceeds fifty percent of the company’s registered capital, no further allocation is required. In addition, when a company uses its surplus reserve to cover losses, it shall first utilize the discretionary surplus reserve and the statutory surplus reserve. If the losses cannot be fully covered after using these reserves, the capital surplus reserve may be used in accordance with relevant regulations.

The PRC government also imposes controls on the conversion of Renminbi (“RMB”) into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operating subsidiaries in China, we may be unable to pay dividends on our Ordinary Shares.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

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In order for us to pay dividends to our shareholders, we will rely on profits made through our operations by our subsidiaries.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by the WFOE to its immediate holding company, Vande. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Vande intends to apply for the tax resident certificate when the WFOE plans to declare and pay dividends to Vande. See “Risk Factors - There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of the WFOE, and dividends payable by the WFOE to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.”

As of the date of this prospectus, we and our subsidiaries have not distributed any earnings and do not have any plan to distribute earnings in the foreseeable future.

Our management is directly supervising cash management. Our finance department is responsible for establishing the cash management policies and procedures among our departments and the operating entities. Each department or operating entity initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submitting it to designated management members of our Company, based on the amount and the use of cash requested. The designated management member examines and approves the allocation of cash based on the sources of cash and the priorities of the needs, and submit it to the cashier specialists of our finance department for a second review. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred nor a written policy that addresses how we will handle any limitations on cash transfers due to PRC law.

During the six months ended June 30, 2025, there has been no cash transfers and transfers of other assets among us and our subsidiaries. During the fiscal years ended December 31, 2024, 2023 and 2022, there has been no cash transfers and transfers of other assets among us and our subsidiaries.

Any limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. See also “Risk Factors - If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders” in our 2025 Annual Report.

To the extent cash/assets in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds/assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our company, our subsidiaries, or the consolidated VIE by the PRC government to transfer cash/assets.

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We are subject to certain legal and operational risks associated with being based in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of the subsidiaries, significant depreciation of the value of our Ordinary Shares, a complete hindrance of our ability to offer or continue to offer our securities to investors, or cause the value of our Ordinary Shares to be worthless. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, our Company and its subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction. As of the date of this prospectus, there are currently no relevant laws or regulations in the PRC that prohibit companies whose entity interests are within the PRC from listing on overseas stock exchanges. It is highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and our ability to continue our listing on an U.S. exchange. See “Risk Factors - Risk Factors Relating to Our Offering - The Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of the securities we are registering. Also, given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless” and other risk factors disclosed in “Risk Factors - Risks Related to Doing Business in China” in our 2025 Annual Report.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. For more detailed discussion, see “Risk Factors - Risks Relating to Our Ordinary Shares - We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Ordinary Shares less attractive to investors” and “We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an ‘emerging growth company’ ” in our 2025 Annual Report.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

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Overview

We operate our business in China under a legal regime consisting of the National People’s Congress, which is the country’s highest legislative body, the State Council, which is the highest authority of the executive branch of the PRC central government, and several ministries and agencies under its authority, including the Ministry of Industry and Information Technology, State Administration for Industry and Commerce (“SAIC”), the State Administration for Market Regulation and their respective local offices.

This section sets forth a summary of the most significant rules and regulations that affect our business activities in China.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the U.S. Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

Risks Related to Doing Business in the People’s Republic of China

Having all of our operations in China with our current corporate structure, uncertainties regarding the interpretation and enforcement of laws, the fact that rules and regulations in China can change quickly with little advance notice, along with the risk that the Chinese government may intervene or influence the PRC subsidiaries’ operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, could result in a material change in the PRC subsidiaries’ and our operations, financial performance and/or the value of our Ordinary Shares or impair our ability to raise money.

The PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature, such as data security or anti-monopoly related regulations, may cause the value of such securities to significantly decline.

●	The Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of the securities we are registering. Also, given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

●	There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of the WFOE, and dividends payable by the WFOE to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.

Risks Related to Our Planned Bitcoin Treasury Strategy

●	Our bitcoin treasury strategy exposes us to various risks associated with bitcoin.

●	Bitcoin is a highly volatile asset, and fluctuations in the price of bitcoin are likely to influence our financial results and the market price of our Ordinary Shares.

●	We face risks relating to the custody of our bitcoin, including the loss or destruction of private keys required to access our bitcoin and cyberattacks or other data loss relating to our bitcoin.

●	Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.
●	The availability of spot bitcoin ETPs may adversely affect the market price of our Ordinary Shares.

●	Our bitcoin treasury strategy subjects us to enhanced regulatory oversight.
●	Due to the currently unregulated nature and lack of transparency surrounding the operations of many bitcoin trading venues, bitcoin trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in bitcoin trading venues and adversely affect the value of our bitcoin.

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The emergence or growth of other digital assets, including those with significant private or public sector backing, could have a negative impact on the price of bitcoin and adversely affect our financial condition and results of operations.

●	Bitcoin holdings are less liquid than cash and cash equivalents and may not be able to serve as a source of liquidity for us in the future to the same extent as cash and cash equivalents.

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If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our bitcoin, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our bitcoin and our financial condition and results of operations could be materially adversely affected.

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●	Regulatory change reclassifying bitcoin as a security could lead to our classification as an “investment company” under the 1940 Act and could adversely affect the market price of bitcoin and our financial conditions and results of operation.

●	We may be subject to regulatory developments related to crypto assets and crypto asset markets, which could adversely affect our business, financial condition, and results of operations.
●	Our bitcoin treasury strategy exposes us to risk of non-performance by counterparties.

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If we hold our bitcoins in the future, there is a risk that custodially-held bitcoin may become part of the custodian’s insolvency estate if one or more of our custodians enters bankruptcy, receivership or similar insolvency proceedings.

●	A temporary or permanent blockchain “fork” to bitcoin or other crypto assets could adversely affect our business.

●	Regulatory actions in one or more countries could severely affect the right to acquire, own, hold, sell or use Bitcoin or to exchange them for fiat currency.
●	The regulatory environment regarding digital assets and digital asset mining is in flux, and we may become subject to changes to and/or additional laws and regulations that may limit our ability to operate.

Business Overview

We are British Virgin Islands company incorporated on December 4, 2018 under the name “Advancement International Limited”. On August 19, 2019, we changed our name from “Advancement International Limited” to “Wunong Net Technology Company Limited” and on October 6, 2021 we further changed our name from “Wunong Net Technology Company Limited” to our current name, “Meiwu Technology Company Limited”. We do not have material operations and we conduct our business in China through our subsidiaries.

Functional Skincare Business

In the last quarter of 2024, the management decided to implement a strategic transition in the Company’s business to expand into the sales of functional skincare products and launched this functional skincare business. For the six months ending June 30, 2025, the functional skincare business accounted for 95% of our total revenue. For the year ended December 31, 2024, the functional skincare business accounted for 38% of our total revenue.

Products and Services

We aim to build a comprehensive online ecosystem with stable supply chain for our functional skincare products to be launched around the last quarter of 2025. This will include upstream product research and development of skincare products, midstream distributor support and training, and downstream franchisee partnerships for functional skincare stores. We will connect three key groups in this business: stores, professionals in functional skincare, and consumers.

Xiamen Chunshang’s current product offerings include essence, serum, collagen and prebiotics solid beverage. Through its wholly owned subsidiary, Xiamen Chunshang, the Company has acquired of trademarks, entered into cooperation agreement with a research company, entry into letters of intent with four distributors, and hired of two skincare product engineers. As of the date of this prospectus, we entered into certain trademark transfer agreements to acquire trademarks of “MQIANS”, “Chunran”, “秘莳”, and “纯然时代” from Guangzhou Meixing Health Information Group Co., Ltd. (“Guangzhou Meixin”); trademarks of “艾姝俪Aishuli”, “后小白HOUXIAOBAI” and “施华舒SHIHUASHU” from Guangzhou Shiji Shengxin Biotechnology Co., Ltd, (“Guangzhou Shengxin”), acquire trademarks of “奢幻”, “GF ZHIYE”, “功肤之夜”, and “嫃眉时代” from Guangzhou Meixing Health Technology Co, Ltd., acquire “悦春晓” from Nanchang Boyintu Business and Commerce Co, Ltd, and acquire “肌小花”,“轻纯季节”, “浸朵”, “梵少女 ” and “奥米星” from certain individuals.

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Our services encompass technical training in functional skincare, sales training, and product offerings.

Research and Development

Our company is dedicated to advancing the skincare industry through strategic research and development. We aim to our R&D capabilities with the two following approaches:

Firstly, we plan to enter into cooperation agreements with third parties to develop functional skincare formulations. The standard form of cooperation agreements will provide that the third party engaged by us shall be responsible for the comprehensive work on product research and development includes, but is not limited to, formula development, trial production, testing, and market preparation. We will provide funds for the research and development of the formula throughout the whole process. Secondly, we are considering possible acquisition of certain research institutions to have in our in-house product development department. This will allow us to bring a dedicated team of experts and researchers in-house, providing greater control over the development process and facilitating the creation of cutting-edge skincare products.

These strategies are aimed at ensuring our product offerings remain at the forefront of the industry, leveraging both external partnerships and internal resources to drive innovation and address the evolving needs of our customers.

In September 2024, Xiamen Chunshang entered into an agreement with Meixing Biology Research Institute (Xiamen) Co., Ltd. to jointly develop light therapy anti-aging skincare product for skin cell rejuvenation through the sharing of resources, technology, and expertise. We agreed to provide RMB 15 million (US$2,100,000) for the expenses of the research and development and providing market information; and Meixing Biology is responsible for product development, including but not limited to formula development, trial production, testing, and market preparation. Xiamen Chunshang and Meixing Biology entered into a supplemental agreement on September 18, 2024, pursuant to which, Meixing Biology agreed not to commercialize any intellectual property generated thereof within three years after the product is launched and enters mass production. Xiamen Chunshang agreed that, if the cumulative revenue generated from the product reaches RMB 30 million within three years of its launch and mass production, Xiamen Chunshang will allocate 10% of its profits to Meixing Biology, and in return, Xiamen Chunshang agreed that all intellectual property rights arising from the project shall be owned by Xiamen Chunshang.

On June 25, 2025, Xiamen Chunshang entered into a functional skincare products research and development service agreement with Guangdong Daao Biotechnology Research Institute Co., Ltd. on June 25, 2025 to develop skincare product formulations with properties targeting anti-aging, skin brightening, and sensitivity reduction, with a total consideration of approximately US$3.5 million.

Xiamen Chunshang entered into two patents transfer agreements with Meixing Biotechnology Research Institute Co., Ltd. on May 20, 2025 and June 30, 2025, respectively, to acquire a total of six skincare formulations or products with a consideration of approximately US$1.46 billion. The target patents were transferred in November 2025.

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Sales and Distribution

Through Xiamen Chunshang, we sell our products to the distributors at a wholesale price with a discount for repurchase. Our revenues of the functional skincare business mainly consists of (i) wholesale purchase price and (ii) training fees, which we charge for the training workshops where experienced distributors and professionals in the skincare industry teach about the customer development skills, sales strategies and instructions for using our functional skincare products.

Xiamen Chunshang entered into letters of intent with four distributors, pursuant to which Xiamen Chunshang authorizes each distributor as the exclusive distributor in four different provinces in China. The letters of intent are valid for one year starting on January 1, 2025 and include minimum sales targets. If these targets are not met within the year, Xiamen Chunshang reserves the right to terminate the letter. If the annual order amount reaches RMB 8 million, Xiamen Chunshang will grant that distributor an additional 3% commission on the total amount paid by the distributor for orders. If the annual order amount reaches 12 million RMB or more, Xiamen Chunshang will grant that distributor an additional 2% commission on the total amount paid by the distributor for orders. In addition, Xiamen Chunshang enters into quality guaranty and price control agreements with its distributors, pursuant to which, Xiamen Chunshang guarantees that the products and packages are in compliance with the regulatory requirements and Xiamen Chunshang provides suggested and the minimum retail prices for each product. Distributors agree not to sell the products at a price lower than the agreed minimum retail price.

Marketing

Our sales and marketing strategy focuses on in person launch events to facilitate business development and attract new distributors and partners. These events primarily target second- and third-tier cities within China. Our marketing efforts are tailored to address the specific needs and opportunities in these targeted cities, ensuring that our approach resonates with local market dynamics and maximizes our outreach. These in person launch events serve as a key component of our business development promotion strategy. By organizing these events in various cities, we aim to build brand awareness, engage directly with potential distributors and skincare professionals, and showcase our product offerings in an impactful and personalized manner.

We believe that social media will be the engine that fuels our next stage of growth. The increase in sales of our functional skincare products is directly related to the increase in new customers and consequently, product consumption. We believe that new customers are often swayed by social media messages of the benefits of consuming our functional skincare products and the ease of obtaining these products by ordering them from our Website. As such we have made a concerted effort to utilize social media to increase awareness of our Company and its offerings.

We use information technology to track operations-related data indicators, including but not limited to daily, weekly and monthly sales, new registered users, new user orders and amounts, number of active users and their orders, single product sales amounts and sales performance rankings, etc. Such information is, however, discrete and localized and not used to assess our performance as a whole.

We intend to conduct our marketing campaigns through a combination of online marketing and offline brand alliance store expansion. We plan to establish a new media operations department to manage promotional accounts on major social media platforms in China, including TikTok, Rednote, WeChat video accounts and official accounts. Through these platforms, the Company expects to conduct live-streaming sessions and disseminate promotional content relating to its products.

In addition, we expect to establish a brand alliance network of approximately 1,500 affiliate stores for the distribution of our functional skincare products. These stores will consist of our existing business partners, as well as new partners recruited through franchise recruitment events. The entire recruitment stage is expected to take eight to ten months. In connection with this, we plan to recruit approximately 70 marketing staff and provide them with internal training on marketing plans and skills. In addition, during this eight-to-ten month period, we intend to hold approximately 30 business promotion salons per month across various cities in China to recruit and develop affiliate stores. We plan to subsidize our partners and affiliate stores for the replacement of store signage with standardized Company-branded signage, coupled with a one-year sales commitment, to ensure a rapid increase in our offline brand’s exposure. We believe these measures will significantly enhance brand visibility and recognition, strengthen brand influence, and promote product sales.

Furthermore, the Company expects to provide training to partner stores with respect to technical knowledge of functional skincare products and the implementation of unified promotional programs developed by the Company.

Manufacture

We rely on third-party manufacturers to produce our products. The engagement will specify that the third-party manufacturers engaged by us shall be responsible for the comprehensive manufacturing of the products including, but not limited to, the sourcing of product ingredients, the development of product formulation, and the procurement of raw materials, and should also be responsible for coordinating and organizing the production and assembly other parties, and delivering complete sets of boxed products. The manufacturers should conduct internal inspections to ensure that each batch of products meets national standards.

Quality Control

We are consumer-focused and committed to the highest standards of product safety and quality. Xiamen Chunshang has implemented a comprehensive quality control framework that spans supply chain onboarding, warehousing, channel oversight, and after-sales support.

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A quality control team—reporting directly to Xiamen Chunshang’s head of quality and safety department—oversees this framework. The team operates separately from commercial functions and is responsible for executing the following core functions:

Supplier and Product Compliance

●	Onboarding Oversight: Xiamen Chunshang conducts rigorous qualification reviews of new suppliers and brand partners, ensuring all manufacturers hold valid cosmetics production licenses and that all products are duly registered or filed with regulatory authorities.

●	Initial Product Testing: For any new product procured (i.e., “first-time purchase products”), third-party labs are engaged to conduct random batch testing, targeting contaminants such as heavy metals and microbial agents. Current testing coverage is approximately 90%.

●	Annual Surprise Inspections: Xiamen Chunshang commissions independent blind testing of 100% of listed SKUs each year, with results archived for at least three years.

●	Dynamic Risk Rating: Suppliers are continuously evaluated based on testing pass rates and customer complaint frequency, enabling tiered risk management.

Warehousing and Logistics Compliance

●	Environmental Controls: Warehousing facilities are climate-controlled (maintained at 24°C ± 2°C), with temperature and humidity logs recorded three times daily. Cold-chain products are stored using industry-standard refrigeration equipment.

●	Shelf-Life Monitoring: Products approaching expiry (within 90 days) are automatically flagged by the Company’s logistics system and removed from distribution.

●	Full Traceability: Xiamen Chunshang utilizes item-level digital tracking (e.g., RFID or QR codes) to maintain complete traceability from supplier to end consumer.

Channel Governance and Risk Mitigation

●	Marketing Compliance: All product marketing content is subject to diligent legal review. Claims that imply therapeutic or medical effects are strictly prohibited under PRC advertising laws and internal policy.

●	Price and Distributor Oversight: Xiamen Chunshang enforces price and sales channel compliance through quality assurance agreements. Any distributor found engaging in unauthorized pricing tactics or bundling practices is subject to immediate contract termination.

●	Digital Audit Trails: Online product page edits are recorded and archived for three years, enabling regulatory traceability and internal audit readiness.

After-Sales Quality Management

●	Rapid Recall Protocol: If a quality issue is identified, Xiamen Chunshang notify all of its distributors within 72 hours across all retail channels.

●	Consumer-Centric Compensation: Xiamen Chunshang provides timely compensation to consumers before pursuing claims against responsible parties.

●	Data-Driven Quality Feedback: Customer complaint data is analyzed monthly to identify trends and root causes, driving product or packaging improvements in partnership with suppliers.

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Competitive Advantages

We believe we will be able to possess robust capabilities throughout the supply chain of our functional skincare business. First, we plan to cooperate with company with expertise in formula development and recruit experienced professionals for our product research and development. We will also work with credible third party manufactures to deliver high-quality offerings. Second, we aim to establish a network of distributor for our functional skincare products, focusing in the second and third tier cities in China. Third, we also plan to provide support and training for our distributors, as well as staff in beauty and skincare stores to enhance their ability to effectively market and showcase our products.

We believe the above mentioned advantages will strengthen our position in the market and supports our goal of delivering high-quality products to the customers.

Growth Strategies

We plan to expand our partnership with research institutions to develop new functional skincare formulas and products. We also seek to develop a network of distributors in the second and third tier cities in China, then organically develop new channels of distribution and new sales relationships across the country.

Competition

We will face competition from both established multinational and domestic brands, as well as from smaller niche players in the PRC market and the global beauty sector. Notable competitors such as Winona, Pechoin, and Chando, each with franchisees nationwide, will continue to present significant challenges. These competitors are expected to maintain their advantages due to their longer operating histories, higher market shares, and established brand recognition, which may affect our ability to gain visibility and credibility among consumers.

Furthermore, larger and more established companies will likely benefit from economies of scale, enabling them to produce goods at lower costs per unit. This cost advantage will pose pricing challenges for us, making it difficult to compete on price while ensuring profitability.

We plan to differentiate ourselves through perceived value by focusing on factors such as pricing and innovation, product efficacy, customer service, promotional activities, advertising, special events, new product introductions, e-commerce initiatives, and direct sales. However, predicting the timing, scale, and effectiveness of our competitors’ future strategies, as well as the impact of new market entrants, will remain a challenge.

Seasonality

We do not expect that our functional skincare business will be subject to seasonal variations.

Prior to December 2024 when we terminated the VIE arrangements, we had two business lines, one was the SMS business, operated by Code Beating; another was the online and mobile commerce for food products, operated by Meiwu Shenzhen and its subsidiaries. The SMS business was operated by Code Beating. For the year ended December 31, 2024, SMS business did not generate any revenue, and the online and mobile commerce business generated 54.6% of our total revenue. For the years ended December 31, 2023, SMS business generated 77.1% of our total revenue, and the online and mobile commerce business generated 22.9% of our total revenue. For the years ended December 31, 2022, SMS business generated 80.5% of our total revenue, and the online and mobile commerce business generated 19.5% of our total revenue.

Proposed Bitcoin Treasury Strategy

As part of our overall business development and long-term value creation objectives, we intend to allocate a portion of the net proceeds from the proposed offering of 38,000,000 Ordinary Shares pursuant to our registration statement on Form F-1, as amended (File No. 333-291618) (the “F-1 Offering”) toward establishing a bitcoin treasury position. We currently plan to use approximately 50% of the net proceeds from the F-1 Offering to acquire bitcoin over time. Our existing operations do not currently involve the sale, custody, mining, development or facilitation of any digital assets. We believe that, given bitcoin’s unique characteristics as a scarce digital asset with a decentralized network and a global trading market, maintaining a bitcoin position may serve as a potential long-term store of value and a means to diversify our corporate cash holdings beyond traditional financial instruments.

The percentage of our treasury that we intend to hold in bitcoin will not exceed 30% of our current treasury asset of cash and cash equivalents, subject to market conditions, liquidity needs, and our risk management policies. We do not currently expect our bitcoin holdings to exceed 30% of our total treasury assets without additional approval from our board of directors.

We expect to acquire bitcoin in multiple tranches based on prevailing market conditions and liquidity considerations. While there can be no assurance as to the specific price at which purchases will occur, we anticipate making purchases if the market price of bitcoin is within a range that aligns with our investment objectives. Purchases will be executed based on a variety of factors, including market conditions, liquidity, and other considerations deemed relevant by management. We aim to maintain an average cost basis for bitcoin that reflects our long-term investment strategy, though this objective may change based on market developments.

We do not currently expect to liquidate our bitcoin holdings and instead intend to hold such assets for at least two years as a long-term investment, with the objective of potentially realizing long-term value. While we view bitcoin as a long-term treasury reserve asset, we retain the flexibility to liquidate holdings when necessary to meet operational, legal, or strategic needs. We may monetize bitcoin in certain circumstances, including:

●	to meet unexpected working capital needs or operating expenses;

●	to fund significant capital expenditures, acquisitions or other strategic investments;

●	to satisfy tax obligations or other material liabilities;

●	to rebalance our treasury allocation based on market conditions, regulatory developments or the availability and cost of hedging instruments; or

●	if the Board determines that monetizing bitcoin is in the best interests of the Company.

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Monetization may occur through spot sales for fiat currency or other transactions permitted under our treasury policy, and any monetization decision will be subject to internal authorization requirements and approval thresholds.

We intend to store all of the bitcoin we acquire in custody accounts with a third-party custodian located in the United States. We currently expect to enter into a written custody agreement with Coinbase (or an affiliate), a New York State–chartered limited purpose trust company subject to ongoing regulatory supervision by the New York State Department of Financial Services, prior to acquiring material amounts of bitcoin. However, the timing of entering into such agreement will depend on our implementation timeline and the completion of onboarding, documentation, and other customary conditions. We do not intend to self-custody our bitcoin except in limited circumstances, such as de minimis test transactions or temporary holding pending transfer to Coinbase. As we further execute on our strategy, we may include additional custodians.

In selecting Coinbase as our expected custodian, and in evaluating the custody services to be provided under the custody agreement, we have considered and expect to continue to consider factors that include:

●	Cold storage practices. The percentage of private keys maintained in cold storage and the custodian’s controls for safeguarding keys offline. We currently expect that at least 98% of the private keys associated with our bitcoin holdings will be maintained in cold storage, subject to operational requirements and the custodian’s capabilities.
●	Segregation of assets. Whether our bitcoin will be held in segregated accounts (as opposed to commingled accounts), and the contractual framework governing beneficial ownership and the treatment of customer assets in the event of the custodian’s insolvency.
●	Transfer procedures and controls. Procedures for initiating and approving transfers of bitcoin, including multi-signature or multi-approval authorization, address whitelisting, withdrawal limits, time delays (if applicable), and audit trails.
●	Security and operational resilience. Cybersecurity controls, incident response procedures, and independent reviews (such as system and organization controls reports), as applicable.
●	Regulatory and compliance posture. The custodian’s regulatory status and compliance program, including anti-money laundering and sanctions compliance controls.
●	Insurance and financial strength. The existence and scope of insurance coverage relating to theft or loss, including material limitations and exclusions, and the custodian’s financial condition.
●	Reporting and operational capabilities. The custodian’s ability to support settlement, reconciliation, and reporting needs, and integration with our treasury operations.
●	Industry reputation and institutional adoption. The custodian’s market reputation, experience, and institutional adoption in providing digital asset custody services.

We may enter into hedging transactions to mitigate exposure to bitcoin price volatility. We expect to hedge approximately 50% of our bitcoin holdings from time to time using bitcoin futures contracts, subject to market conditions, liquidity, and the availability of hedging instruments. We expect to allocate approximately $18 million to be raised from the F-1 Offering to the acquisition of bitcoin in the spot market and about $2 million to be raised from the F-1 Offering to margin (the “Margin Pool”) used for bitcoin futures positions. These positions will primarily serve to manage our exposure to bitcoin price volatility, with the intention to reduce downside risk rather than to speculate on price movements.

Hedging transactions may require us to post cash or other collateral and may result in realized or unrealized gains or losses. Hedging may limit our ability to benefit from increases in the price of bitcoin, and adverse price movements may result in margin calls or other liquidity demands. We may elect not to hedge at times depending on market conditions and the availability and cost of hedging instruments.

Our hedging strategy is intended to be adjusted dynamically based on changes in the aggregate cost basis of our Bitcoin holdings. Futures positions may be increased or reduced if the cost basis moves outside targeted thresholds. During periods of price volatility, profits generated from hedging activities may be used to offset the costs of acquiring additional bitcoin, reducing the effective average purchase price. If the price of bitcoin declines, we may continue to purchase additional bitcoin and adjust our hedging positions as needed to align with our target acquisition cost and investment objectives. We also expect to establish risk management protocols, including volatility thresholds under which hedging activity may be reduced or suspended, as well as ongoing margin monitoring with required replenishment if margin levels decline below established limits.

The foregoing strategies would be subject to periodic review and oversight by an investment strategy oversight committee (the “Investment Committee”) as designated by the Board. The Company intends to disclose its bitcoin holdings and related cost basis in accordance with applicable SEC disclosure requirements.

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The Investment Committee will be responsible for closely monitoring the Company’s bitcoin investment strategy, including purchases, hedging, and risk management practices. The Investment Committee will consist of five members, including the chairman of the Board, our financial manager and three members with expertise in risk management, treasury management, and digital asset investments. We also plan to appoint a Head of the Investment Committee who will be responsible for the approval and execution of daily investment decisions. The Head will oversee the day-to-day operations related to the acquisition of bitcoin, adjustments to the hedging strategy, and any operational matters concerning the Margin Pool. The Head will report regularly to the Investment Committee and the Board. Investment decisions will be made by the Head or the Investment Committee, based on factors such as bitcoin market volatility and the percentage of futures positions relative to the overall bitcoin investment. For example, decisions involving a significant shift in the hedging strategy or substantial changes in futures position sizes would fall into the intermediate or high significance categories, depending on their potential impact on the Company’s risk exposure. We believe that this will help ensure a balanced consensus among committee members for key decisions, while maintaining the efficiency needed for timely execution.

Our Board will be involved for decisions of high significance, such as major changes to the bitcoin investment strategy, significant acquisitions, or shifts in our risk management framework. The Board will review and approve all high-level strategies and provide final oversight to ensure alignment with shareholder interests and the Company’s strategic goals.

The Bitcoin Industry and Market

Bitcoin is a digital asset that is issued by and transmitted through an open-source protocol, known as the bitcoin protocol, collectively maintained by a peer-to-peer network of decentralized user nodes. This network hosts a public transaction ledger, known as the bitcoin blockchain, on which bitcoin holdings and all validated transactions that have ever taken place on the bitcoin network are recorded. Balances of bitcoin are stored in individual “wallet” functions, which associate network public addresses with one or more “private keys” that control the transfer of bitcoin. The bitcoin blockchain can be updated without any single entity owning or operating the network.

Creation of New Bitcoin and Limits on Supply

The bitcoin protocol limits the total number of bitcoins that can be generated over time to 21 million. As of early 2026, approximately 19.9 million bitcoins have been generated. New bitcoins are created and allocated by the Bitcoin protocol through a “mining” process that rewards users that validate transactions in the bitcoin blockchain. Validated transactions are added in “blocks” approximately every 10 minutes. The mining process serves to validate transactions and secure the bitcoin network. Mining is a competitive and costly operation that requires a large amount of computational power to solve complex mathematical algorithms. This expenditure of computing power is known as “proof of work.”

To incentivize miners to incur the costs of mining bitcoin, the bitcoin protocol rewards miners that successfully validate a block of transactions with newly generated bitcoin. The current reward for miners that successfully validate a block of transactions is 3.125 bitcoin per mined block. The mining reward is reduced by half, which is referred to as a bitcoin halving, after every 210,000 blocks are mined. This has historically occurred approximately every four years. The most recent bitcoin halving occurred in April 2024, and the next bitcoin halving is expected to occur sometime in 2028.

Modifications to the Bitcoin Protocol

Bitcoin is an open-source network that has no central authority, so no one person can unilaterally make changes to the software that runs the network. However, there is a core group of developers that maintains the code for the bitcoin protocol, and they can propose changes to the source code and release periodic updates and other changes. Unlike most software that has a central entity that can push updates to users, bitcoin is a peer-to-peer network in which individual network participants, called nodes, decide whether to upgrade the software and accept the new changes. As a practical matter, a modification becomes part of the bitcoin protocol only if the proposed changes are accepted by participants collectively having more than 50% of the processing power, known as hash rate, on the network. If a certain percentage of the nodes reject the changes, then a “fork” takes place, and participants can choose the version of the software they want to run.

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Forms of Attack Against the Bitcoin Network and Wallets

Blockchain technology has many built-in security features that make it difficult for hackers and other malicious actors to corrupt the protocol or blockchain. However, as with any computer network, the bitcoin network may be subject to certain attacks. Some forms of attack include unauthorized access to wallets that hold bitcoin and direct attacks, like “51% attacks” or “denial-of-service attacks” on the bitcoin network.

Bitcoin is controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which the bitcoin is held. Private keys used to access bitcoin balances are not widely distributed and are typically held on hardware (which can be physically controlled by the holder or by a third party such as a custodian) or via software programs on third-party servers. One form of obtaining unauthorized access to a wallet occurs following a phishing attack where the attacker deceives the victim and manipulates them into sharing their private keys for their digital wallet or other sensitive information. Other similar attacks may also result in the loss of private keys and the inability to access, and effective loss of, the corresponding bitcoin. See “Risk Factors — Risks Related to Our Planned Bitcoin Treasury Strategy — We may face risks relating to the custody of our bitcoin, including the loss or destruction of private keys required to access our bitcoin and cyberattacks or other data loss relating to our bitcoin.”

A “51% attack” may occur when a group of miners attain more than 50% of the bitcoin network’s mining power, thereby enabling them to control the bitcoin network and protocol and manipulate the blockchain. A “denial-of-service attack” occurs when legitimate users are unable to access information systems, devices, or other network resources due to the actions of a malicious actor flooding the network with traffic until the network is unable to respond or crashes. The bitcoin network has been, and can be in the future, subject to denial-of-service attacks, which can result in temporary delays in block creation and in the transfer of bitcoin. See “Risk Factors — Risks Related to Our Planned Bitcoin Treasury Strategy — Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.”

Bitcoin Industry Participants

The primary bitcoin industry participants are miners, investors and traders, digital asset exchanges and service providers, including custodians, brokers, payment processors, wallet providers and financial institutions.

Miners. Miners range from bitcoin enthusiasts to professional mining operations that design and build dedicated mining machines and data centers, including mining pools, which are groups of miners that act cohesively and combine their processing power to mine bitcoin blocks. See “— Creation of New Bitcoin and Limits on Supply” above.

Investors and Traders. Bitcoin investors and traders include individuals and institutional investors who, directly or indirectly, purchase, hold, and sell bitcoin or bitcoin-based derivatives. On January 10, 2024, the SEC issued an order approving several applications for the listing and trading of shares of spot bitcoin exchange-traded products (“ETPs”) on U.S. national securities exchanges. While the SEC had previously approved exchange-traded funds where the underlying assets were bitcoin futures contracts, this order represented the first time the SEC approved the listing and trading of ETPs that acquire, hold and sell bitcoin directly. ETPs can be bought and sold on a stock exchange like traditional stocks, and provide investors with another means of gaining economic exposure to bitcoin through traditional brokerage accounts.

Digital Asset Exchanges. Digital asset exchanges provide trading venues for purchases and sales of bitcoin in exchange for fiat or other digital assets. Bitcoin can be exchanged for fiat currencies, such as the U.S. dollar, at rates of exchange determined by market forces on bitcoin trading platforms, which are not regulated in the same manner as traditional securities exchanges. In addition to these platforms, over-the-counter markets and derivatives markets for bitcoin also exist. The value of bitcoin within the market is determined, in part, by the supply of and demand for bitcoin in the global bitcoin market, market expectations for the adoption of bitcoin as a store of value, the number of merchants that accept bitcoin as a form of payment, and the volume of peer-to-peer transactions, among other factors. For a discussion of risks associated with digital asset exchanges, see “Risk Factors — Risks Related to Our Planned Bitcoin Treasury Strategy — Due to the currently unregulated nature and lack of transparency surrounding the operations of many bitcoin trading venues, bitcoin trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in bitcoin trading venues and adversely affect the value of our bitcoin.”

Service providers. Service providers offer a multitude of services to other participants in the bitcoin industry, including custodial and trade execution services, commercial and retail payment processing, loans secured by bitcoin collateral, and financial advisory services. If adoption of the bitcoin network continues to materially increase, we anticipate that service providers may expand the currently available range of services and that additional parties will enter the service sector for the bitcoin network.

Other Digital Assets

As of the date of this prospectus, bitcoin was the largest digital asset by market capitalization. However, numerous alternative digital assets exist, and many entities, including consortia and financial institutions, are actively researching and investing resources in blockchain platforms and digital assets that utilize consensus mechanisms other than proof-of-work mining, which is employed by the Bitcoin network. For example, in late 2022, the Ethereum network transitioned to a “proof-of-stake” mechanism for validating transactions that requires significantly less computing power than proof-of-work mining. Other alternative digital assets include “stablecoins,” which are designed to maintain a constant price because of their issuers’ promise to hold high-quality liquid assets (such as U.S. dollar deposits and short-term U.S. treasury securities) equal to the total value of stablecoins in circulation.

Additionally, central banks in some countries have started to introduce digital forms of legal tender. For example, China’s central bank digital currency (“CBDC”) project was made available to consumers in January 2022, and governments including the United States and the European Union have discussed the potential creation of new CBDCs. For a discussion of risks relating to the emergence of other digital assets, see “Risk Factors — Risks Related to Our Planned Bitcoin Treasury Strategy — The emergence or growth of other digital assets, including those with significant private or public sector backing, could have a negative impact on the price of bitcoin and adversely affect our business.”

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Employees

As of the date of this prospectus, we have a total of 40 employees, located in Shenzhen, Xiamen and Guangzhou, China. The following table sets forth breakdown of our employees by function:

Function	Number of Employees	% of Total
General Manager’s Office	5	10.9%
Financial center	3	8.7%
Human resources and administrative personnel	4	8.7%
Products department	4	8.7%
Operating department	9	19.6%
Marketing department	16	34.8%
Customer service department	4	8.7%

As required by regulations in China, we participate in various employee social security plans that are organized by local governments, including pension, unemployment insurance, childbirth insurance, work-related injury insurance, medical insurance and housing insurance. We are required under Chinese law to make contributions to employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of our employees, up to a maximum amount specified by the local government from time to time.

Our employees are not represented by a labor organization or covered by a collective bargaining agreement. We believe that we maintain a good working relationship with our employees and to date, we have not experienced any significant labor disputes.

Breakdown of Proceeds Utilization from the 2024 Primary Public Offering

As we transition to the functional skincare business, we received proceeds from our primary offering of 30,000,000 ordinary shares, which was closed in November 2024, through a Registration Statement on Form F-1, as well as from a private placement closed in late 2024. We have utilized these financings for the following purposes:

●	Operation of and the upgrade of our online platform

Our subsidiary, Xiamen Chunshang, has entered into an online platform management and development agreement with Shenzhen Zhinuo Weichuang Technology Co., Ltd. on June 12, 2025 to further develop our online sales platform, with a total consideration of approximately US$2.5 million. Pursuant to the agreement, Xiamen Chunshang pays the fees in installments at various development stages.

●	Development and Research on new skincare products

Xiamen Chunshang has entered into a functional skincare products research and development service agreement with Guangdong Daao Biotechnology Research Institute Co., Ltd. on June 25, 2025 to develop skincare product formulations with properties targeting anti-aging, skin brightening, and sensitivity reduction, with a total consideration of approximately US$3.5 million.

●	Marketing and promotional activities

Xiamen Chunshang has entered into a series of marketing and promotion service agreements with a total consideration of US$4.2 million to promote our products on social media platforms, including TikTok and Rednotes.

●	Purchase of trademarks and patents

Xiamen Chunshang entered into a trademark transfer agreement with Guangzhou Meixing Health Information Group Co., Ltd. on June 9, 2025, as the transferee, to acquire four trademarks for use in future skincare products planning, with a total consideration of approximately US$5 million. The trademarks have been duly transferred from the transferor. Xiamen Chunshang entered into trademark transfer agreements with Nanchang Boyintu Business and Commerce Co, Ltd and certain individuals, respectively, to acquire six trademarks with total consideration of approximately US$5 million.

Xiamen Chunshang entered into two patents transfer agreements with Meixing Biotechnology Research Institute Co., Ltd. on May 20, 2025 and June 30, 2025, respectively, to acquire a total of six skincare formulations or products with a consideration of approximately US$1.46 billion. The trademarks have been duly transferred from the transferor.

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Regulations

“Item 4.B. Business Overview – Regulations” in our 2025 Annual Report is incorporated by reference here.

Regulations relating to Bitcoin Holdings

The laws and regulations applicable to bitcoin and digital assets are evolving and subject to interpretation and change.

Governments around the world have reacted differently to digital assets; certain governments have deemed them illegal, and others have allowed their use and trade without restriction, while in some jurisdictions, such as the United States, digital assets are subject to overlapping, uncertain and evolving regulatory requirements.

As digital assets have grown in both popularity and market size, the U.S. Executive Branch, Congress and a number of U.S. federal and state agencies, including the Financial Crimes Enforcement Network, the Commodity Futures Trading Commission (the “CFTC”), the SEC, the Financial Industry Regulatory Authority, the Consumer Financial Protection Bureau, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial regulators, have been examining the operations of digital asset networks, digital asset users and digital asset exchanges, with particular focus on the extent to which digital assets can be used to violate state or federal laws, including to facilitate the laundering of proceeds of illegal activities or the funding of criminal or terrorist enterprises, and the safety and soundness and consumer-protective safeguards of exchanges or other service-providers that hold, transfer, trade or exchange digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance regarding the treatment of digital asset transactions and requirements for businesses engaged in activities related to digital assets.

Depending on the regulatory characterization of bitcoin, the markets for bitcoin in general, and our activities in particular, our bitcoin treasury strategy may be subject to regulation by one or more regulators in the United States and globally. Ongoing and future regulatory actions may alter, to a materially adverse extent, the nature of digital assets markets, the participation of industry participants, including service providers and financial institutions in these markets, and our ability to pursue our bitcoin strategy. Additionally, U.S. state and federal and foreign regulators and legislatures have taken action against industry participants, including digital assets businesses, and enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from digital assets activity. U.S. federal and state energy regulatory authorities are also monitoring the total electricity consumption of cryptocurrency mining, and the potential impacts of cryptocurrency mining to the supply and dispatch functionality of the wholesale grid and retail distribution systems. Many state legislative bodies have passed, or are actively considering, legislation to address the impact of cryptocurrency mining in their respective states.

The CFTC takes the position that some digital assets, including bitcoin, fall within the definition of a “commodity” under the Commodities Exchange Act of 1936, as amended, or CEA. Under the CEA, the CFTC has broad enforcement authority to police market manipulation and fraud in spot digital assets markets in which we may transact. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving digital asset commodities that do not utilize margin, leverage, or financing. In addition, CFTC regulations and CFTC oversight and enforcement authority apply with respect to futures, swaps, other derivative products and certain retail leveraged commodity transactions involving digital asset commodities, including the markets on which these products trade.

The SEC and its staff have taken the position that certain other digital assets fall within the definition of a “security” under the U.S. federal securities laws. Public statements made by senior officials and senior members of the staff at the SEC indicate that the SEC does not consider bitcoin to be a security under the federal securities laws, and the approval of the spot bitcoin ETPs support this view. However, such statements are not official policy statements by the SEC and reflect only the speakers’ views, which are not binding on the SEC or any other agency or court and cannot be generalized to any other digital assets. In addition, in January 2025, the SEC acting Chairman announced a new Crypto Task Force dedicated to developing a comprehensive and clear regulatory framework for digital assets.

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In addition, because transactions in bitcoin provide a degree of anonymity, they are susceptible to misuse for criminal activities, such as money laundering. This misuse, or the perception of such misuse, could lead to greater regulatory oversight of bitcoin and bitcoin platforms, and there is the possibility that law enforcement agencies could close bitcoin platforms or other bitcoin-related infrastructure with little or no notice and prevent users from accessing or retrieving bitcoin held via such platforms or infrastructure. For example, a January 2021 nomination hearing before the Senate Finance Committee, it was noted that cryptocurrencies have the potential to improve the efficiency of the financial system but that they can be used to finance terrorism, facilitate money laundering, and support activities that threaten U.S. national security interests and the integrity of the U.S. and international financial systems. The OFAC has issued updated advisories regarding the use of virtual currencies, added a number of digital asset exchanges and service providers to the Specially Designated Nationals and Blocked Persons list and engaged in several enforcement actions, including a series of enforcement actions that have either shut down or significantly curtailed the operations of several smaller digital asset exchanges associated with Russian and/or North Korean nationals.

Activities involving bitcoin and other digital assets may fall within the jurisdiction of more than one financial regulator and various courts and such laws and regulations are rapidly evolving and increasing in scope. On March 9, 2022, an executive order relating to cryptocurrencies was signed. While the executive order did not mandate the adoption of any specific regulations, it instructed various federal agencies to consider potential regulatory measures, including the evaluation of the creation of a U.S. central bank digital currency. On September 16, 2022, the White House released a framework for digital asset development, based on reports from various government agencies, including the U.S. Department of Treasury, the Department of Justice, and the Department of Commerce. Among other things, the framework encourages regulators to pursue enforcement actions, issue guidance and rules to address current and emergent risks, support the development and use of innovative technologies by payment providers to increase access to instant payments, consider creating a federal framework to regulate nonbank payment providers, and evaluate whether to call upon Congress to amend the Bank Secrecy Act and laws against unlicensed money transmission to apply explicitly to digital asset service providers. There have also been several bills introduced in Congress that propose to establish additional regulation and oversight of the digital asset markets. With the recent change in the U.S. administration, there is uncertainty about future regulatory oversight and enforcement and what rules and regulations may ultimately govern. For example, in January 2025, an executive order was issued that revoked the prior administration’s executive order and Treasury Department’s framework, and established the Presidential Working Group on Digital Asset Markets that will be tasked with developing a federal regulatory framework governing digital assets.

On March 6, 2025, President Trump issued an executive order to establish a Strategic Bitcoin Reserve and a U.S. Digital Asset Stockpile, positioning the United States as a leader among nations in government digital asset strategy. On May 9, 2025, the President Trump issued an executive order aimed at curbing the overuse of criminal penalties in federal regulatory laws (such as those promulgated by the SEC and FDA, amongst others). On August 7, 2025, President Trump issued an executive order ordering the Secretary of the Department of Labor to take certain actions that may lead to greater regulatory certainty and protection from liability to sponsors of 401(k) and other participant-directed defined-contribution plans that are governed by the Employee Retirement Income Security Act of 1974, as amended, that offer access to alternative investments, including funds investing in digital assets.

Since the beginning of the current Trump Administration, the SEC has taken certain actions that may reflect a more selective enforcement and regulatory strategy with respect to cryptocurrency financings. On January 21, 2025, the SEC launched a Crypto Task Force dedicated to developing a comprehensive and clear regulatory framework for assets. On February 20, 2025, the SEC announced the creation of the Cyber and Emerging Technologies Unit, which replaces the Crypto Assets and Cyber Unit (formerly known as the Cyber Unit). In a statement, Acting SEC Chairman Mark T. Uyeda stated, “[T]his new unit will complement the work of the Crypto Task Force led by Commissioner Hester Peirce. Importantly, the new unit will also allow the SEC to deploy enforcement resources judiciously.” In May 2025, the SEC executed a settlement agreement relating to a civil enforcement action that it filed against Ripple Labs Inc. and two of its executives in December 2020, which alleged that Ripple’s digital token was a “security” and that the company had conducted an unregistered public offering, and had resulted in a permanent injunction and $125,035,150 penalty. The settlement provided for a dissolution of the injunction and reduction of the civil penalty to $50 million. However, a federal district court denied the parties’ request to dissolve the injunction and lower the penalty. In addition, on June 12, 2025 the SEC formally withdrew fourteen outstanding rule proposals issued by the prior administration including proposed rules to further define the statutory term “exchange” and proposed safeguarding rules.

In addition, the SEC staff has published a number of statements purportedly to clarify the SEC’s regulatory approach to crypto assets. On January 23, 2025, the SEC rescinded Staff Accounting Bulletin 121 (“SAB 121”) by issuing new Staff Accounting Bulletin 122 (“SAB 122”), which reflects the interpretations and practices followed by the Division of Corporation Finance (the “Division”) and the Office of the Chief Accountant. Released in March 2022, SAB 121 provided interpretative guidance for a reporting entity that operates a platform that allows its users to transact in digital assets and that engages in activities in which it has an obligation to safeguard customers’ digital assets. SAB 121 required an entity to recognize a liability and corresponding asset for its obligation to safeguard crypto assets. SAB 122 rescinds SAB 121 and provides that an entity that has an obligation to safeguard crypto-assets for others should determine whether to recognize a liability related to the risk of loss under such an obligation, and if so, the measurement of such a liability, by applying the recognition and measurement requirements for liabilities arising from contingencies in Financial Accounting Standards Board Accounting Standards Codification Subtopic 450-20, Loss Contingencies, or International Accounting Standard 37, Provisions, Contingent Liabilities and Contingent Assets, under U.S. generally accepted accounting principles and IFRS Accounting Standards, respectively. SAB 122 also provides certain disclosure guidance for such entities.

SEC leadership has similarly issued or co-issued statements and testimony generally in support of clearer crypto asset regulation that is designed, in part, to increase the U.S. public’s access to cryptocurrencies. On May 20, 2025, SEC Chairman Paul Atkins testified before the House Appropriations Subcommittee on Financial Services and General Government that “A key priority of my Chairmanship will be to develop a rational regulatory framework for crypto asset markets that establishes clear rules of the road for the issuance, custody, and trading of crypto assets while continuing to discourage bad actors from violating the law,” and “Policymaking will be done through notice and comment rulemaking not through regulation-by-enforcement.” On July 31, 2025, SEC Chairman Atkins delivered a speech in which he outlined the SEC’s “Project Crypto,” an initiative directing the SEC’s policy divisions to work with the existing Crypto Task Force to “swiftly” develop proposals to implement the Working Group recommendations. On July 30, 2025, pursuant to the executive order issued on January 23, 2025, the “President’s Working Group on Digital Asset Markets,” which includes Paul Atkins, the Chairman of the SEC, released a report that was intended to provide a framework for regulatory oversight and allow more people to access digital asset markets. On August 1, 2025, the SEC announced that its Crypto Task Force will host a series of roundtables across the country to provide opportunities for additional stakeholders to meet with Commissioner Hester Peirce, who leads the Crypto Task Force.

Several bills to address the digital asset regulatory landscape have been introduced in the first few months of the 119th Congress (2025-2027), including:

●	a stablecoin bill (Guiding and Establishing National Innovation for US Stablecoins Act (“GENIUS Act”) S.1582), which has passed the Senate and House of Representatives with bipartisan support and was signed into law on July 18, 2025;

●	one strategic bitcoin reserve bill (Boosting Innovation, Technology, and Competitiveness through Optimized Investment Nationwide (“BITCOIN Act”) S.954), which is currently undergoing review in the Senate; and

●	a crypto-asset market structure bill (Digital Asset Market Clarity Act of 2025 (“CLARITY Act”) H.R.3633), which was passed by the House of Representatives on July 17, 2025, with bipartisan support and will be delivered to the Senate;

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The GENIUS Act introduces the first comprehensive federal framework for stablecoins, requiring full 1:1 backing, reserve, and anti-money-laundering compliance. Although the Act focuses on stablecoins, our regulatory framework and enforcement mechanisms could influence broader digital asset oversight, indirectly affecting Bitcoin custody, trading infrastructure, and compliance costs. In addition, several legislative efforts to address the regulation of cryptocurrency, including Bitcoin, have been introduced and are currently pending congressional consideration. Emerging laws and proposals in the U.S. federal government may materially affect our operations, Bitcoin holdings, and investment outcomes.

The CLARITY Act, specifically would clarify which digital assets are commodities versus securities. Additionally, the CLARITY Act would subject certain spot-market digital commodities to a comprehensive regulatory regime for the first time in the United States. While this legislation could have a positive impact on the price of Bitcoin if market participants believe that regulatory clarity and market structure is an advantage, it could also have a negative impact on the industry and the value of Bitcoin if legal and regulatory requirements arising from such legislation are deemed to be too onerous, or for several other reasons.

Separately, it is not currently possible to know what changes will be made to the CLARITY Act as it proceeds through the legislative phases, in the event that it is signed into law. Currently, the legislation only requires registration of entities acting as brokers, dealers, exchanges and custodians, rather than entities like ours. However, such entities may bear costs associated with registration that may be passed on to us and other entities transacting in Bitcoin. Additionally, the current legislation would amend the definition of “commodity interests” to include certain digital commodities, which would likely include Bitcoin. Such an amendment could cause certain collective investment vehicles that invest in Bitcoin or advise others as to investing in Bitcoin to be required to register with the CFTC as commodity pool operators (“CPOs”) or commodity trading advisors (“CTAs”). While we do not currently anticipate that we would be required to register as a CPO or CTA even under the current version of the CLARITY Act, if it were required to do so, we could face increased compliance costs and regulatory scrutiny, which could have a material and adverse impact on our business and performance.

Intellectual Property

The PRC has domestic laws for the protection of rights in copyrights, trademarks and trade secrets. The PRC is also a signatory to all of the world’s major intellectual property conventions, including:

●	Convention establishing the World Intellectual Property Organization (June 3, 1980);

●	Paris Convention for the Protection of Industrial Property (March 19, 1985);

●	Patent Cooperation Treaty (January 1, 1994); and

●	Agreement on Trade-Related Aspects of Intellectual Property Rights (November 11, 2001).

The PRC Trademark Law, adopted in 1982 and revised in 2013, with its implementation rules adopted in 2014, protects registered trademarks. The Trademark Office of the State Administration of Industry and Commerce of the PRC, handles trademark registrations and grants trademark registrations for a term of ten years.

Our business is dependent on a combination of protections provided by trademarks. As of the date of this prospectus, Xiamen Chunshang has 36 trademarks in the PRC.

Trademarks

	Trademark	Registration Number	Valid Until
1		39163254	March 20, 2030
2		37807263	January 13, 2030
3		37828842	January 20, 2030
4		37807235	January 13, 2030
5		37811597	January 13, 2030
6		37828423	January 13, 2030
7		22364629	January 27, 2028
8		38571358	February 6, 2030
9		33206726	June 13, 2029
10		75039745	June 27, 2034
11		71264053	October 6, 2033
12		71265559	October 6, 2033
13		71244598	October 6, 2033
14		66806757	August 13, 2033
15		67327192	March 13, 2033
16		66763734	February 13, 2033
17		75934470	June 13, 2034
18		74482278	March 27, 2034
19		71110886	October 20, 2033
20		75037274	April 13, 2034
21		66772252	February 20, 2033
22		70993131	October 6, 2033
23		70983676	October 6, 2033
24		70980158	October 6, 2033
25		75946022	September 6, 2034
26		66763730	February 13, 2033
27		75934473	June 13, 2034
28		66781874	February 13, 2033
29		79929004	April 27, 2035
30		75489891	August 20, 2034
31		75475442	June 6, 2034
32		29390557	January 6, 2029
33		79685362	January 13, 2035
34		67463973	March 20, 2033
35		80102322	January 27, 2035
36		62540584	July 27, 2032

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Cybersecurity

The Cybersecurity Law, as adopted by the National People’s Congress on November 7, 2016, has come into force on June 1, 2017. Regarded as the fundamental law in the area of cybersecurity in China, the Cybersecurity Law regulates network operators and others from the following perspectives: the principle of Cyberspace sovereignty, security obligations of network operators and providers of network products and services, protection of personal information, protection of critical information infrastructure, data use and cross-border transfer, network interoperability and standardization. Network operators shall, according to the requirements of the rules for graded protection of cybersecurity, fulfill security protection obligations, so as to ensure that the network is free from interference, damage or unauthorized access, and prevent network data from being divulged, stolen or falsified. In addition, any network operator to collect personal information shall follow the principles of legitimacy, rationality and necessity and shall not collect or use any personal information without due authorization of the person whose personal information is collected. Each individual is entitled to require a network operator to delete his or her personal information if he or she finds that collection and use of such information by such operator violate the laws, administrative regulations or the agreement by and between such network operator and such individual; and is entitled to require any network operator to make corrections if he or she finds errors in such information collected and stored by such network operator. Such network operator shall take measures to delete the information or correct the error.

On December 28, 2021, the CAC and other 12 regulatory authorities jointly revised and promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022 and replaced the Measures for Cybersecurity Review promulgated in 2020. The Cybersecurity Review Measures stipulates that (i) critical information infrastructure operators purchasing network products and services and network platform operators carrying out data processing activities, which affect or may affect national security, are subject to the cybersecurity review by the Cybersecurity Review Office, and (ii) network platform operators holding personal information of more than one million users seeking for listing in a foreign country must apply for the cybersecurity review. In addition, the relevant PRC governmental authorities may conduct a cybersecurity review against the operators if the authorities believe that network products, services or data processing activities of such operators affect or may affect national security.

The Standing Committee of the National People’s Congress (the “SCNPC”) promulgated the PRC Data Security Law on June 10, 2021, which came into effect on September 1, 2021. According to the PRC Data Security Law, data collection shall be conducted in a legitimate and proper manner, while theft or illegal collection of data shall be prohibited. In addition, enterprises conducting data processing activities shall establish and improve their data security management systems, organize data security training and adopt corresponding technical measures and other necessary measures to guard data security. The State shall establish a data security system to administer data protection at different levels and by different categories, and impose specific compliance obligations on processors of important data, including specifying the person and institution of data security protection responsibilities, conducting regular risk assessment, fulfilling the regulatory requirements for transmitting important data overseas. Any organization or individual carrying out data processing activities that violates the PRC Data Security Law shall bear the corresponding civil, administrative or criminal liability depending on specific circumstances. Where the national core data management system is violated, which endangers national sovereignty, security, and development interests, the relevant competent authority shall impose a fine ranging from RMB2 million to RMB10 million, and order suspension of the related business, suspension of business for rectification, revocation of the related business permit or business license according to the circumstance.

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On February 15, 2022, the Cyberspace Administration of China released the Measures for Cybersecurity Review. The Measures for Cybersecurity Review provide that if a data processor that processes personal data of more than one million users intends to list overseas, it shall apply for a cybersecurity review. In addition, the Law of the People’s Republic of China on Data Security which took effect on September 1, 2021, provided that operators of important data shall, in accordance with relevant regulations, conduct regular risk assessments of their data processing activities and submit risk assessment reports to the relevant competent authorities. The risk assessment reports shall include the types and quantity of important data processed, the circumstances of data processing activities carried out, data security risks faced, and corresponding measures taken.

Privacy groups and government bodies have increasingly scrutinized the ways in which companies link personal identities and data associated with particular users with data collected through the internet, and we expect such scrutiny to continue to increase. We have adopted policies, procedures and guidelines to comply with these laws and regulations and protect the personal privacy of our customers and the security of their data. Our board of directors has general oversight power over cybersecurity issues and delegates the daily supervision responsibility to our chief executive officer, Mr. Zhichao Yang. The head of our IT department directly reports cybersecurity status to Mr. Yang, and in case of a cybersecurity incident, Mr. Yang will report the incident to our board of directors to take appropriate and timely measures in response to the incident. See “Item 3. Key Information - D. Risk Factors-Risks Relating to Our Business and Industry-Our business generates and processes a large amount of data, which subjects us to governmental regulations and other legal obligations related to privacy, information security and data protection. Any improper use or disclosure of such data by us, our employees or our business partners could subject us to significant reputational, financial, legal and operational consequences” in our 2025 Annual Report.

Market Outlook

Functional Skincare Business Industry in China

The functional skincare industry is dedicated to the research, development, production, and distribution of skincare products with targeted efficacy (e.g., brightening, anti-aging, acne treatment, and sensitive skin repair). Its core value proposition lies in addressing specific dermatological concerns through the incorporation of highly active ingredients, supported by rigorous clinical validation to ensure safety and efficacy.

The industry is projected to achieve a compound annual growth rate (“CAGR”) of approximately 5% over the next five years. China has emerged as a pivotal growth market, with its market size exceeding RMB 48 billion (approximately USD 6.6 billion) in 2024, reflecting a remarkable five-year CAGR of 25.25%.

Evolving consumer preferences, particularly the heightened focus on ingredient transparency and product efficacy, are driving R&D innovation. Notably, 58.8% of Chinese consumers prioritize ingredient composition when making purchasing decisions, underscoring the market’s demand for scientifically validated formulations.

Beauty Training Service Industry in China

The beauty training service industry in China covers vocational education in sub-sectors such as makeup techniques, styling design, skin management, and medical aesthetic technology, aiming to provide professional skilled talents for the beauty industry. Its service targets include individual consumers, professional practitioners, and vertical fields such as film and television and wedding planning. The industry has a strong educational attribute and career development orientation. The course forms have diversified from offline practical operation to online live teaching, and AR/VR technology is gradually integrated to enhance the training experience.

The market size of light medical aesthetics in China may reach the level of hundreds of billions by 2025, which will give rise to the demand for compound talents and require the support of beauty training services. The government encourages the development of vocational education and strengthens industry norms to promote the improvement of the vocational qualification certification system. Meanwhile, the market has introduced intelligent devices and digital tools (such as simulation cabin practical operation and AI makeup teaching) to enhance the efficiency and safety of training.

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Emerging Growth Company Status

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act enacted on April 5, 2012 (the “JOBS Act”). For as long as we are an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” and “say-when-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation. Under the JOBS Act, we will remain an emerging growth company until the earliest of:

●	the last day of the fiscal year during which we have total annual gross revenues of $1.235 billion or more;
●	the last day of the fiscal year following the fifth anniversary of the date of the first sale of our ordinary shares;
●	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or
●	the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934 (the “Exchange Act”) (we will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months; the value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter).

The JOBS Act also provides that an emerging growth company may utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. However, we are choosing to “opt out” of such extended transition period, and, as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for companies that are not emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Corporate Information

Our principal executive offices are located at Unit 304-3, No. 19, Wanghai Road, Siming District, Xiamen, Fujian, China 361000. Our phone number at this address is +86-755-85250400. Our agent of service is Puglisi & Associates with its principal office at 850 Liberty Avenue, Suite 204, Newark, DE 19711. Our website is at www.wnw108.com.

Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our main website is at www.wnw108.com. The information contained on our website is not a part of this prospectus.

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RISK FACTORS

Investment in our ordinary shares involves a high degree of risk. You should carefully consider the risk factors set forth herein and under “Item 3. Key Information — D. Risk Factors” described in our Annual Report on Form 20-F filed on May 14, 2025 for the year ended on December 31, 2024, as supplemented and updated by subsequent current reports on Form 6-K that we have filed with the SEC, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

Risks Relating to Doing Business in China

The Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of the securities we are registering. Also, given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

We are a holding company organized under the laws of British Virgin Islands and our operations are based in China. We are and will be subject to PRC laws relating to, among others, restrictions over foreign investments and data security. The Chinese government has recently sought to exert more control and impose more restrictions on China-based companies raising capital offshore and such efforts may continue or intensify in the future. The Chinese government’s exertion of more control over overseas listing of, offerings conducted overseas by and/or foreign investment in China-based companies could retrospectively affect the Mergers and result in a material change in our operations, significantly limit or completely hinder our abilities to offer or continue to offer securities to foreign investors, and cause the value of our securities to significantly decline or be worthless.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC persons or entities to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. The interpretation and application of the regulations remain unclear, and the Mergers and the Transactions may ultimately require approval of the CSRC. If it is determined that the CSRC approval is required retrospectively for the Mergers or the Transactions, it is uncertain whether we can or how long we will take to obtain the approval and, even if such CSRC approval is obtained, the approval could be rescinded. Any failure to obtain or delay in obtaining the CSRC approval for the Mergers and the Transactions, or a rescission of such approval if obtained, could subject us to sanctions imposed by the CSRC or other PRC regulatory authorities, which could include fines and penalties on our operations, restrictions or limitations on our abilities to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect their business, financial condition, and results of operations.

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On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies.

On February 17, 2023, the CSRC published the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) which took effect on March 31, 2023. Under the Trial Measures, a filing-based regulatory system applies to “indirect overseas offerings and listings” of companies in mainland China, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a company in mainland China that operates its main business in mainland China. The Trial Measures states that, any post-listing follow-on offering by an issuer in an overseas market, including issuance of shares, convertible notes and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering. Therefore, we are required to complete filing procedures with the CSRC in connection with the offerings pursuant to this prospectus and any accompanying prospectus and may be subject to the filing requirements under the Trial Measures for our future offerings and listing of our securities in an overseas market. In connection with the Overseas Listing Measures, on February 17, 2023 the CSRC also published the Notice on the Trial Measures. According to the Notice on the Trial Measures, issuers that have already been listed in an overseas market by March 31, 2023, the date the Trial Measures became effective, are not required to make any immediate filing and are only required to comply with the filing requirements under the Trial Measures when it subsequently seeks to conduct a follow-on offering.

On September 6, 2024, the NDRC and the Ministry of Commerce (the “MOFCOM”), jointly issued the Special Administrative Measures (Negative List) for Foreign Investment Access (2024 Version), or the 2024 Negative List, which became effective on November 1, 2024. Pursuant to the 2024 Negative List, if a PRC domestic company, which engages in any prohibited business set out in the list, seeks an overseas offering or listing, it must first obtain the approval from the competent governmental authorities. In addition, the foreign investors in such company must not be involved in its operation or management, and their ownership interest should be subject to limitations imposed under regulations on investments in domestic securities by foreign investors. Because the 2024 Negative List is recently issued, there remain substantial uncertainties as to the interpretation and implementation of these new requirements, and it is unclear as to whether and to what extent we will be subject to these new requirements. If we are required to comply with these requirements but fail to do so on a timely basis if at all, our business operation, financial conditions and business prospect may be adversely and materially affected.

In addition, there is no assurance that new rules or regulations promulgated in the future will not impose additional requirements on us, including retrospectively with respect to the Mergers and the Transactions. If it is determined in the future that approval and filing from the CSRC or other regulatory authorities or other procedures, including the cybersecurity review under the 2022 Cybersecurity Review Measures and the Draft Administrative Regulations on Network Data Security, are required for the Mergers or Transactions, on a retrospective basis, it is uncertain whether such approval can be obtained or filing procedures completed, or how long it will take to obtain such approval or complete such filing procedures. Any failure to obtain such approval or complete such filing procedures or any delay in obtaining such approval or completing such filing procedures for the Mergers or Transactions, or a rescission of any such approval if obtained, would subject us to sanctions by the CSRC or other PRC regulatory authorities. These regulatory authorities may impose fines and penalties on our operations in China, limit our abilities to carry out business operations in China or pay dividends outside China, delay or restrict the repatriation of our offshore funds into China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of the our securities. The CSRC and other PRC regulatory authorities may also order us, or make it advisable for us, to unwind or reverse the Mergers and the Transactions. In addition, if the CSRC or other regulatory authorities in China subsequently promulgate new rules or issue directives requiring that we obtain additional approvals or complete additional filing or other regulatory procedures for our prior offerings overseas, there is no assurance that we will be able to comply with these requirements and may not be able to obtain any waiver of such requirements, if and when procedures are established to obtain such a waiver. Any of the foregoing could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our listed securities.

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There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of the WFOE, and dividends payable by the WFOE to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.

Under the EIT Law and its implementation rules, the profits of a foreign-invested enterprise generated through operations, which are distributed to its immediate holding company outside the PRC, will be subject to a withholding tax rate of 10%. Pursuant to the Double Tax Avoidance Arrangement, a withholding tax rate of 10% may be lowered to 5% if the enterprise in mainland China is at least 25% held by a Hong Kong enterprise for at least 12 consecutive months prior to distribution of the dividends and is determined by the relevant PRC tax authority to have satisfied other conditions and requirements under the Double Tax Avoidance Arrangement and other applicable PRC laws.

However, based on the Circular on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties, or the “SAT Circular 81,” which became effective on February 20, 2009, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment. According to the Circular on Several Issues regarding the “Beneficial Owner” in Tax Treaties, which became effective as of April 1, 2018, when determining an applicant’s status as the “beneficial owner” regarding tax treatments in connection with dividends, interests, or royalties in the tax treaties, several factors will be taken into account. Such factors include whether the business operated by the applicant constitutes actual business activities, and whether the counterparty country or region to the tax treaties does not levy any tax, grant tax exemption on relevant incomes, or levy tax at an extremely low rate. This circular further requires any applicant who intends to be proved of being the “beneficial owner” to file relevant documents with the relevant tax authorities. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Vande intends to apply for the tax resident certificate when the WFOE plans to declare and pay dividends to Vande. However, we cannot assure you that our determination regarding our qualification to enjoy the preferential tax treatment will not be challenged by the relevant PRC tax authority or we will be able to complete the necessary filings with the relevant PRC tax authority and enjoy the preferential withholding tax rate of 5% under the Double Tax Avoidance Arrangement with respect to dividends to be paid by WFOE to Vande, in which case, we would be subject to the higher withdrawing tax rate of 10% on dividends received.

Risks Related to Our Planned Bitcoin Treasury Strategy

Our bitcoin treasury strategy exposes us to various risks associated with bitcoin.

Bitcoin is a highly volatile asset. From time to time, we may enter into certain hedging transactions to mitigate our exposure to specific economic conditions that are particularly volatile, including the market price of bitcoin. Engaging in hedging transactions may expose us to risks associated with such transactions. Hedging against a decline in the values of portfolio investments caused by interest rate risk or volatile bitcoin market prices does not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of such positions decline for other reasons. Such hedging transactions may also limit the opportunity for gain if the values of the portfolio investments should increase. Moreover, it may not be possible to hedge against a particular fluctuation that is so generally anticipated by the markets that a hedging transaction at an acceptable price is unavailable. In light of these and other factors, we may not be successful in mitigating our exposure to volatile economic conditions through any hedging transactions we undertake.

Bitcoin does not pay interest or dividends. Bitcoin does not pay interest or other returns and we can only generate cash from our bitcoin holdings if we sell our bitcoin or implement strategies to create income streams or otherwise generate cash by using our bitcoin holdings. Even if we pursue any such strategies, we may be unable to create income streams or otherwise generate cash from our bitcoin holdings, and any such strategies may subject us to additional risks.

Our bitcoin holdings may significantly impact our financial results and the market price of our Ordinary Shares. Our bitcoin holdings may significantly affect our financial results and if we increase our overall holdings of bitcoin in the future, they will have a greater impact on our financial results and the market price of our Ordinary Shares.

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Our bitcoin treasury strategy has not been tested over an extended period of time or under different market conditions. We will adopt bitcoin treasury strategy in the near future and will need to continually examine the risks and rewards of this new strategy. This new strategy has not been tested over an extended period of time or under different market conditions. For example, although we believe bitcoin, due to its limited supply, has the potential to serve as a hedge against inflation in the long term, the short-term price of bitcoin declined in recent periods during which the inflation rate increased. Some investors and other market participants may disagree with our bitcoin treasury strategy or actions we undertake to implement it. If bitcoin prices were to decrease or our bitcoin treasury strategy otherwise proves unsuccessful, our financial condition, results of operations, and the market price of our Ordinary Shares could be materially adversely affected.

We are subject to counterparty risks, including in particular risks relating to custodians. Although we can implemented various measures that are designed to mitigate our counterparty risks, including by storing substantially all of the bitcoin we own in custody accounts at U.S.-based, institutional-grade custodians and negotiating contractual arrangements intended to establish that our property interest in custodially-held bitcoin is not subject to claims of our custodians’ creditors, applicable insolvency law is not fully developed with respect to the holding of digital assets in custodial accounts. If our custodially-held bitcoin were nevertheless considered to be the property of our custodians’ estates in the event that any such custodians were to enter bankruptcy, receivership or similar insolvency proceedings, we could be treated as a general unsecured creditor of such custodians, inhibiting our ability to exercise ownership rights with respect to such bitcoin and this may ultimately result in the loss of the value related to some or all of such bitcoin. Even if we are able to prevent our bitcoin from being considered the property of a custodian’s bankruptcy estate as part of an insolvency proceeding, it is possible that we would still be delayed or may otherwise experience difficulty in accessing our bitcoin held by the affected custodian during the pendency of the insolvency proceedings. Any such outcome could have a material adverse effect on our financial condition and the market price of our Ordinary Shares.

The broader digital assets industry is subject to counterparty risks, which could adversely impact the adoption rate, price, and use of bitcoin. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, including the filings for bankruptcy protection by Three Arrows Capital, Celsius Network, Voyager Digital, FTX Trading and Genesis Global Capital, the closure or liquidation of certain financial institutions that provided lending and other services to the digital assets industry, including Signature Bank and Silvergate Bank, SEC enforcement actions against Coinbase, Inc. and Binance Holdings Ltd., the placement of Prime Trust, LLC into receivership following a cease-and-desist order issued by Nevada’s Department of Business and Industry, and the filing and subsequent settlement of a civil fraud lawsuit by the New York Attorney General against Genesis Global Capital, its parent company Digital Currency Group, Inc., and former partner Gemini Trust Company, have highlighted the counterparty risks applicable to owning and transacting in digital assets. Although these bankruptcies, closures, liquidations and other events have not resulted in any loss or misappropriation of our bitcoin, nor have such events adversely impacted our access to our bitcoin, they have, in the short-term, likely negatively impacted the adoption rate and use of bitcoin. Additional bankruptcies, closures, liquidations, regulatory enforcement actions or other events involving participants in the digital assets industry in the future may further negatively impact the adoption rate, price, and use of bitcoin, limit the availability to us of financing collateralized by bitcoin, or create or expose additional counterparty risks.

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Changes in our ownership of bitcoin could have accounting, regulatory and other impacts. While we will own bitcoin directly , we may investigate other potential approaches to owning bitcoin, including indirect ownership (for example, through ownership interests in a fund that owns bitcoin). If we were to own all or a portion of our bitcoin in a different manner, the accounting treatment for our bitcoin, our ability to use our bitcoin as collateral for additional borrowings, and the regulatory requirements to which we are subject, may correspondingly change. For example, the volatile nature of bitcoin may force us to liquidate our holdings to use it as collateral, which could be negatively effected by any disruptions in the crypto market, and if liquidated, the value of the collateral would not reflect potential gains in market value of bitcoin, all of which could negatively affect our business and implementation of our bitcoin strategy.

Bitcoin is a highly volatile asset, and fluctuations in the price of bitcoin are likely to influence our financial results and the market price of our Ordinary Shares.

Bitcoin is a highly volatile asset, and fluctuations in the price of bitcoin are likely to influence our financial results and the market price of our common stock. Our financial results and the market price of our Ordinary Shareswould be adversely affected, and our business and financial condition would be negatively impacted, if the price of bitcoin decreased substantially (as it has in the past, such as during 2022), including as a result of:

●	decreased user and investor confidence in bitcoin, including due to the various factors described herein;

●	investment and trading activities such as (i) trading activities of highly active retail and institutional users, speculators, miners and investors, or of the U.S. or state governments, (ii) actual or expected significant dispositions of bitcoin by large holders, and (iii) actual or perceived manipulation of the spot or derivative markets for bitcoin or spot bitcoin ETPs;

●	negative publicity, media or social media coverage, or sentiment due to events in or relating to, or perception of, bitcoin or the broader digital assets industry, for example, (i) public perception that bitcoin can be used as a vehicle to circumvent sanctions, including sanctions imposed on Russia or certain regions related to the ongoing conflict between Russia and Ukraine, or to fund criminal or terrorist activities, such as the purported use of digital assets by Hamas to fund its terrorist attack against Israel in October 2023; (ii) expected or pending civil, criminal, regulatory enforcement or other high profile actions against major participants in the bitcoin ecosystem, including the SEC’s enforcement actions against Coinbase, Inc. and Binance Holdings Ltd.; (iii) additional filings for bankruptcy protection or bankruptcy proceedings of major digital asset industry participants, such as the bankruptcy proceeding of FTX Trading and its affiliates; and (iv) the actual or perceived environmental impact of bitcoin and related activities, including environmental concerns raised by private individuals, governmental and non-governmental organizations, and other actors related to the energy resources consumed in the bitcoin mining process;

●	changes in consumer preferences and the perceived value or prospects of bitcoin;

●	competition from other digital assets that exhibit better speed, security, scalability, or energy efficiency, that feature other more favored characteristics, that are backed or held in large amounts by governments, including the U.S. government, or reserves of fiat currencies, or that represent ownership or security interests in physical assets;

●	a decrease in the price of other digital assets, including stablecoins, or the crash or unavailability of stablecoins that are used as a medium of exchange for bitcoin purchase and sale transactions, such as the crash of the stablecoin Terra USD in 2022, to the extent the decrease in the price of such other digital assets or the unavailability of such stablecoins may cause a decrease in the price of bitcoin or adversely affect investor confidence in digital assets generally;

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●	the identification of Satoshi Nakamoto, the pseudonymous person or persons who developed bitcoin, or the transfer of substantial amounts of bitcoin from bitcoin wallets attributed to Mr. Nakamoto or other “whales” that hold significant amounts of bitcoin;

●	disruptions, failures, unavailability, or interruptions in service of trading venues for bitcoin, such as, for example, the announcement by the digital asset exchange FTX Trading that it would freeze withdrawals and transfers from its accounts and subsequent filing for bankruptcy protection and the recent SEC enforcement action brought against Binance Holdings Ltd., which initially sought to freeze all of its assets during the pendency of the enforcement action;

●	the filing for bankruptcy protection by, liquidation of, or market concerns about the financial viability of digital asset custodians, trading venues, lending platforms, investment funds, or other digital asset industry participants, such as the filing for bankruptcy protection by digital asset trading venues FTX Trading and BlockFi and digital asset lending platforms Celsius Network and Voyager Digital Holdings in 2022, the ordered liquidation of the digital asset investment fund Three Arrows Capital in 2022, the announced liquidation of Silvergate Bank in 2023, the government-mandated closure and sale of Signature Bank in 2023, the placement of Prime Trust, LLC into receivership following a cease-and-desist order issued by the Nevada Department of Business and Industry in 2023, and the exit of Binance Holdings Ltd. from the U.S. market as part of its settlement with the Department of Justice and other federal regulatory agencies;

●	regulatory, legislative, enforcement and judicial actions that adversely affect the price, ownership, transferability, trading volumes, legality or public perception of bitcoin, or that adversely affect the operations of or otherwise prevent digital asset custodians, trading venues, lending platforms or other digital assets industry participants from operating in a manner that allows them to continue to deliver services to the digital assets industry;

●	further reductions in mining rewards of bitcoin, including block reward halving events, which are events that occur after a specific period of time that reduce the block reward earned by “miners” who validate bitcoin transactions, or increases in the costs associated with bitcoin mining, including increases in electricity costs and hardware and software used in mining, that may cause a decline in support for the Bitcoin network;

●	transaction congestion and fees associated with processing transactions on the bitcoin network;

●	macroeconomic changes, such as changes in the level of interest rates and inflation, fiscal and monetary policies of governments, trade restrictions, and fiat currency devaluations;

●	developments in mathematics or technology, including in digital computing, algebraic geometry and quantum computing, that could result in the cryptography used by the bitcoin blockchain becoming insecure or ineffective; and

●	changes in national and international economic and political conditions, including, without limitation, the adverse impact attributable to the economic and political instability caused by the current conflict between Russia and Ukraine and the economic sanctions adopted in response to the conflict, and the potential broadening of the Israel-Hamas conflict to other countries in the Middle East, as well as expectations regarding changes to the regulatory environment, including for the U.S. digital asset industry.

We may face risks relating to the custody of our bitcoin, including the loss or destruction of private keys required to access our bitcoin and cyberattacks or other data loss relating to our bitcoin.

We plan to hold our bitcoin with regulated custodians that have duties to safeguard our private keys. Our bitcoin holdings may be concentrated with a single custodian from time to time. We will seek to achieve a greater degree of diversification in the custody of our bitcoin as the extent of potential risk of loss is dependent, in part, on the degree of diversification. If there is a decrease in the availability of digital asset custodians that we believe can safely custody our bitcoin, for example, due to regulatory developments or enforcement actions that cause custodians to discontinue or limit their services in the United States, we may need to enter into agreements that are less favorable than our current agreements or take other measures to custody our bitcoin, and our ability to seek a greater degree of diversification in the use of custodial services would be materially adversely affected.

Our use of custodians will expose us to the risk that the bitcoin our custodians hold on our behalf could be subject to insolvency proceedings and we could be treated as a general unsecured creditor of the custodian, inhibiting our ability to exercise ownership rights with respect to such bitcoin. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage we maintain related to our bitcoin.

Bitcoin is controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which the bitcoin is held. While the bitcoin blockchain ledger requires a public key relating to a digital wallet to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the bitcoin held in such wallet. To the extent the private key(s) for a digital wallet are lost, destroyed, or otherwise compromised and no backup of the private key(s) is accessible, neither we nor our custodians will be able to access the bitcoin held in the related digital wallet. Furthermore, we cannot provide assurance that our digital wallets, nor the digital wallets of our custodians held on our behalf, will not be compromised as a result of a cyberattack. The bitcoin and blockchain ledger, as well as other digital assets and blockchain technologies, have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities.

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Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.

Bitcoin and other digital assets are relatively novel and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of bitcoin.

The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of bitcoin or the ability of individuals or institutions such as us to own or transfer bitcoin. For example, the U.S. executive branch and SEC, among others in the United States and abroad, have been active in recent years, and laws including the European Union’s Markets in Crypto Assets Regulation and the U.K.’s Financial Services and Markets Act 2023 became law. It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function or the willingness of financial and other institutions to continue to provide services to the digital assets industry, nor how any new regulations or changes to existing regulations might impact the value of digital assets generally and bitcoin specifically. The consequences of increased or different regulation of digital assets and digital asset activities could adversely affect the market price of bitcoin and in turn adversely affect the market price of our Ordinary Shares.

Beyond the regulatory uncertainties in the U.S. and other jurisdictions, the regulatory framework of the PRC is characterized by a comprehensive ban and stringent restrictions. The PRC’s stance on crypto assets, trading, and mining is defined by several key normative documents, including the Notice on Further Preventing and Addressing Risks Associated with Virtual Currency Trading and Speculation, the Notice on Regulating Virtual Currency ‘Mining’ Activities, and the Interpretation of the Supreme People’s Court and the Supreme People’s Procuratorate on Several Issues Concerning the Application of Law in the Handling of Money Laundering Criminal Cases, among others. These regulations stipulate that crypto assets do not possess legal tender status, and any form of crypto asset trading and related services within China are considered illegal financial activities. Civil acts involving participation in such transactions within China are deemed invalid. Mining activities have been classified as an eliminated industry, with a strict prohibition on new projects and a requirement for the phase-out of existing operations. Additionally, virtual asset transactions have been incorporated into the scope of money laundering offenses.

Consequently, under the PRC’s current regulatory policies, the proceeds generated from our proposed bitcoin treasury strategy may be recognized as illegal gains and cannot be repatriated into the PRC. Should our bitcoin treasury strategy involve enterprises or individuals in the PRC, the associated fund flows may trigger anti-money laundering investigations by PRC government authorities. Furthermore, such involvement could lead to regulatory investigations into the operational compliance of the PRC entities, potentially resulting in the disruption of their normal operations. To mitigate PRC-related regulatory risks associated with cryptocurrency trading, we intend to conduct all such activities through our BVI holding company. Our onshore PRC subsidiaries will not participate in any aspect of the proposed bitcoin treasury strategy, and all fund flows relating to such activities will be maintained strictly outside of the PRC, with no interaction with our onshore operating entities. In addition, we plan to closely monitor PRC regulatory developments relating to cryptocurrency. Should there be any material changes in the regulatory environment, we will adjust our strategies accordingly to avoid potential non-compliance.

Moreover, the risks of engaging in a bitcoin treasury strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

The growth of the digital assets industry in general, and the use and acceptance of bitcoin in particular, may also impact the price of bitcoin and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of bitcoin may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to bitcoin, institutional demand for bitcoin as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for bitcoin as a means of payment, and the availability and popularity of alternatives to bitcoin. Even if growth in bitcoin adoption occurs in the near or medium-term, there is no assurance that bitcoin usage will continue to grow over the long-term.

Because bitcoin has no physical existence beyond the record of transactions on the bitcoin blockchain, a variety of technical factors related to the bitcoin blockchain could also impact the price of bitcoin. For example, malicious attacks by miners, inadequate mining fees to incentivize validating of bitcoin transactions, hard “forks” of the bitcoin blockchain into multiple blockchains, and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of the bitcoin blockchain and negatively affect the price of bitcoin. The liquidity of bitcoin may also be reduced and damage to the public perception of bitcoin may occur, if financial institutions were to deny or limit banking services to businesses that hold bitcoin, provide bitcoin-related services or accept bitcoin as payment, which could also decrease the price of bitcoin. Similarly, the open-source nature of the bitcoin blockchain means the contributors and developers of the bitcoin blockchain are generally not directly compensated for their contributions in maintaining and developing the blockchain, and any failure to properly monitor and upgrade the bitcoin blockchain could adversely affect the bitcoin blockchain and negatively affect the price of bitcoin.

Recent actions by U.S. banking regulators have reduced the ability of bitcoin-related services providers to gain access to banking services and liquidity of bitcoin may also be impacted to the extent that changes in applicable laws and regulatory requirements negatively impact the ability of exchanges and trading venues to provide services for bitcoin and other digital assets.

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In addition, while the current administration has expressed support regarding the development and use of digital assets as the industry has anticipated, the specific regulatory frameworks are still to be developed. Expectations around U.S. digital asset policy, including potential sentiments that the U.S. government is not moving quickly enough or not meeting policy expectations, may adversely affect the price of bitcoin.

The availability of spot bitcoin ETPs may adversely affect the market price of our Ordinary Shares.

Although bitcoin and other digital assets have experienced a surge of investor attention since bitcoin was invented in 2008, until recently investors in the United States had limited means to gain direct exposure to bitcoin through traditional investment channels, and instead generally were only able to hold bitcoin through “hosted” wallets provided by digital asset service providers or through “unhosted” wallets that expose the investor to risks associated with loss or hacking of their private keys. Given the relative novelty of digital assets, general lack of familiarity with the processes needed to hold bitcoin directly, as well as the potential reluctance of financial planners and advisers to recommend direct bitcoin holdings to their retail customers because of the manner in which such holdings are custodied, some investors have sought exposure to bitcoin through investment vehicles that hold bitcoin and issue shares representing fractional undivided interests in their underlying bitcoin holdings. These vehicles, which were previously offered only to “accredited investors” on a private placement basis, have in the past traded at substantial premiums to net asset value, or NAV, possibly due to the relative scarcity of traditional investment vehicles providing investment exposure to bitcoin.

On January 10, 2024, the SEC approved the listing and trading of spot bitcoin ETPs, the shares of which can be sold in public offerings and are traded on U.S. national securities exchanges. The approved ETPs commenced trading directly to the public on January 11, 2024, with a trading volume of approximately $4.6 billion on the first trading day. To the extent investors view our Ordinary Shares as providing exposure to bitcoin, it is possible that the value of our Ordinary Shares may also have included a premium over the value of our bitcoin due to the prior scarcity of traditional investment vehicles providing investment exposure to bitcoin, and that the value declined due to investors now having a greater range of options to gain exposure to bitcoin and investors choosing to gain such exposure through ETPs rather than our Ordinary Shares.

Although we are an operating company engaged in the sales of functional skincare products, and we believe we offer a different value proposition than a passive bitcoin investment vehicle such as a spot bitcoin ETP, investors may nevertheless view our Ordinary Shares as an alternative to an investment in an ETP, and choose to purchase shares of a spot bitcoin ETP instead of our Ordinary Shares. They may do so for a variety of reasons, including if they believe that ETPs offer a “pure play” exposure to bitcoin that is generally not subject to federal income tax at the entity level as we are, or the other risk factors applicable to an operating business, such as ours. Additionally, unlike spot bitcoin ETPs, we (i) do not seek for our shares of Ordinary Shares to track the value of the underlying bitcoin we hold before payment of expenses and liabilities, (ii) do not benefit from various exemptions and relief under the Securities Exchange Act of 1934, as amended, or the Exchange Act, including Regulation M, and other securities laws, which enable spot bitcoin ETPs to continuously align the value of their shares to the price of the underlying bitcoin they hold through share creation and redemption, (iii) are a BVI business company with limited liability rather than a statutory trust, and do not operate pursuant to a trust agreement that would require us to pursue one or more stated investment objectives, and (iv) are not required to provide daily transparency as to our bitcoin holdings or our daily NAV. Furthermore, recommendations by broker-dealers to buy, hold, or sell complex products and non-traditional ETPs, or an investment strategy involving such products, may be subject to additional or heightened scrutiny that would not be applicable to broker-dealers making recommendations with respect to our Ordinary Shares. Based on how we are viewed in the market relative to ETPs, and other vehicles that offer economic exposure to bitcoin, such as bitcoin futures ETFs and leveraged bitcoin futures ETFs, any premium or discount in our Ordinary Shares relative to the value of our bitcoin holdings may increase or decrease in different market conditions.

As a result of the foregoing factors, availability of spot bitcoin ETPs on U.S. national securities exchanges could have a material adverse effect on the market price of our Ordinary Shares.

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Our bitcoin treasury strategy subjects us to enhanced regulatory oversight.

As noted elsewhere in these Risk Factors, several spot bitcoin ETPs have received approval from the SEC to list their shares on a U.S. national securities exchange with continuous share creation and redemption at NAV. Even though we are not, and do not function in the manner of, a spot bitcoin ETP, it is possible that we nevertheless could face regulatory scrutiny from the SEC or other federal or state agencies due to our bitcoin holdings.

In addition, there has been increasing focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist activities, or circumvent sanctions regimes, including those sanctions imposed in response to the ongoing conflict between Russia and Ukraine. While we have implemented and maintain policies and procedures reasonably designed to promote compliance with applicable anti-money laundering and sanctions laws and regulations and take care to only acquire our bitcoin through entities subject to anti-money laundering regulation and related compliance rules in the United States, if we are found to have purchased any of our bitcoin from bad actors that have used bitcoin to launder money or persons subject to sanctions, we may be subject to regulatory proceedings and any further transactions or dealings in bitcoin by us may be restricted or prohibited.

We may consider issuing debt or other financial instruments that may be collateralized by our bitcoin holdings. We may also consider pursuing strategies to create income streams or otherwise generate funds using our bitcoin holdings. These types of bitcoin-related transactions are the subject of enhanced regulatory oversight. These and any other bitcoin-related transactions we may enter into, beyond simply acquiring and holding bitcoin, may subject us to additional regulatory compliance requirements and scrutiny, including under federal and state money services regulations, money transmitter licensing requirements and various commodity and securities laws and regulations.

Additional laws, guidance and policies may be issued by domestic and foreign regulators following the filing for Chapter 11 bankruptcy protection by FTX Trading, one of the world’s largest cryptocurrency exchanges, in November 2022. U.S. and foreign regulators have also increased enforcement activity thereafter, and regulatory requirements continue to evolve in response to FTX Trading’s collapse as well as changes in government policies regarding cryptocurrencies. Changes in the regulatory environment, including changing interpretations and the implementation of new or varying regulatory requirements by the government or any new legislation affecting bitcoin, as well as enforcement actions involving or impacting our trading venues, counterparties and custodians, may impose significant costs or significantly limit our ability to hold and transact in bitcoin.

In addition, private actors that are wary of bitcoin or the regulatory concerns associated with bitcoin may in the future take further actions that may have an adverse effect on our business or the market price of our Ordinary Shares.

Due to the currently unregulated nature and lack of transparency surrounding the operations of many bitcoin trading venues, bitcoin trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in bitcoin trading venues and adversely affect the value of our bitcoin.

Bitcoin trading venues are relatively new and, in many cases, currently unregulated. Even if regulated, such venues may not be complying with such regulations. Furthermore, there are many bitcoin trading venues that do not provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance. As a result, the marketplace may lose confidence in bitcoin trading venues, including prominent exchanges that handle a significant volume of bitcoin trading and/or are subject to regulatory oversight, in the event one or more bitcoin trading venues cease or pause for a prolonged period the trading of bitcoin or other digital assets, or experience fraud, significant volumes of withdrawal, security failures or operational problems.

In 2019 there were reports claiming that 80-95% of bitcoin trading volume on trading venues was false or non-economic in nature, with specific focus on currently unregulated exchanges located outside of the United States. The SEC also alleged as part of its June 2023, complaint that Binance Holdings Ltd. committed strategic and targeted “wash trading” through its affiliates to artificially inflate the volume of certain digital assets traded on its exchange. Such reports and allegations may indicate that the bitcoin market is significantly smaller than expected and that the United States makes up a significantly larger percentage of the bitcoin market than is commonly understood. Any actual or perceived false trading in the bitcoin market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of our bitcoin. Negative perception, a lack of stability in the broader bitcoin markets and the closure, temporary shutdown or operational disruption of bitcoin trading venues, lending institutions, institutional investors, institutional miners, custodians, or other major participants in the bitcoin ecosystem, due to fraud, business failure, cybersecurity events, government-mandated regulation, bankruptcy, or for any other reason, may result in a decline in confidence in bitcoin and the broader bitcoin ecosystem and greater volatility in the price of bitcoin. For example, in 2022, each of Celsius Network, Voyager Digital, Three Arrows Capital, FTX Trading, and BlockFi filed for bankruptcy, following which the market prices of bitcoin and other digital assets significantly declined. In addition, in June 2023, the SEC announced enforcement actions against Coinbase, Inc., and Binance Holdings Ltd., two providers of large trading venues for digital assets, which similarly was followed by a decrease in the market price of bitcoin and other digital assets. These were followed in November 2023, by an SEC enforcement action against Kraken, another large trading venue for digital assets. The failure of a major participant in the bitcoin ecosystem could have a material adverse effect on our financial conditions and results of operations.

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The emergence or growth of other digital assets, including those with significant private or public sector backing, could have a negative impact on the price of bitcoin and adversely affect our financial condition and results of operations.

The emergence or growth of digital assets other than bitcoin may have a material adverse effect on our financial condition. While bitcoin is generally considered the largest digital asset by market capitalization, there are numerous alternative digital assets and many entities, including the U.S. government, consortiums and financial institutions, are researching and investing resources into private or permissioned blockchain platforms or digital assets that do not use proof-of-work mining like the bitcoin network. For example, in late 2022, the Ethereum network transitioned to a “proof-of-stake” mechanism for validating transactions that requires significantly less computing power than proof-of-work mining. The Ethereum network has completed another major upgrade since then and may undertake additional upgrades in the future. If the mechanisms for validating transactions in Ethereum and other alternative digital assets are perceived as superior to proof-of-work mining, those digital assets could gain market share relative to bitcoin.

Other alternative digital assets that compete with bitcoin in certain ways include “stablecoins,” which are designed to maintain a constant price because of, for instance, their issuers’ promise to hold high-quality liquid assets (such as U.S. dollar deposits and short-term U.S. treasury securities) equal to the total value of stablecoins in circulation. Stablecoins have grown rapidly as an alternative to bitcoin and other digital assets as a medium of exchange and store of value, particularly on digital asset trading platforms.

Additionally, central banks in some countries have started to introduce digital forms of legal tender. For example, China’s CBDC project was made available to consumers in January 2022, and governments including the European Union and Israel have been discussing the potential creation of new CBDCs. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could also compete with, or replace, bitcoin and other digital assets as a medium of exchange or store of value. As a result, the emergence or growth of these or other digital assets could cause the market price of bitcoin to decrease, which could have a material adverse effect on our financial condition, and operating results.

Bitcoin holdings are less liquid than cash and cash equivalents and may not be able to serve as a source of liquidity for us in the future to the same extent as cash and cash equivalents.

Historically, the bitcoin markets have been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our bitcoin at favorable prices or at all. For example, a number of bitcoin trading venues temporarily halted deposits and withdrawals in 2022. As a result, bitcoin holdings may not be able to serve as a source of liquidity for us in the future to the same extent as cash and cash equivalents. Further, bitcoin we hold with our custodians and transact with our trade execution partners does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered bitcoin or otherwise generate funds using our bitcoin holdings, including in particular during times of market instability or when the price of bitcoin has declined significantly. If we are unable to sell our bitcoin, enter into additional capital raising transactions using bitcoin as collateral, or otherwise generate funds using our bitcoin holdings, or if we are forced to sell our bitcoin at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

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If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our bitcoin, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our bitcoin and our financial condition and results of operations could be materially adversely affected.

Security breaches and cyberattacks are of particular concern with respect to bitcoin holdings. Bitcoin and other blockchain-based cryptocurrencies and the entities that provide services to participants in the bitcoin ecosystem have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. For example, in October 2021 it was reported that hackers exploited a flaw in the account recovery process and stole from the accounts of at least 6,000 customers of the Coinbase exchange, although the flaw was subsequently fixed and Coinbase reimbursed affected customers. Similarly, in November 2022, hackers exploited weaknesses in the security architecture of the FTX Trading digital asset exchange and reportedly stole over $400 million in digital assets from customers. A successful security breach or cyberattack could result in:

●	a partial or total loss of our bitcoin in a manner that may not be covered by insurance or the liability provisions of the custody agreements with the custodians who hold our bitcoin;

●	harm to our reputation and brand;

●	improper disclosure of data and violations of applicable data privacy and other laws; or

●	significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader bitcoin blockchain ecosystem or in the use of the bitcoin network to conduct financial transactions, which could negatively impact us.

Attacks upon systems across a variety of industries, including industries related to bitcoin, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, we expect that unauthorized parties will attempt to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and we may not be able to implement adequate preventative measures. Further, there has been an increase in such activities due to the increase in work-from-home arrangements. The risk of cyberattacks could also be increased by cyberwarfare in connection with the ongoing Russia-Ukraine and Israel-Hamas conflicts, or other future conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the bitcoin industry, including third-party services on which we rely, could materially and adversely affect our financial condition and results of operations.

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Regulatory change reclassifying bitcoin as a security could lead to our classification as an “investment company” under the 1940 Act and could adversely affect the market price of bitcoin and our financial conditions and results of operation.

Under Sections 3(a)(1)(A) and (C) of the 1940 Act, a company generally will be deemed to be an “investment company” for purposes of the 1940 Act if (1) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (2) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We do not believe that we are an “investment company,” as such term is defined in the 1940 Act, and are not registered as an “investment company” under the 1940 Act as of the date of this prospectus.

While senior SEC officials have stated their view that bitcoin is not a “security” for purposes of the federal securities laws, a contrary determination by the SEC could lead to our classification as an “investment company” under the 1940 Act, if the portion of our assets consists of investments in bitcoins exceeds 40% safe harbor limits prescribed in the 1940 Act, which would subject us to significant additional regulatory controls that could have a material adverse effect on our business and operations and may also require us to change the manner in which we conduct our business.

We monitor our assets and income for compliance under the 1940 Act and seek to conduct our business activities in a manner such that we do not fall within its definitions of “investment company” or that we qualify under one of the exemptions or exclusions provided by the 1940 Act and corresponding SEC regulations. If bitcoin is determined to constitute a security for purposes of the federal securities laws, we would take steps to reduce the percentage of bitcoins that constitute investment assets under the 1940 Act. These steps may include, among others, selling bitcoins that we might otherwise hold for the long term and deploying our cash in non-investment assets, and we may be forced to sell our bitcoins at unattractive prices. We may also seek to acquire additional non-investment assets to maintain compliance with the 1940 Act, and we may need to incur debt, issue additional equity or enter into other financing arrangements that are not otherwise attractive to our business. Any of these actions could have a material adverse effect on our results of operations and financial condition. Moreover, we can make no assurance that we would successfully be able to take the necessary steps to avoid being deemed to be an investment company in accordance with the safe harbor. If we were unsuccessful, and if bitcoin is determined to constitute a security for purposes of the federal securities laws, then we would have to register as an investment company, and the additional regulatory restrictions imposed by 1940 Act could adversely affect the market price of bitcoin and in turn adversely affect the market price of our Ordinary Shares.

We may be subject to regulatory developments related to crypto assets and crypto asset markets, which could adversely affect our business, financial condition, and results of operations.

As bitcoin and other digital assets are relatively novel and the application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of bitcoin. The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of bitcoin or the ability of individuals or institutions such as us to own or transfer bitcoin. For examples, see “Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty” elsewhere in these Risk Factors.

If bitcoin is determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of bitcoin and in turn adversely affect the market price of our Ordinary Shares. See “Regulatory change reclassifying bitcoin as a security could lead to our classification as an “investment company” under the 1940 Act, and could adversely affect the market price of bitcoin and the our financial conditions and results of operation” elsewhere in these Risk Factors. Moreover, the risks of us engaging in a bitcoin treasury strategy have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

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Our bitcoin treasury strategy exposes us to risk of non-performance by counterparties.

Our bitcoin treasury strategy exposes us to the risk of non-performance by counterparties, whether contractual or otherwise. Risk of non-performance includes inability or refusal of a counterparty to perform because of a deterioration in the counterparty’s financial condition and liquidity or for any other reason. For example, our execution partners, custodians, if any, or other counterparties might fail to perform in accordance with the terms of our agreements with them, which could result in a loss of bitcoin, a loss of the opportunity to generate funds, or other losses.

Our primary counterparty risk with respect to our bitcoin is custodian performance obligations under the various custody arrangements we have entered into. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, the closure or liquidation of certain financial institutions that provided lending and other services to the digital assets industry, SEC enforcement actions against other providers, or placement into receivership or civil fraud lawsuit against digital asset industry participants have highlighted the perceived and actual counterparty risk applicable to digital asset ownership and trading. Although these bankruptcies, closures and liquidations have not adversely impacted our bitcoin (which was only recently acquired), legal precedent created in these bankruptcy and other proceedings may increase the risk of future rulings adverse to our interests in the event one or more of our custodians becomes a debtor in a bankruptcy case or is the subject of other liquidation, insolvency or similar proceedings.

If we hold our bitcoins in the future, no assurance can be provided that our custodially-held bitcoin will not become part of the custodian’s insolvency estate if one or more of our custodians enters bankruptcy, receivership or similar insolvency proceedings. Additionally, if we pursue any strategies to create income streams or otherwise generate funds using our bitcoin holdings, we would become subject to additional counterparty risks. Although no such strategies are contemplated at this time, we will need to carefully evaluate market conditions, including price volatility as well as service provider terms and market reputations and performance, among others, prior to implementing any such strategy, all of which could effect our ability to successfully implement and execute on any such future strategy. These risks, along with any significant non-performance by counterparties, including in particular the custodians with which we custody substantially all of our bitcoin, could have a material adverse effect on our business, prospects, financial condition, and operating results.

If we hold our bitcoins in the future, there is a risk that custodially-held bitcoin may become part of the custodian’s insolvency estate if one or more of our custodians enters bankruptcy, receivership or similar insolvency proceedings.

If we hold our bitcoins in the future, and custodially-held bitcoin are considered to be the property of our custodians’ estates in the event that any such custodians were to enter bankruptcy, receivership or similar insolvency proceedings, we could be treated as a general unsecured creditor of such custodians, inhibiting our ability to exercise ownership rights with respect to such bitcoin and this may ultimately result in the loss of the value related to some or all of such bitcoin. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, including the filings for bankruptcy protection by Three Arrows Capital, Celsius Network, Voyager Digital, FTX Trading and Genesis Global Capital, the closure or liquidation of certain financial institutions that provided lending and other services to the digital assets industry, including Signature Bank and Silvergate Bank, SEC enforcement actions against Coinbase, Inc. and Binance Holdings Ltd., the placement of Prime Trust, LLC into receivership following a cease-and-desist order issued by Nevada’s Department of Business and Industry, and the filing and subsequent settlement of a civil fraud lawsuit by the New York Attorney General against Genesis Global Capital, its parent company Digital Currency Group, Inc., and former partner Gemini Trust Company, have highlighted the counterparty risks applicable to owning and transacting in digital assets. Although these bankruptcies, closures, liquidations and other events have not resulted in any loss or misappropriation of our bitcoin, nor have such events adversely impacted our access to our bitcoin, they have, in the short-term, likely negatively impacted the adoption rate and use of bitcoin. Additional bankruptcies, closures, liquidations, regulatory enforcement actions or other events involving participants in the digital assets industry in the future may further negatively impact the adoption rate, price, and use of bitcoin, limit the availability to us of financing collateralized by bitcoin, or create or expose additional counterparty risks. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage we maintain related to our bitcoin. Even if we are able to prevent our bitcoin from being considered the property of a custodian’s bankruptcy estate as part of an insolvency proceeding, it is possible that we would still be delayed or may otherwise experience difficulty in accessing our bitcoin held by the affected custodian during the pendency of the insolvency proceedings. Any such outcome could have a material adverse effect on our financial condition and the market price of our Ordinary Shares.

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A temporary or permanent blockchain “fork” to bitcoin or other crypto assets could adversely affect our business.

Blockchain protocols, including bitcoin, are open source. Any user can download the software, modify it, and then propose that bitcoin or other blockchain protocols users and miners adopt the modification. When a modification is introduced and a substantial majority of users and miners consent to the modification, the change is implemented and the bitcoin or other blockchain protocol networks, as applicable, remain uninterrupted. However, if less than a substantial majority of users and miners consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “fork”, i.e., “split” of the impacted blockchain protocol network and respective blockchain, with one prong running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two parallel versions of the bitcoin or other blockchain protocol network, as applicable, running simultaneously, but with each split network’s crypto asset lacking interchangeability. A “hard fork” - where there is disagreement among the users about the rules of the network - can have a significant negative impact on value of the crypto asset.

The bitcoin has been subject to “forks” that resulted in the creation of new networks, including bitcoin cash ABC, bitcoin cash SV, bitcoin diamond, bitcoin gold and others. Some of these forks have caused fragmentation among platforms as to the correct naming convention for forked crypto assets. Due to the lack of a central registry or rulemaking body, no single entity has the ability to dictate the nomenclature of forked crypto assets, causing disagreements and a lack of uniformity among platforms on the nomenclature of forked crypto assets, and which results in further confusion to customers as to the nature of assets they hold on platforms, and which can negatively impact the value of the crypto assets. In addition, several of these forks were contentious and as a result, participants in certain communities may harbor ill will towards other communities. As a result, certain community members may take actions that adversely impact the use, adoption, and price of bitcoin, or any of their forked alternatives.

Furthermore, hard forks can lead to new security concerns. For instance, when the Ethereum and Ethereum Classic networks split in July 2016, replay attacks, in which transactions from one network were rebroadcast on the other network to achieve “double-spending,” plagued platforms that traded Ethereum through at least October 2016, resulting in significant losses to some crypto asset platforms. Similar replay attacks occurred in connection with the bitcoin cash and bitcoin cash SV network split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to the splitting of some mining power across networks, making it easier for a malicious actor to exceed 50% of the mining power of that network, thereby making crypto assets that rely on proof-of-work more susceptible to attack, as has occurred with Ethereum Classic.

We may not immediately or ever have the ability to withdraw a forked or airdropped bitcoin by virtue of bitcoins that we may hold with our custodians in the future. Future forks may occur at any time. A fork can lead to a disruption of networks and our information technology systems, cybersecurity attacks, replay attacks, or security weaknesses, any of which can further lead to temporary or even permanent loss of our and our assets.

Regulatory actions in one or more countries could severely affect the right to acquire, own, hold, sell or use Bitcoin or to exchange them for fiat currency.

One or more countries, such as India or Russia, may take regulatory actions in the future that could severely restrict the right to acquire, own, hold, sell or use Bitcoin or to exchange them for fiat currency. In some nations, including China, it is illegal to accept payment in Bitcoin for consumer transactions and banking institutions are barred from accepting deposits of digital assets. Such restrictions may adversely affect us as the large-scale use of Bitcoin as a means of exchange is presently confined to certain regions.

The regulatory environment regarding digital assets and digital asset mining is in flux, and we may become subject to changes to and/or additional laws and regulations that may limit our ability to operate.

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, OFAC, SEC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Federal Reserve and state financial institution and securities regulators) have been examining the operations of digital asset networks, digital asset users and the Digital Asset Markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, evade sanctions, or fund criminal or terrorist enterprises and the safety and soundness of trading platforms and other service providers that hold or custody digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. Ongoing and future regulatory actions with respect to digital assets generally or Bitcoin in particular may have an adverse impact on our business, prospects and operations. Moreover, the failure of FTX in November 2022 and the resulting market turmoil substantially increased regulatory scrutiny in the United States and globally and led to criminal investigations, SEC enforcement actions and other regulatory activity across the digital asset ecosystem.

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There have also been several bills introduced in Congress that propose to establish additional regulation and oversight of the digital asset markets. For example, the CLARITY Act was passed by the House of Representatives in July 2025, which would, if enacted, regulate digital asset markets and digital asset trading platforms in the United States. In addition, also in July 2025, the Guiding and Establishing National Innovation for U.S. Stablecoins Act of 2025 (the “GENIUS Act”) became the first federal law specifically regulating the issuance, custody and other stablecoin-related matters in the United States.

It is difficult to predict whether, or when, the CLARITY Act or another Bill that would regulate digital asset markets and digital asset trading platforms may become law or whether any new law will lead to Congress granting additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how additional legislation and/or regulatory oversight might impact the ability of digital asset markets to function or how any new regulations or changes to existing regulations might impact the value of digital assets generally and Bitcoin specifically. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on our business and operations.

Furthermore, changes in U.S. political leadership and economic policies may create uncertainty that materially affects the price of digital assets. For example, on March 6, 2025, President Trump signed an Executive Order to establish a Strategic Bitcoin Reserve and a United States Digital Asset Stockpile. Pursuant to this Executive Order, the Strategic Bitcoin Reserve will be capitalized with Bitcoin owned by the Department of Treasury that was forfeited as part of criminal or civil asset forfeiture proceedings, and the Secretaries of Treasury and Commerce are authorized to develop budget-neutral strategies for acquiring additional Bitcoin, provided that those strategies impose no incremental costs on American taxpayers. Conversely, the Digital Asset Stockpile will consist of all digital assets other than Bitcoin owned by the Department of Treasury that were forfeited in criminal or civil asset forfeiture proceedings, but the U.S. Government will not acquire additional assets for the U.S. Digital Asset Stockpile beyond those obtained through such proceedings. The anticipation of a U.S. government-funded strategic cryptocurrency reserve had motivated large-scale purchases of various digital assets in the expectation of the U.S. government acquiring those digital assets to fund such reserve, and the market price of some digital assets decreased significantly as a result of the ultimate content of the Executive Order. Any similar action or omission by the U.S. federal administration or other government authorities may negatively and significantly impact the price of digital assets.

Law enforcement agencies have often relied on the transparency of blockchains to facilitate investigations. However, certain privacy-enhancing features have been, or are expected to be, introduced to a number of digital asset networks. If the Bitcoin network were to adopt any of these features, these features may provide law enforcement agencies with less visibility into transaction-level data. Europol, the EU’s law enforcement agency, released a report in October 2017 noting the increased use of privacy-enhancing digital assets like Zcash and Monero in criminal activity on the internet. In August 2022, OFAC banned all U.S. citizens from using Tornado Cash, a digital asset protocol designed to obfuscate blockchain transactions, by adding certain Ethereum wallet addresses associated with the protocol to its Specially Designated Nationals list and Blocked Persons List, though it has since removed the Tornado Cash smart contracts from this list. In October 2023, FinCEN issued a notice of proposed rulemaking that identified convertible virtual currency (“CVC”) mixing as a class of transactions of primary money laundering concern and proposed requiring covered financial institutions to implement certain recordkeeping and reporting requirements on transactions that covered financial institutions know, suspect or have reason to suspect involve CVC mixing within or involving jurisdictions outside the United States. In April 2024, the DOJ arrested and charged the developers of the Samourai Wallet mixing service with conspiracy to commit money laundering and conspiracy to operate an unlicensed money transmitting business. In May 2024, a cofounder of Tornado Cash was sentenced to more than five years imprisonment in the Netherlands for developing Tornado Cash on the basis that he had helped launder more than $2 billion worth of digital assets through Tornado Cash. Additional regulatory action with respect to privacy-enhancing digital assets and protocols is possible in the future.

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As digital assets have grown in both popularity and market size, governments around the world have reacted differently. Certain governments have deemed digital assets illegal or have severely curtailed the use of digital assets by prohibiting the acceptance of payment in Bitcoin and other digital assets for consumer transactions, barring banking institutions from accepting deposits of digital assets, or introducing punitive taxes on digital asset transactions. Other nations, however, allow digital assets to be used and traded without restriction. In some jurisdictions, such as in the United States, digital assets and products and services in the digital asset markets are subject to extensive, and in some cases overlapping, unclear and evolving regulatory requirements. There is a risk that relevant authorities in any jurisdiction may impose more onerous regulation on Bitcoin, for example banning its use, regulating its operation, or otherwise changing its regulatory treatment. Such changes may introduce a cost of compliance, or have a material impact on our business model, and therefore our financial performance and shareholder returns. If the use of Bitcoin is made illegal in jurisdictions where Bitcoin is currently traded in heavy volumes, the available market for Bitcoin may contract. For example, on September 24, 2021, the People’s Bank of China announced that all activities involving digital assets in mainland China are illegal, which corresponded with a decrease in the price of Bitcoin. If another government with considerable economic power were to ban digital assets or related activities, this could have further impact on the price of Bitcoin.

Digital asset trading platforms and mining pools may also be subject to increased regulation and there is a risk that increased compliance costs are passed through to users, including us, as we exchange Bitcoin earned through our mining activities. There is a risk that a lack of stability in digital asset trading platforms and the closure or temporary shutdown of digital asset trading platforms and/or mining pools which we utilize due to fraud, business failure, hackers or malware, or government-mandated restrictions may reduce confidence in the Bitcoin network and result in greater volatility in or suppression of Bitcoin’s value and consequently have an adverse impact on our operations and financial performance. Digital asset trading platforms and mining pools typically offer a number of services, in addition to their core services. There is a risk that regulation or enforcement actions targeting digital asset trading platforms’ or mining pools’ non-Bitcoin activity could disrupt their Bitcoin-related services that we rely on.

We cannot be certain as to how future regulatory developments will impact the treatment of Bitcoin under the law, and ongoing and future regulation and regulatory actions could significantly restrict or eliminate the market for or uses of Bitcoin and materially and adversely impact our business. If we fail to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations or be subjected to fines, penalties and other governmental action. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our business strategies at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any digital assets we plan to hold or expect to acquire for our own account.

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USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus to fund the development and commercialization of our projects and the growth of our business, primarily working capital, and for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in technologies, products and/or businesses that we believe will enhance the value of our Company, although we have no current commitments or agreements with respect to any such transactions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement. Pending use of the net proceeds will be deposited in interest bearing bank accounts.

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DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

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DESCRIPTION OF SHARE CAPITAL

Our ordinary shares (“Ordinary Shares”) are listed and traded on the Nasdaq Capital Market, and in connection therewith, the Ordinary Shares are registered under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”).

The following is a summary of material provisions of our currently effective amended and restated memorandum and articles (the “Memorandum and Articles of Association”) as well as the BVI Business Companies Act, as amended from time to time (the “BVI Act”) insofar as they relate to the material terms of our Ordinary Shares. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entirety of our Memorandum and Articles of Association, filed as Exhibit 3.1 to this prospectus.

Type and Class of Securities

Our Company is authorized to issue an unlimited number of Ordinary Shares with no par value. As of the date of this prospectus, there are 15,643,353 Ordinary Shares  issued and outstanding. Our Ordinary Shares may be held in either certificated or uncertificated form.

Preemptive Rights

Our Ordinary Shares are not subject to any pre-emptive or similar rights under the BVI Act or pursuant to our Memorandum and Articles of Association.

Limitations or Qualifications

Not Applicable.

Rights of Other Types of Securities

Not Applicable.

Rights of Ordinary Shares

Ordinary Shares

Our Company is authorized to issue an unlimited number of Ordinary Shares with no par value. As of the date of this prospectus, there are 15,643,353 Ordinary Shares  issued and outstanding.

Distributions

Shareholders holding Ordinary Shares in our Company are entitled to receive such dividends as may be declared by our board of directors subject to the BVI Act and the Memorandum and Articles of Association.

Voting Rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of the shareholders entitled to vote on such action or may be effected by a resolution of members in writing, each in accordance with our Memorandum and Articles of Association. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each share that such shareholder holds.

Calls on shares and forfeiture of Shares

Our board of directors may, on the terms established at the time of the issuance of such shares or as otherwise agreed, make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Shares

Subject to the provisions of the BVI Act, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our Memorandum and Articles of Association and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, or by any recognized stock exchange on which our securities are listed.

Transfer of Shares

Subject to any applicable restrictions or limitations arising pursuant to (i) our Memorandum and Articles of Association; or (ii) the BVI Act, any of our shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form or in any other form which our directors may approve (such instrument of transfer being signed by the transferor and containing the name and address of the transferee). The BVI Act also provides that the shares of the Company, whilst listed on a recognized exchange such as the NYSE or Nasdaq, may be transferred without the need for a written instrument of transfer if the transfer is carried out within the laws, rules, procedures and other requirements applicable to shares registered on the recognized exchange and subject to the Company’s Memorandum and Articles of Association and the Listed Companies and Funds Regulations of the British Virgin Islands. There are currently no provisions of the BVI Listed Companies and Funds Regulations in force that would affect this. Our Memorandum and Articles of Association also (save as otherwise provided therein) provide that shares may be dealt with by means of a system utilized for the purposes of holding and transferring of shares in uncertificated form.

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Liquidation

As permitted by the BVI Act and our Memorandum and Articles of Association, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors and resolution of shareholders if our assets exceed our liabilities and we are able to pay our debts as they fall due. We also may be wound up in circumstances where we are insolvent in accordance with the terms of the BVI Insolvency Act, 2003 (as amended).

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay all amounts paid to us on account of the issue of shares immediately prior to the winding up, the excess shall be distributable pari passu among those shareholders in proportion to the amount paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the amounts paid to us on account of the issue of shares, those assets shall be distributed so that, to the greatest extent possible, the losses shall be borne by the shareholders in proportion to the amounts paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up, the liquidator appointed by us may, in accordance with the BVI Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

Requirements to Change the Rights of Holders of Ordinary Shares

Variation of Rights Attaching to Shares.

All or any of the rights attached to any class of shares may, subject to the provisions of the BVI Act, be varied only with the consent in writing of, or pursuant to a resolution passed at a meeting by the holders of more than 50% of the issued shares of that class.

Limitations on the Rights to Own Ordinary Shares

There are no limitations under the BVI Act or imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares.

Provisions Affecting Any Change of Control

Anti-Takeover Provisions

Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable. Under the BVI Act there are no provisions, which specifically prevent the issuance of preferred shares or any such other “poison pill” measures. Our Memorandum and Articles of Association also do not contain any express prohibitions on the creation and issuance of any preferred shares. Therefore, provided a class of preferred shares has been created in our Memorandum and Articles of Association, the directors without the approval of the holders of Ordinary Shares may issue preferred shares that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, under British Virgin Islands law, our directors in the exercise of their powers granted to them under our Memorandum and Articles of Association and performance of their duties, are required to act honestly and in good faith in what the director believes to be in the best interests of our Company.

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Ownership Threshold

There are no provisions under the BVI Act applicable to us or under our Memorandum and Articles of Association that govern the ownership threshold above which shareholder ownership must be disclosed.

Differences Between the Law of Different Jurisdictions

The BVI Act and the laws of the British Virgin Islands affecting British Virgin Islands companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the British Virgin Islands applicable to us and the laws applicable to companies incorporated under the Delaware General Corporation Law in the United States and their shareholders.

Mergers and Similar Arrangements

The BVI Act provides for mergers as that expression is understood under US corporate law. Common law mergers are also permitted outside of the scope of the BVI Act. Under the BVI Act, two or more companies may either merge into one of such existing companies, or the surviving company, or consolidate with both existing companies ceasing to exist and forming a new company, or the consolidated company. The procedure for a merger or consolidation between the Company and another company (which need not be a BVI company, and which may be the Company’s parent, but need not be) is set out in the BVI Act. The directors of the BVI company or BVI companies which are to merge or consolidate must approve a written plan of merger or consolidation which must also be authorized by a resolution of members (and the outstanding shares of every class of shares that are entitled to vote on the merger or consolidation as a class if the memorandum articles of association so provide or if the plan of merger or consolidation contains any provisions that, if contained in a proposed amendment to the memorandum and articles of association, would entitle the class to vote on the proposed amendment as a class) of the shareholders of the BVI company or BVI companies which are to merge. A foreign company which is able under the laws of its foreign jurisdiction to participate in the merger or consolidation is required by the BVI Act to comply with the laws of that foreign jurisdiction in relation to the merger or consolidation. The Company must then execute articles of merger or consolidation, containing certain prescribed details. The plan and articles of merger or consolidation are then filed with the Registrar of Corporate Affairs in the BVI, or the “Registrar”. If the surviving company or the consolidated company is to be incorporated under the laws of a jurisdiction outside BVI, it shall file the additional instruments required under Section 174(2)(b) of the BVI Act. The Registrar then (if she is satisfied that the requirements of the BVI Act have been complied with) registers, in the case of a merger, the articles of merger and any amendment to the memorandum and articles of association of the surviving company and, in the case of a consolidation, the memorandum and articles of association of the new consolidated company and issues a certificate of merger or consolidation (which is conclusive evidence of compliance with all requirements of the BVI Act in respect of the merger or consolidation). The merger or consolidation is effective on the date that the articles of merger or consolidation are registered by the Registrar or on such subsequent date, not exceeding thirty days, as is stated in the articles of merger or consolidation but if the surviving company or the consolidated company is a company incorporated under the laws of a jurisdiction outside the BVI, the merger or consolidation is effective as provided by the laws of that other jurisdiction.

As soon as a merger or consolidation becomes effective (inter alia), (a) the surviving company or consolidated company (so far as is consistent with its amended memorandum and articles, as amended or established by the articles of association of merger or consolidation) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) the memorandum and articles of association of any surviving company are automatically amended to the extent, if any, that changes to its amended memorandum and articles of association are contained in the articles of merger; (c) assets of every description, including choses-in-action and the business of each of the constituent companies, immediately vests in the surviving company or consolidated company; (d) the surviving company or consolidated company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any shareholder, director, officer or agent thereof, is released or impaired by the merger or consolidation; and (f) no proceedings, whether civil or criminal, pending at the time of a merger or consolidation by or against a constituent company, or against any shareholder, director, officer or agent thereof, are abated or discontinued by the merger or consolidation, but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or consolidated company or against the shareholder, director, officer or agent thereof, as the case may be, or (ii) the surviving company or consolidated company may be substituted in the proceedings for a constituent company but if the surviving company or the consolidated company is incorporated under the laws of a jurisdiction outside the BVI, the effect of the merger or consolidation is the same as noted previously except in so far as the laws of the other jurisdiction otherwise provide.

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The Registrar shall strike off the register of companies each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation (save that this shall not apply to a foreign company).

If the directors determine it to be in the best interests of the Company, it is also possible for a merger to be approved as a court approved plan of arrangement or as a scheme of arrangement in accordance with (in each such case) the BVI Act. The convening of any necessary shareholders meetings and subsequently the arrangement must be authorized by the BVI court. A scheme of arrangement requires the approval of 75% of the votes of the shareholders or class of shareholders, as the case may be. If the effect of the scheme is different in relation to different shareholders, it may be necessary for them to vote separately in relation to the scheme, with it being required to secure the requisite approval level of each separate voting group. Under a plan of arrangement, a BVI court may determine what shareholder approvals are required and the manner of obtaining the approval.

Shareholders’ Suits

There are both statutory and common law remedies available to our shareholders as a matter of British Virgin Islands Law. These are summarized below:

Prejudiced Members

A shareholder who considers that the affairs of the Company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the Company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his shares be acquired, that he be provided compensation, that the BVI Court regulate the future conduct of the Company, or that any decision of the Company which contravenes the BVI Act or our Memorandum and Articles of Association be set aside.

Derivative Actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the BVI Court, bring an action in the name of the company in certain circumstances to redress any wrong done to it. Such actions are known as derivative actions. The BVI Court may only grant permission to bring a derivative action where the following circumstances apply:

●	the company does not intend to bring, diligently continue or defend or discontinue proceedings; and

●	it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

When considering whether to grant leave, the British Virgin Islands Court is also required to have regard to the following matters:

●	whether the shareholder is acting in good faith;

●	whether a derivative action is in the company’s best interests, taking into account the directors’ views on commercial matters;

●	whether the action is likely to proceed;

●	the cost of the proceedings in relation to the relief likely to be obtained; and

●	whether an alternative remedy is available.

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Just and Equitable Winding Up

In addition to the statutory remedies outlined above, shareholders can also petition the BVI Court for the winding up of a company under the BVI Insolvency Act, 2003 (as amended) for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is generally only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of Directors and Executive Officers and Limitation of Liability

Our Memorandum and Articles of Association provide that, subject to certain limitations, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

●	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

●	is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of our Memorandum and Articles of Association, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in Our Memorandum and Articles of Association

Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable. Under the BVI Act, there are no provisions which specifically prevent the issuance of preferred shares or any such other “poison pill” measures. Our Memorandum and Articles of Association also do not contain any express prohibitions on the creation and issuance of any preferred shares. Therefore, provided a class of preferred shares has been duly authorized and created and our Memorandum and Articles of Association (as further amended and restated) are filed with the Registrar, the directors without the approval of the holders of ordinary shares may issue preferred shares that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, under British Virgin Islands law, our directors in the exercise of their powers granted to them under our Memorandum and Articles of Association and performance of their duties, are required to act honestly and in good faith in what the director believes to be in the best interests of our Company.

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Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances.

Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under British Virgin Islands law, our directors owe fiduciary duties both at common law and under statute including, among others, a statutory duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, taking into account without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the company acts in a manner which contravenes the BVI Act or our Memorandum and Articles of Association. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.

Pursuant to the BVI Act and our Memorandum and Articles of Association, a director of the Company who has an interest in a transaction and who has declared such interest to the other directors, may:

●	(a) vote on a matter relating to the transaction;

●	(b) attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

●	(c) sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction.

In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, or proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, the British Virgin Islands Court may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the BVI Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the British Virgin Islands Court for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. British Virgin Islands law provides that, subject to the memorandum and articles of association of a company, an action that may be taken by members of the company at a meeting may also be taken by a resolution of members consented to in writing.

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Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. British Virgin Islands law and our Memorandum and Articles of Association allow our shareholders holding 30% or more of the votes of the issued and outstanding voting shares to requisition a shareholders’ meeting. There is no requirement under British Virgin Islands law to hold shareholders’ annual general meetings, but our Memorandum and Articles of Association do permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the British Virgin Islands law, our Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, directors can be removed from office, with or without cause, by a resolution of shareholders. Directors can also be removed from office with cause by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

Transactions With Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. British Virgin Islands law has no comparable statute and our Memorandum and Articles of Association fails to expressly provide for the same protection afforded by the Delaware business combination statute.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and our Memorandum and Articles of Association, we may appoint a voluntary liquidator by a resolution of the shareholders or directors, provided that the directors have made a declaration of solvency that the company is able to discharge its debts as they fall due and that the value of the company’s assets exceed its liabilities.

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Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our Company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by a majority of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class. For these purposes the creation, designation or issue of preferred shares with rights and privileges ranking in priority to an existing class of shares is deemed not to be a variation of the rights of such existing class and may in accordance with our Memorandum and Articles of Association be effected by resolution of directors without shareholder approval unless the terms of the existing class expressly provide that such an action will amount to a variation.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, our Memorandum and Articles of Association may be amended by a resolution of shareholders or by resolution of directors, save that no amendment may be made by resolution of directors (i) to restrict the rights or powers of the shareholders to amend the Memorandum and Articles of Association, (ii) to change the percentage of shareholders required to pass a resolution of shareholders to amend the Memorandum and Articles of Association, (iii) in circumstances where the Memorandum and Articles of Association cannot be amended by the shareholders, or (iv) to clauses 7, 8, 9 or 12 of our memorandum of association. An amendment is effective from the date it is registered at the Registry of Corporate Affairs in the British Virgin Islands.

Anti-Money Laundering Laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act (as revised). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Changes in Capital

Subject to the BVI Act and our Memorandum and Articles of Association, we may from time to time by resolution of our board of directors or resolution of members (as may be appropriate):

●	amend our memorandum to increase or decrease the maximum number of Ordinary Shares we are authorized to issue;

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●	divide our authorized and issued Ordinary Shares into a larger number of Ordinary Shares;

●	combine our authorized and issued Ordinary Shares into a smaller number of Ordinary Shares; and

●	create new classes of shares with preference to be determined by resolution of the board of directors to amend the memorandum and articles to create new classes of shares with such preferences at the time of authorization.

Preferred Shares

As all our current authorized share capital is designated as Ordinary Shares, a resolution of directors or shareholders resolution will be needed to amend the Company’s Memorandum and Articles to alter its authorized share capital if the Company decides to issue preferred shares and following such amendment to the Company’s memorandum and articles of association, a copy must be filed with the Registrar of Companies of the British Virgin Islands. After such resolution and amendment to the Company’s memorandum and articles of association in accordance with and following filing of the amended and restated memorandum and articles of association with the Registrar of Companies of the British Virgin Islands, the Board is empowered to allot and/or issue (with or without rights of renunciation), grant options over, offer or otherwise deal with or dispose of any unissued shares of the Company (whether forming part of the original or any increased share capital), either at a premium or at par, with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, on such terms and conditions, and at such times as the Board may decide and they may allot or otherwise dispose of them to such persons (including any director of the Board) on such terms and conditions and at such time as the Board may determine.

You should refer to the prospectus supplement relating to the series of preferred shares being offered for the specific terms of that series, including:

●	title of the series and the number of shares in the series;

●	the price at which the preferred shares will be offered;

●	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred shares being offered will cumulate;

●	the voting rights, if any, of the holders of preferred shares being offered;

●	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred shares being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

●	the liquidation preference per share;

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●	the terms and conditions, if applicable, upon which the preferred shares being offered will be convertible into our Ordinary Shares, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

●	any listing of the preferred shares being offered on any securities exchange;

●	a discussion of any material federal income tax considerations applicable to the preferred shares being offered;

●	any preemptive rights;

●	the relative ranking and preferences of the preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

●	any limitations on the issuance of any class or series of preferred shares ranking senior or equal to the series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

●	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the preferred shares will be fully paid and non-assessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred share terms selected by the Board could decrease the amount of earnings and assets available for distribution to holders of our Ordinary Shares or adversely affect the rights and power, including voting rights, of the holders of our Ordinary Shares without any further vote or action by the shareholders. The rights of holders of our Ordinary Shares may be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued by us in the future. The issuance of preferred shares could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

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Description of Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay the principal or premium, if any, when due and payable at maturity, upon redemption or repurchase or otherwise;

●	if we fail to pay interest when due and payable and our failure continues for certain days;

●	if we fail to observe or perform any other covenant contained in the Securities of a Series or in this Indenture, and our failure continues for certain days after we receive written notice from the trustee or holders of at least certain percentage in aggregate principal amount of the outstanding debt securities of the applicable series. The written notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default”;

●	if specified events of bankruptcy, insolvency or reorganization occur; and

●	if any other event of default provided with respect to securities of that series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate as defined in the Form of Indenture.

We covenant in the Form of Indenture to deliver a certificate to the trustee annually, within certain days after the close of the fiscal year, to show that we are in compliance with the terms of the indenture and that we have not defaulted under the indenture.

Nonetheless, if we issue debt securities, the terms of the debt securities and the final form of indenture will be provided in a prospectus supplement. Please refer to the prospectus supplement and the form of indenture attached thereto for the terms and conditions of the offered debt securities. The terms and conditions may or may not include whether or not we must furnish periodic evidence showing that an event of default does not exist or that we are in compliance with the terms of the indenture.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

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General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

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●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our Ordinary Shares, preferred shares or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

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●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

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Description of Warrants

We may issue warrants to purchase our Ordinary Shares, debt securities or any combination thereof. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of the warrant and/or warrant agreement, if any, which may include a form of warrant certificate, as applicable that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

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●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase the number of Ordinary Shares, preferred shares or debt securities of the relevant class or series at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase Ordinary Shares of the relevant class or series, holders of the warrants will not have any of the rights of holders of Ordinary Shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the Ordinary Shares purchasable upon exercise, if any.

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Description of Units

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

The provisions described in this section, as well as those described under “Description of Share Capital - Ordinary Shares and Preferred Shares”, “Description of Debt Securities”, and “Description of Warrants” will apply to each unit and to any Ordinary Share, preferred share, debt securities, or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

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Description of Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

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Transfer Agent and Registrar

Our transfer agent and registrar is Transhare Corporation, with its office located at 2849 Executive Drive, Suite 200, Clearwater, FL 33762.

NASDAQ Capital Market Listing

Our Ordinary Shares are listed on the NASDAQ Capital Market under the symbol “WNW.”

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PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

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Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our Ordinary Shares, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

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LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Hunter Taubman Fischer & Li LLC to the extent governed by the U.S. federal securities laws and the laws of the State of New York, by Conyers Dill & Pearman to the extent governed by the laws of the British Virgin Islands, and by Beijing Dacheng Law Offices, LLP (Fuzhou) to the extent governed by the laws of P.R. China. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The audited consolidated financial statements for each year of the three years period ended December 31, 2024, 2023 and 2022 have been audited by Enrome LLP, an independent registered public accounting firm, as set forth in their reports thereon, and are incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference, and are included in reliance upon such audit reports given on the authority of such firm as experts in accounting and auditing. The office of Enrome LLP is located at 143 Cecil Street #19-03/04, GB Building, Singapore 069542.

FINANCIAL INFORMATION

The consolidated financial statements for the years ended December 31, 2024, 2023 and 2022 are included in our Annual Report, filed on May 14, 2025, and are incorporated by reference into this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1)	the Company’s Annual Report on Form 20-F, for the fiscal year ended December 31, 2024, filed with the SEC on May 14, 2025; and

(2)	the Company’s Current Reports on Form 6-K, filed with the SEC on September 12, 2025 and November 5, 2025.

(3)	the description of our Ordinary Shares incorporated by reference in our registration statement on Form 8-A, as amended (File No. 001-39803) originally filed with the Commission on December 14, 2020, including any amendment and report subsequently filed for the purpose of updating that description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at Unit 304-3, No. 19, Wanghai Road, Siming District, Xiamen, Fujian, China 361000, Attn: Zhichao Yang, Tel: +86-755-85250400.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the British Virgin Islands as a business company and our affairs are governed by our amended and restated memorandum and articles of association and BVI Business Companies Act, Revised Edition 2020 (as amended), and the common law of the British Virgin Islands. We are incorporated under the laws of the British Virgin Islands because of certain benefits associated with being a British Virgin Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. The British Virgin Islands, however, has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States. Additionally, British Virgin Islands companies may not have standing to sue in the Federal courts of the United States.

Substantially all of our assets are located in China. In addition, all of our directors and officers are nationals or residents of China and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Puglisi & Associates as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Conyers Dill & Pearman, our counsel as to the laws of the BVI, has advised us that there is uncertainty as to whether the courts of the BVI would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers to impose liabilities predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in the BVI against us or our directors or officers predicated upon the federal securities laws of the United States or the securities law of any state in the United States. We have been advised by Conyers Dill & Pearman that although there is no statutory enforcement in the BVI of judgments obtained in the federal or state courts of the United States (and the BVI is not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the BVI would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the BVI, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the BVI, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the BVI, and (f) there is due compliance with the correct procedures under the laws of the BVI. However, the BVI courts are unlikely to enforce a punitive judgment of a United States court predicated upon the civil liability provisions of the federal securities laws in the United States without retrial on the merits if such judgment is determined by the courts of the BVI to give rise to obligations to make payments that may be regarded as fines, penalties or punitive in nature.

Our PRC counsel, Beijing Dacheng Law Office, LLP (Fuzhou), has further advised us that the recognition and enforcement of foreign judgments are regulated under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. There are no treaties or other forms of reciprocity between China and the United States for the mutual recognition and enforcement of court judgments. In addition, under PRC law, PRC courts will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of PRC law or national sovereignty, security or public interest, thus making the recognition and enforcement of a U.S. court judgment in China difficult.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Meiwu Technology Company Limited

6,999,996 Ordinary Shares and

Up to 83,999,952 Ordinary Shares Underlying the Warrants

(which contains a zero exercise price option)

PROSPECTUS SUPPLEMENT

Univest Securities, LLC

March 17, 2026